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                                                                    EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT

                            DATED DECEMBER 23, 1996

                                  by and among

                          RURAL CELLULAR CORPORATION,

                         UNITY CELLULAR SYSTEMS, INC.,

                            INTERCEL LICENSES, INC.

                                      and

                                 INTERCEL, INC.



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                               TABLE OF CONTENTS


ARTICLE 1:  PURCHASE OF ASSETS ............................................. 2

     1.1    Agreement to Purchase and Sell Assets of Seller ................ 2
     1.2    Excluded Assets ................................................ 5
     1.3    Agreement to Purchase and Seller Assets of Shareholder ......... 6
     1.4    Agreement to Purchase and Sell Assets of Licensee .............. 6
     1.5    Assets ......................................................... 6

ARTICLE 2:  PURCHASE PRICE AND WORKING CAPITAL ............................. 6

     2.1    Purchase Price ................................................. 6
     2.2    Allocation of Purchase Price ................................... 6
     2.3    Payment of Purchase Price ...................................... 7
     2.4    Adjustment to Purchase Price, Closing Schedules; Prorations .... 7

ARTICLE 3:  ASSUMPTION OF LIABILITIES ......................................10

     3.1    Limitation on Assumption of Liabilities ........................10
     3.2    Assumption of Certain Liabilities ..............................11

ARTICLE 4:  TITLE AND RISK OF LOSS .........................................12

     4.1    Title and Risk of Loss .........................................12

ARTICLE 5:  REPRESENTATIONS AND WARRANTIES OF SELLER, LICENSEE AND
            SHAREHOLDER ....................................................13

     5.1    Due Incorporation ..............................................13
     5.2    Due Authorization ..............................................13
     5.3    No Breach ......................................................14
     5.4    Clear Title ....................................................15
     5.5    Condition of Assets; Inventory .................................15
     5.6    Litigation .....................................................16
     5.7    Labor Matters ..................................................16
     5.8    Taxes ..........................................................17
     5.9    Employee Benefits ..............................................17
     5.10   Full Disclosure ................................................18
     5.11   Financial Statements ...........................................18
     5.12   Absence of Certain Developments ................................19
     5.13   Proprietary Rights and Software ................................20
     5.14   Compliance with Laws ...........................................21
     5.15   Operating Contracts and Customer Contracts .....................21
     5.16   Real Estate ....................................................22
     5.17   Receivables ....................................................28
     5.18   Books and Records ..............................................28


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
     5.19   Key Employees ..................................................29
     5.20   Licenses and Permits ...........................................29
     5.21   Sufficiency of Assets ..........................................29
     5.22   Other Material Contracts and Obligations .......................30
     5.23   Insolvency .....................................................31
     5.24   Shareholder ....................................................31
     5.25   Subsidiaries ...................................................31
     5.26   Customers ......................................................31
     5.27   Products Liability Claims ......................................31
     5.28   Insurance ......................................................32
     5.29   Brokers ........................................................32
     5.30   CGSA ...........................................................32
     5.31   Network ........................................................32
     5.32   Net Pops and Coverage ..........................................32
     5.33   Relationship with Related Persons ..............................33
     5.34   The Partnership ................................................33
     5.35   Seller's Partnership Capital Account ...........................34
     5.36   Exclusivity of Representations .................................34

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF PURCHASER ....................34

     6.1    Due Incorporation ..............................................34
     6.2    Due Authorization ..............................................35
     6.3    No Breach ......................................................35
     6.4    Full Disclosure ................................................36
     6.5    Qualifications of Purchaser ....................................36
     6.6    Brokers ........................................................36

ARTICLE 7:  PERFORMANCE BY SELLER, LICENSEE AND SHAREHOLDER PENDING
            CLOSING ........................................................36

     7.1    Access to Information ..........................................37
     7.2    Business As Usual ..............................................37
     7.3    Encumbrances ...................................................37
     7.4    Pay Increases ..................................................37
     7.5    Restrictions on New Contracts ..................................38
     7.6    Preservation of Business and Non-Solicitation of Employees .....38
     7.7    Payment and Performance of Obligations .........................38
     7.8    Restrictions on Sale of Assets .................................39
     7.9    Consents .......................................................39
     7.10   Capital Expenditures ...........................................39
     7.11   No Solicitation of Other Offers or Negotiation .................39
     7.12   Accounts Receivable ............................................39
     7.13   Inventory ......................................................40
     7.14   Insurance ......................................................40
     7.15   Filing Reports and Making Payments .............................40
     7.16   Environmental Assessments ......................................40
     7.17   Capital Expenditures ...........................................42


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
     7.18   Monthly Financials .............................................42
     7.19   COBRA ..........................................................42
     7.20   The Partnership ................................................43
     7.21   Construct Station ..............................................43
     7.22   Colicensed Sites ...............................................43

ARTICLE 8:  MUTUAL COVENANTS AND CONDITIONS PRECEDENT TO
            OBLIGATIONS ....................................................43

     8.1    Federal Communications Commission ..............................43
     8.2    Proceedings ....................................................43
     8.3    The Partnership ................................................44
     8.4    HSR Act ........................................................44
     8.5    Prompt Notice ..................................................44
     8.6    Mutual Covenants ...............................................45

ARTICLE 9:  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS ................45

     9.1    Accuracy of Representations and Warranties .....................45
     9.2    Compliance with Covenants and Agreements .......................45
     9.3    No Adverse Change ..............................................46
     9.4    Approval by Counsel ............................................46
     9.5    Consents and Approvals .........................................46
     9.6    Financing ......................................................46
     9.7    Survey .........................................................47
     9.8    Employee Stock Options .........................................47
     9.9    Leases .........................................................47
     9.10   Title Matters ..................................................47

ARTICLE 10: CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER, LICENSEE
            AND SHAREHOLDER ................................................49

     10.1   Accuracy of Representations and Warranties .....................49
     10.2   Compliance with Covenants and Agreements .......................49
     10.3   Approval by Counsel ............................................49
     10.4   Required Governmental Approvals ................................49
     10.5   Purchaser's Financing ..........................................49

ARTICLE 11: INDEMNIFICATION ................................................50

     11.1   Indemnification by Seller, Licensee and Shareholder ............50
     11.2   Indemnification by Purchaser ...................................52
     11.3   Procedure for Indemnification ..................................52
     11.4   Limitations ....................................................54
     11.5   Arbitration ....................................................54

ARTICLE 12: CLOSING ........................................................56

     12.1   Date of Closing ................................................56


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
     12.2   Documents to be Delivered by Seller, Licensee and Shareholder ..56
     12.3   Documents to be Delivered by Purchaser .........................59

ARTICLE 13: PERFORMANCE FOLLOWING THE DATE OF CLOSING ......................60

     13.1   Collection of Receivables ......................................60
     13.2   Further Acts and Assurances ....................................60
     13.3   Change of Name .................................................61
     13.4   Billing Services Provided by Shareholder .......................61
     13.5   Preservation of and Access to Records ..........................61

ARTICLE 14: TERMINATION ....................................................61

     14.1   Termination ....................................................61
     14.2   Cure by Seller, Licensee or Shareholder ........................62
     14.3   Return of Documents and Nondisclosure ..........................63

ARTICLE 15: MISCELLANEOUS ..................................................63

     15.1   Survival of Representations, Warranties and Covenants ..........63
     15.2   Brokers ........................................................63
     15.3   Cooperation ....................................................64
     15.4   Public Announcements ...........................................64
     15.5   Sales, Use and Deed Taxes ......................................64
     15.6   Break Up Fee ...................................................64
     15.7   Notices ........................................................64
     15.8   Entire Agreement ...............................................65
     15.9   Remedies Cumulative ............................................65
     15.10  Specific Performance ...........................................65
     15.11  Amendments .....................................................65
     15.12  Successors and Assigns .........................................65
     15.13  Costs ..........................................................66
     15.14  Governing Law ..................................................66
     15.15  Counterparts ...................................................66
     15.16  Headings .......................................................66
     15.17  Scope of Agreement .............................................66
     15.18  Number and Gender ..............................................66
     15.19  Knowledge ......................................................67
     15.20  Severability ...................................................67
     15.21  Parties in Interest ............................................67
     15.22  Waiver .........................................................67
     15.23  Other Acquisitions by Purchaser ................................67
     15.24  Construction ...................................................68


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                           ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 23rd day of December, 1996, by and among Rural Cellular Corporation, a Minnesota corporation (the "Purchaser"), Unity Cellular Systems, Inc., a Maine corporation (the "Seller" or "Unity"), InterCel Licenses, Inc., a Delaware corporation (the "Licensee"), and InterCel, Inc., a Delaware corporation (the "Shareholder").

        WHEREAS, Unity is engaged in the business of providing cellular telephone and related services in the Bangor, Maine MSA and Maine RSA 3 under the name "Unicel" and is the managing general partner (with a 51% interest) in Northern Maine Cellular Partnership, a Maine general partnership (the "Partnership"), which is engaged in the business of providing cellular telephone and related services in Maine RSA 2 under the name "Unicel" (which business of Unity and, subject to Section 2.1 below, the Partnership are collectively referred to as the "Business");

        WHEREAS, the Seller desires to sell and assign and Purchaser desires to purchase and assume, or cause one or more Affiliates (as hereinafter defined) of the Purchaser to assume certain obligations and purchase substantially all of the assets and rights of Seller, including, but not limited to, (i) the rights to use licenses held by Licensee to provide microwave and cellular service in the Bangor, Maine MSA and Maine RSA 3, (ii) the entire right, title and interest of Seller in and to the Partnership, (iii) the rights to provide management and other services to the Partnership, and (iv) certain liabilities incurred in the Business, on the terms and conditions set forth in this Agreement;

        WHEREAS, the Licensee desires to assign, and Purchaser desires to assume or cause one or more of its Affiliates to assume, certain assets of Licensee, including, but not limited to, the licenses held by Licensee to provide cellular and microwave service in the Bangor, Maine MSA and Maine RSA 3 and to provide microwave service in Maine RSA 2.

        WHEREAS, Shareholder is the owner of all of the issued and outstanding shares of each class and series of capital stock of Unity and Licensee (collectively, the "Shares"), and joins in this Agreement as a party for the purpose of (i) making certain representations, warranties, covenants and agreements regarding the Business, the Seller, the Licensee, the Partnership, the Assets (as hereinafter defined), the RSA 2 Assets (as hereinafter defined) and itself, and (ii) obligating itself to sell and assign to Purchaser or an Affiliate of Purchaser the assets and rights listed on Schedule 1.3; and

        WHEREAS, Licensee joins in this Agreement as a party for the purposes of
(i) obligating itself to sell and assign to Purchaser or an Affiliate of Purchaser such of the Licenses (as hereinafter defined) as are held by it and required to operate the Business together with such other


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assets and rights used in the Business, and listed on Schedule 1.4, and (ii)
making certain representations, warranties, covenants and agreements with respect to such Licenses, assets and rights listed on Schedule 1.4.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        ARTICLE 1:  PURCHASE OF ASSETS

        1.1 AGREEMENT TO PURCHASE AND SELL ASSETS OF SELLER. On the Date of Closing (as hereinafter defined), Purchaser agrees to purchase, or cause one or more Affiliates of Purchaser to which this Agreement has been assigned pursuant to Section 15.13 hereof to purchase, from Seller and Seller agrees to sell, assign, transfer, convey and deliver to Purchaser or to such Affiliate(s) of Purchaser, on the terms and subject to the conditions set forth in this Agreement, all of the assets, properties, contract rights, operations and business of Unity of every kind, nature and description whatsoever and wherever the same may be located (but excluding the assets specifically identified as "Excluded Assets" in Section 1.2 hereof). The assets, properties, contracts, operations and business to be purchased from and sold by Seller pursuant to this Agreement (collectively the "Unity Assets") include, without limitation:

                a. All of Seller's right, title and interest in and to any and all cell sites and other real property owned or leased by Seller together with all of Seller's right, title and interest, if any, in and to the improvements, fixtures, hereditaments and appurtenances thereto, including but not limited to that real property which is legally described on Schedule 1.1(a) hereto (the "Seller Real Estate");

                b. All of Seller's right, title and interest in and to any and all federal, state, foreign and common law trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade names, assumed names, logos, patents, patent applications, technology, know-how, trade secrets, processes, formulas, drawings, designs and similar intellectual property and proprietary rights of any kind, as well as Seller's transferable interests in any and all federal, state and foreign common law rights protecting the same, including, but not limited to, those proprietary rights described on Schedule 1.1(b) hereto (the "Proprietary Rights"), but excluding those listed on Schedule 1.2(c);

                c. All of Seller's right, title and interest in and to any and all equipment, machinery, cell site equipment, testing equipment, furniture, fixtures, furnishings, tooling,


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        personal property, shelving, patterns, molds, office equipment, computer hardware, trade fixtures, leasehold improvements, tools and other tangible personal property owned or leased by Seller, including, but not limited to, those items described in Schedule 1.1(c) hereto, together with any manufacturer, vendor or installer warranties thereon;

                d. All of Seller's right, title and interest in and to any vehicles, including, but not limited to, those vehicles described on
        Schedule 1.1(d) hereto (the "Vehicles");

                e. All of Seller's telephone numbers, telephone directory advertisements and NXX blocks, including but not limited to those items listed on Schedule 1.1(e);

                f. All of Seller's business records which relate to, arise from or which are used in connection with the operation of the Business, including, but not limited to, customer lists, lists of suppliers, accounting records (including work papers related thereto), correspondence, files, research data, advertising data, contracts and other records and information necessary or desirable for Purchaser to carry on the Business on and after the Date of Closing, whether held by Seller or by Shareholder on behalf of Seller or the Partnership;

                g. All of Seller's contract rights and benefits in and to the contracts (including contracts for provisions of services to customers ("Customer Contracts")), contracts in progress, commitments, leases, licenses and other agreements which relate to, arise from or are used in connection with the operation of the Business (including contracts, if any, between the Partnership and Seller) and any amendments thereto (collectively, other than Customer Contracts and other than leases, licenses and other agreements relating to or creating a leasehold interest or right to use the Real Estate governed pursuant to other provisions of this Agreement, the "Operating Contracts") in effect on the Date of Closing. Schedule 1.1(g) lists (x) all Operating Contracts which are in effect on the Date of Closing, which are material, in Seller's reasonable judgment, and (y) all agreements which by their terms require aggregate annual payments by any party thereto in excess of $12,000.00 or have a duration in excess of one (1) year after the date hereof. Schedule 1.1(g) describes for each of such contracts the contracting parties, date, title, and nature of contract;

                h. All of Seller's cellular and other governmental licenses, certificates, franchises, registrations, permits, consents and approvals or rights to use licenses, including, but not limited to, those described in Schedule 1.1(h) hereto (the "Licenses");

                i. All of Seller's prepaid expenses, credit memos and deposits, the categories of which are described in Schedule 1.1(i) hereto;

                j. All of Seller's office, shop and other supplies which are on hand as of the Date of Closing;


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                k. All of Seller's accounts receivable, notes receivable and other rights to the payment of money which remain uncollected on the Date of Closing, whether or not evidenced by a writing or reflected on the balance sheets to be delivered by Seller to Purchaser pursuant to Sections 5.11 and/or 7.18 hereof (the "Receivables");

                l. All of Seller's inventory which is on hand as of the Date of Closing, including raw materials, work in process and finished goods, the categories of such inventory together with their approximate aggregate value as set forth on the books of Seller as of November 30, 1996 are described in Schedule 1.1(l) hereto (the "Inventory");

                m. All of Seller's right, title and interest in and to the plans, specifications, blueprints, surveys, repair and operating manuals, warranties, guaranties, maintenance records, information regarding real estate taxes, assessments and/or insurance and other written information relating to any of the Assets or RSA 2 Assets (as hereinafter defined) or to the improvements on any parcel of Seller Real Estate or Partnership Real Estate (as hereinafter defined) as well as copies of the certificates of occupancy for such improvements, and Seller's custodial rights, to the extent transferable, to such documentation and information relating to RSA 2 Assets (as hereinafter defined) or Partnership Real Estate (as hereinafter defined);

                n. All of Seller's rights, in computer software and software program documentation in computer readable and hard-copy forms reasonably acceptable to Purchaser, (except for shrink-wrapped software), which will be transferred only to the extent transferable including, but not limited to, the software described in Schedule 1.1(n) hereto (the "Software");

                o. All of Seller's rights, if any, in and to any easements and permits, including, but not limited to, the easements and permits described in Schedule 1.1(o) hereto (the "Easements");

                p. All of Seller's rights and claims against third parties other than Purchaser or its Affiliates;

                q. All of Seller's supply of brochures, displays, models and other marketing materials on hand as of the Date of Closing, as well as the camera ready art, negatives, proofs and other reproduction materials for the same;

                r. All of Seller's goodwill as a going concern and other intangible personal property, to the extent transferable;

                s. Subject to Section 1.2(e) below, all of Seller's ownership interests in and other rights with respect to the Partnership (the "Partnership Interest");

                t. Cash of Seller in an amount equal to all deposits and all prepayments by customers of the Business for services to be rendered on and after the Date of Closing;


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                u. All accretions and additions to the Unity Assets that occur prior to the Date of Closing, less property disposed of or consumed in the ordinary course of business without breach of the terms of this Agreement prior to the Date of Closing; and

                v. All other assets and rights of Seller not specifically enumerated or excluded herein.

        1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, Purchaser will not purchase, and Seller will not sell, any of the following assets (the "Excluded Assets"):

                a. The corporate minute books, stock books and other corporate records of Seller having exclusively to do with the corporate organization and capitalization of Seller as well as Seller's tax records;

                b. All cash and cash equivalents of the Seller on hand or on deposit in bank accounts as of the Date of Closing in excess of an amount equal to customer deposits and prepayments for services to be rendered on and after the Date of Closing;

                c. Those assets listed on Schedule 1.2(c) hereto;

                d. Original insurance contracts that are not transferable to Purchaser on the Date of Closing as an insured; and

                e. The parties to this Agreement acknowledge that the transfer of the Partnership Interest is subject to the right of first refusal by Cellco Partnership as set forth in the Partnership Agreement, and the parties have made provision in Section 2.1 of this Agreement for a reduction in the consideration due to Seller if the Partnership Interest is not transferred at Closing. Accordingly, in the event the Purchase Price as defined in the first sentence of Section 2.1 is not paid, (i) every reference in this Agreement to the Business, Assets, Operating Contracts and Customer Contracts shall exclude the business of the Partnership, the Partnership Interest, the RSA 2 Assets, the Partnership Real Estate and the other contracts and assets of the Partnership, and every action or delivery to be taken or made at the Closing shall exclude the Partnership Interest, the RSA 2 Assets, the Partnership Real Estate and related rights and obligations, except for Seller's, Licensee's and Shareholder's interests in contracts with the Partnership, and (ii) each Schedule to this Agreement shall be deemed amended accordingly.

                f. Two (2) parcels of Seller Real Estate commonly known as 269 Western Avenue, Augusta, and 532 Main Street, Rockland, may be excluded from the Assets and the Purchase Price adjusted, as (but only as) provided in Sections 7.16(b) and 7.16(c) below.

        1.3 AGREEMENT TO PURCHASE AND SELL ASSETS OF SHAREHOLDER. On the Date of Closing, Purchaser agrees to purchase, or cause one or more Affiliates of Purchaser to which this


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Agreement has been assigned pursuant to Section 15.12 hereof to purchase, from
Shareholder and Shareholder agrees to sell, assign, transfer, convey and deliver to Purchase or such Affiliate(s) of Purchaser, on the terms and subject to the conditions set forth in this Agreement, all of the assets, properties, contracts, rights, operations and business of Shareholder listed on Schedule 1.3.

        1.4 AGREEMENT TO PURCHASE AND SELL ASSETS OF LICENSEE. On the Date of Closing, Purchaser agrees to purchase, or cause one or more Affiliates of Purchaser to which this Agreement has been assigned pursuant to Section 15.12 hereof to purchase, from Licensee and Licensee agrees to sell, assign, transfer, convey and deliver to Purchaser or such Affiliate(s) of Purchaser, on the terms and subject to the conditions set forth in this Agreement, all of the assets, properties, contract rights, operations and business of Licensee as listed on
Schedule 1.4.

        1.5 ASSETS. The Unity Assets, assets of Shareholder as defined in
Section 1.3 above and the assets of Licensee as described in Section 1.4 above all to be transferred to Purchaser or its Affiliates hereunder shall be referred to collectively as "Assets."

                 ARTICLE 2: PURCHASE PRICE AND WORKING CAPITAL

        2.1 PURCHASE PRICE. The purchase price for the Assets and the Agreement Not To Compete provided for in Section 12.2(m) hereof (the "Agreement Not to Compete") shall be the sum of Seventy-seven Million Three Hundred Fifty-five Thousand Two Hundred Fifty and 00/100 Dollars ($77,355,250.00) (the "Purchase Price"), subject to adjustment as provided herein. In the event that Cellco Partnership, a Delaware partnership ("Cellco"), elects to purchase all or any part of Unity's Partnership Interest, and Purchaser elects not to purchase the Partnership Interest because the entire Partnership Interest cannot be transferred to the Purchaser without the imposition of any adverse conditions or diminution in the rights associated with such Partnership Interest (including, but not limited to, the right to manage the Partnership), then the Purchase Price shall be reduced by the sum of Twelve Million Seven Hundred Sixty-two Thousand Seven Hundred Fifty and No/100 Dollars ($12,762,750.00). The Purchase Price, reduced pursuant to the preceding sentence, is referred to herein as the "Alternate Purchase Price."

        2.2 ALLOCATION OF PURCHASE PRICE. Purchaser shall, in a reasonable manner after appropriate consultation with Seller, determine the fair market value of the Assets and Purchaser shall allocate the Purchase Price or Alternate Purchase Price, as the case may be, among the Assets and the Agreement Not to Compete in accordance with said determination and Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Such allocation shall be communicated by Purchaser to Seller as soon as practical after it is available. The Purchaser, Seller, Shareholder and Licensee, as appropriate, shall file, in accordance with Section 1060 of the Code, an Asset Allocation Statement on Form 8594 (which conforms with such allocation) with


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its federal income tax return for the tax year in which the Date of Closing occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Purchase Price or Alternate Purchaser Price, as the case may be, which differs from the allocation determined by Purchaser hereunder.

        2.3 PAYMENT OF PURCHASE PRICE. An amount equal to ninety-three percent (93%) of the Purchase Price or Alternate Purchase Price, as the case may be (the "Cash Portion of the Purchase Price"), shall be paid by Purchaser to Seller by wire transfer of immediately available funds to Seller's designated account(s) on the Date of Closing. The balance of the Purchase Price or Alternate Purchase Price, as the case may be (the "Indemnity Fund"), shall be deposited on the Date of Closing with a financial institution which is reasonably acceptable to Purchaser and selected by Seller (the "Escrow Agent") to be held in escrow pursuant to a Post Closing Escrow Agreement in substantially the form of Exhibit D attached hereto (the "Post Closing Escrow Agreement"). The Indemnity Fund shall be held for a period of six (6) months after the Date of Closing, which period is subject to increase as provided for in Section 2.4(g) hereof (the "Hold Back Period"), to protect Purchaser with respect to (i) the matters as to which Seller, Shareholder and Licensee are required to indemnify Purchaser against hereunder pursuant to the provisions of ARTICLE 11 hereof, and (ii) any reduction in the Purchase Price or Alternate Purchase Price, as the case may be, pursuant to the provisions of Section 2.4 hereof. The Indemnity Fund, less (x) the amount of all claims validly made by the Purchaser for indemnification and determined to be payable pursuant to ARTICLE 11 hereof, (y) the amount of any reduction in the Purchase Price or Alternate Purchase Price, as the case may be, pursuant to the provisions of Section 2.4 hereof, and (z) any interest or income on the amounts specified in items (x) and (y), shall be paid to Seller together with any interest or income thereon on the business day immediately following the expiration of the Hold Back Period.

        2.4 ADJUSTMENT TO PURCHASE PRICE; CLOSING SCHEDULES; PRORATIONS.

                a. Within one hundred eighty (180) days following the Date of Closing and after appropriate consultation with Seller, Purchaser shall prepare or cause to be prepared and deliver to Seller a schedule of certain of the current assets of Unity transferred to Purchaser and certain of the current liabilities of Unity assumed by Purchaser, prepared as set forth herein (the "Unity Closing Schedule"). The Unity Closing Schedule shall be prepared as of the opening of business on the Date of Closing in accordance with generally accepted accounting principles and on a basis consistent with the procedures used in preparing the December 31, 1995 audited balance sheet of Unity identified on Schedule 5.11 hereto, but shall include only the following selected current assets, current liabilities and accruals:

                        (i) Only the following current assets of Unity shall be
                included in the Unity Closing Schedule (the "Scheduled Assets"):

                                (1) The Inventory which is on hand as of the
                        opening of business on the Date of Closing and which consists of reasonably current models, undamaged, and usable and saleable at customary prices in the ordinary course of business, valued in accordance with generally accepted accounting principles;

                                (2) The Receivables reflected on Seller's books
                        as of the Date of Closing which remain uncollected as of the opening of business on the Date of Closing, less an appropriate allowance for bad debts consistent with past practices of Seller; and

                                (3) Prepaid insurance and other prepaid expenses
                        which are transferable to and are transferred to Purchaser.

                        (ii) Only the following current liabilities of Unity
                shall be included in the Unity Closing Schedule (the "Scheduled Liabilities"):

                                (1) The trade accounts payable of Unity assumed
                        by the Purchaser pursuant to Section 3.2(a) hereof;

                                (2) The payroll related expenses assumed by the
                        Purchaser pursuant to Section 3.2(c) hereof;

                                (3) All accrued liabilities and operating
                        expenses of Seller and the Partnership described in
                        Section 2.4(a)(iii) hereof; and

                                (4) All liabilities assumed by Purchaser
                        pursuant to Sections 3.2(b), 3.2(e) and 3.2(f) hereof to the extent the same may be reflected on the opening balance sheets of Purchaser in accordance with generally accepted accounting principles consistently applied.

                        (iii) In addition, the Unity Closing Schedule shall
                reflect such adjustments as are necessary to fairly prorate operating expenses between Seller and Purchaser as of the opening of business on the Date of Closing, and appropriate adjustments to or eliminations of intercompany accounts.

                        (iv) In addition, the Closing Schedules for both Unity
                and the Partnership shall reflect adjustments arising out of breaches of the representation and warranties set forth in Sections 5.8, 5.12(h), 5.16(f) and (h) and 5.17.

                b. Within ninety (90) days following the Date of Closing, Purchaser shall prepare or cause to be prepared and delivered to Seller a schedule of all of the Partnership's current assets and all of the Partnership's current liabilities as of the opening of business on the Date of Closing (the "Partnership Closing Schedule"). The Partnership Closing Schedule shall be prepared in accordance with generally accepted accounting principals and on a basis consistent with the procedures used in preparing the December 31, 1995 audited balance sheet of the Partnership identified on Schedule
        5.11 hereto.

                c. The Unity Closing Schedule and the Partnership Closing Schedule (collectively, the "Closing Schedules") shall reflect such adjustments as are reasonably necessary to eliminate intercompany accounts. The Unity Closing Schedule shall not include or reflect any Excluded Assets or any liabilities of Unity which are not assumed by Purchaser, including any expenses or costs of Unity described in Section
        15.13. The Unity Closing Schedule shall reflect the Net Unity Scheduled Assets (i.e., Scheduled Assets less Scheduled Liabilities) for Unity and the Partnership Closing Schedule shall reflect the Net Partnership Scheduled Assets (i.e., current assets less current liabilities) of the Partnership, in each case adjusted as set forth above. In the event that Purchaser does not purchase the Partnership Interest, the Partnership Closing Schedule need not be prepared.

                d. After Seller's receipt of the Closing Schedules, Seller shall have thirty (30) days within which to review and confirm the accuracy of the Closing Schedules. Purchaser shall allow Seller and its representatives to review such books, records and documents, including work papers, as may be reasonably necessary or helpful for Seller to determine the accuracy of the Closing Schedules. In the event the Seller disagrees in good faith with any aspect of the Closing Schedules, Seller shall, within the thirty (30) day review period, notify Purchaser in writing of the disagreement, specifying the item or items in question and the nature of the disagreement and the amount of any proposed good faith adjustments thereto. If Seller fails to give such notice to Purchaser of an objection or the intention of making such an objection within the specified period, then Seller shall be deemed to have accepted the Closing Schedules. If, however, Seller gives such notice to Purchaser and Purchaser does not accept any of the Seller's proposed adjustments, Purchaser shall notify Seller in writing of the same within fifteen (15) days of Purchaser's receipt of Seller's proposed adjustments. Purchaser's failure to object to Seller's proposed adjustments within the specified period shall be deemed to constitute acceptance of Seller's proposed adjustments and such adjustments shall be deemed to be incorporated into the Closing Schedules.

                e. In the event that Purchaser does not accept any of the Seller's proposed adjustments, any outstanding issues not resolved through negotiations in good faith within ten (10) business days after Purchaser's notice to Seller shall be resolved through arbitration as set forth in Section 11.5 hereof.

                f. As soon as the final Closing Schedules have been approved by the parties or prepared at the direction of the arbitrators, as the case may be, the Purchase Price or Alternate Purchase Price, as the case may be, shall be adjusted downward, on a dollar for dollar basis, as follows: To the extent that the Net Unity Scheduled Assets plus fifty-one percent (51%) of the Net Partnership Scheduled Assets is less than zero (0), the Purchase Price or Alternate Purchase Price, as the case may be shall be adjusted downward dollar for dollar by the amount of any such deficit, and Purchaser and Seller shall instruct the Escrow Agent to distribute to the Purchaser that portion of the Indemnity Fund equal to the deficit together with any interest or income thereon. In the event that the parties agree on the final Closing Schedules or receive the arbitrators' final decision after the first anniversary of the Date of Closing, Seller or Shareholder shall pay to Purchaser an amount equal to the downward adjustment together with interest from the Date of Closing to the end of the escrow period at the rate earned on the escrow funds and from the end of the escrow period to the date of payment at the rate of 7.5% per annum. Such distribution or payment pursuant to this Subsection 2.4(f) shall be Purchaser's exclusive remedy on account of the deficit, provided, however, that the rights and remedies for breaches of the representations, warranties and covenants set forth in this Agreement shall not thereby be diminished.

                g. If arbitration is used to resolve any issue hereunder and if the time period to complete the arbitration process will end more than six (6) months after the Date of Closing, the expiration of the Hold Back Period shall be extended to the date ten (10) business days after the arbitrators' final decision is delivered to Purchaser and Seller but in no event shall such period be extended past the first anniversary of the Date of Closing.

                      ARTICLE 3: ASSUMPTION OF LIABILITIES

        3.1 LIMITATION ON ASSUMPTION OF LIABILITIES. Except as specifically set forth in Section 3.2 hereof, Seller, Shareholder and Licensee shall transfer the Assets to Purchaser on the Date of Closing free and clear of all Encumbrances (as hereinafter defined) other than Permitted Encumbrances (as hereinafter defined), and Purchaser shall not, by virtue of its purchase of the Assets, assume or become responsible for any debts, liabilities or obligations of Seller, Shareholder or Licensee, whether fixed, contingent, known, unknown or otherwise.

        3.2 ASSUMPTION OF CERTAIN LIABILITIES. Notwithstanding the provisions of
Section 3.1 hereof to the contrary, Purchaser covenants and agrees that on the Date of Closing, it shall execute and deliver to Seller an Assumption Agreement in substantially the form of Exhibit A hereto (the "Assumption Agreement"), pursuant to which it will assume and agree to perform and discharge the following debts, liabilities and obligations of Seller:

                a. All of Unity's trade accounts payable (being maintained by Unity consistent with its past practices) arising out of the operation of the Business in the ordinary course of business which (i) are reflected on Unity's books and records as of the Date of Closing and (ii) remain unpaid as of the opening of business on the Date of Closing;

                b. All debts, liabilities and obligations of Unity arising under the Operating Contracts (i) which are listed on Schedule 1.1(g), or (ii) which require aggregate annual payments of less than $12,000.00 or which have a duration of less than one year after the date of this Agreement except that Purchaser does not assume any liabilities for products sold or services rendered in connection with the operation of the Business under such Operating Contracts prior to the Date of Closing provided that liabilities assumed hereunder are only assumed to the extent they accrue after the Date of Closing and are not attributable to any default of Seller thereunder, except for trade payables assumed pursuant to subsection (a), above;

                c. All amounts accrued as of the opening of business on the Date of Closing for wages, salary and benefits, including vacation and sick leave, payable to those employees of Seller who provide services in connection with the operation of the Business and who are employed by the Purchaser on the Date of Closing;

                d. Unity's obligation to provide cellular telephone and related services to its customers in accord with the Customer Contracts in effect on and after the Date of Closing; and

                e. INTENTIONALLY OMITTED

                f. All liabilities and obligations of Seller for Seller Leased Real Estate or in respect of Permitted Encumbrances listed on Schedule 5.16(d), including, without limitation, Encumbrances or Permitted Encumbrances in respect of or relating to Seller Real Estate, but only to the extent that said liabilities and obligations accrue following the Date of Closing and are not attributable to any default of Seller thereunder.

                g. Obligations of the Seller under the Partnership Agreement, but only to the extent they accrue after the Date of Closing and are not attributable to any default of Seller thereunder.

                       ARTICLE 4: TITLE AND RISK OF LOSS

        4.1 TITLE AND RISK OF LOSS.

                a. Seller, Licensee and Shareholder shall bear all costs and expenses and assume and bear all risk of loss, damage or destruction of or to the Assets due to theft, expropriation, seizure, destruction, damage, fire, earthquake, flood or other cause or casualty until title thereto is passed to Purchaser at the Closing (as hereinafter defined).

                b. If, after September 30, 1996 but prior to the Date of Closing, any material Assets shall have suffered, sustained or incurred any material loss, damage or destruction, including, without limitation, any environmental contamination or pollution, and Seller shall not have elected at its sole option and expense to wholly repair or replace and has not repaired or replaced the Assets which suffered, sustained or incurred the material loss, damage or destruction on or before the Date of Closing with assets which are as nearly identical as practicable in value, form and function, Purchaser shall have the right, at its sole discretion and election, to either (i) terminate this Agreement, or (ii) complete the purchase contemplated by this Agreement, in which event:

                        (x) Seller shall assign and transfer to Purchaser and
                Purchaser shall be entitled to receive all insurance proceeds (including any business interruption insurance proceeds relating to periods following the Closing) and other compensation collected by reason of such loss, damage or destruction, together with any rights to receive any uncollected insurance proceeds or other compensation relating to such loss, damage or destruction and an amount equal to the sum of the aggregate amount of any applicable deductibles under any insurance policies covering the lost, damaged or destroyed Assets plus any self- insured retentions; or

                        (y) Purchaser shall be entitled to reduce the Purchase
                Price or Alternate Purchase Price, as the case may be, by an amount equal to the lesser of the cost of repair, or the replacement cost of the Asset; or

                        (z) Purchaser shall be entitled to utilize alternatives
                (x) and (y) concurrently but not with respect to any single
                Asset.

        If Purchaser elects to complete the purchase contemplated hereby notwithstanding any such loss, damage or destruction, and if Seller assigns such insurance proceeds and other compensation and any other rights thereto to Purchaser, then Seller shall be released from any and all liability or responsibility with respect to such loss, damage or destruction, but shall reasonably cooperate with Purchaser, at no cost or expense to Purchaser, in collecting all insurance proceeds and other compensation with respect thereto. The Purchase Price or Alternate Purchase Price, as the case may be, in such event shall be reduced by the amount of any deductible amounts under such insurance policies and self-insured retentions which are not paid by Seller to Purchaser.

       ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF SELLER, LICENSEE AND
                                  SHAREHOLDER

        As an inducement for Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, intending that Purchaser rely thereon in entering into and performing this Agreement, Seller, Licensee (to the extent a representation or warranty relates to the assets set forth on Schedule 1.4, Licensee or its properties, assets, revenues, business, operations, financial condition or prospects) and Shareholder jointly and severally warrant and represent to Purchaser that each and all of the following are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects at and as of the Closing:

        5.1 DUE INCORPORATION. Unity, Licensee and Shareholder are each corporations which are duly organized, validly existing and in good standing under the laws of the States of Maine, Delaware and Delaware, respectively, and have all requisite power and authority, corporate and otherwise, to own, operate and lease their respective properties and assets and, respectively, to conduct the Business as it is now being conducted, to hold the Licenses and to hold the Shares. Unity, Licensee and Shareholder are each duly qualified to transact business as foreign corporations and are in good standing under the laws of every state or jurisdiction in which the nature of their respective activities or of their respective properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have an adverse effect in an aggregate amount in excess of $25,000.00 on the properties, assets, revenues, business, operations, financial condition or prospects of Unity, Licensee, Shareholder, Partnership and/or the Business (a "Material Adverse Effect"). Neither Seller nor the Partnership is subject to any agreement, commitment or understanding which materially restricts or may materially restrict the conduct of the Business in any jurisdiction or location.

        5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by any of Seller, Licensee or Shareholder pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller, Licensee or Shareholder, as appropriate. The respective obligations of Unity, Licensee and Shareholder hereunder and thereunder are or will be upon such execution or delivery valid and legally binding, and this Agreement and the documents, instruments and agreements to be executed and/or delivered by Unity, Licensee and/or Shareholder pursuant to this Agreement are or will be upon such execution and delivery enforceable against Unity, Licensee and Shareholder, as applicable, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, among others, limitations on the availability of equitable remedies.

        5.3 NO BREACH. Unity, Licensee and Shareholder each have full corporate power and authority to sell, assign, transfer, convey and deliver to Purchaser the Assets to be sold hereunder and to otherwise perform their respective obligations under this Agreement and the documents, instruments and agreements to be executed and/or delivered by them pursuant hereto, in each case except as provided in Schedule 5.3. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by any of Seller, Licensee or Shareholder pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of any of Seller, Licensee, Shareholder or the Partnership other than as set forth in Section 8.3; (ii) violate any applicable law, statute, ordinance, rule, regulation, code, license, certificate, franchise, permit, writ, ruling, award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order (collectively "Applicable Laws") issued, enacted, entered or deemed applicable by any court or any other federal, state, county, municipal or other governmental department, commission, board, agency or instrumentality, whether domestic or foreign (collectively a "Governmental Authority"), having jurisdiction over any of Seller, Licensee, Shareholder, the Partnership or any of their respective properties or assets; (iii) except as provided in Schedule
5.3 hereto, require any filing with, permit from, consent or approval of, or the giving of any notice to, any Governmental Authority or any third party; (iv) except as provided in Schedule 5.3 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement or other instrument or obligation to which any of Seller, Licensee, Shareholder or the Partnership is a party, or by which it or any of its respective properties or assets may be bound, including the Operating Contracts, the RSA 2 Contracts (as hereinafter defined) and the Partnership Agreement; or (v) result in the creation or imposition of any Encumbrance, except for Permitted Encumbrances, on any of the Assets or on any of the Partnership's properties and assets (the "RSA 2 Assets"), excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches, defaults, and Encumbrances which, and filings, notices, permits, consents and approvals the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the Closing.

        5.4 CLEAR TITLE. On the Date of Closing, Seller, Licensee and Shareholder will convey to Purchaser good and marketable title to all of the Assets (excluding, however, for purposes of this Section 5.4, the Seller Real Estate and Partnership Real Estate which is covered by Section 5.16 of this Agreement), free and clear of any and all liens, encumbrances, security devices, security interests, financing statements, mortgages, pledges, conditional sales agreements, factor's liens, environmental liens, charges, leases, leasehold interests, licenses, sales taxes, use taxes, tax claims, judgments, restrictions, covenants, easements, attachments, equities, liabilities or claims of any kind, nature or description whatsoever (collectively "Encumbrances"), except (i) Encumbrances for current taxes not yet due and payable, (ii) minor Encumbrances incurred in the ordinary course of business which in the aggregate do not materially impair the value or use of the Assets in a manner consistent with their present use, and (iii) the Encumbrances described in Schedule 5.4; provided, however, that the Seller Real Estate may be subject to the Permitted Encumbrances as set forth in Section 5.16(d) below. Except as described in
Schedule 5.4 hereto, on the Date of Closing, the Partnership will hold good and marketable title to all of the RSA 2 Assets free and clear of any and all Encumbrances, except (i) Encumbrances for current taxes not yet due and payable,
(ii) minor Encumbrances incurred in the ordinary course of business which in the aggregate do not materially impair the value or use of the Assets in a manner consistent with their present use, and (iii) the Encumbrances described in
Schedule 5.4; provided, however, that the Partnership Real Estate may also be subject to the Permitted Encumbrances as set forth in Section 5.16 below.

        5.5 CONDITION OF ASSETS; Inventory. All of the Assets to be purchased and sold hereunder and all of the RSA 2 Assets (i) have been maintained in all material respects in accordance with general industry practices, (ii) are in good operating condition and repair, subject only to ordinary wear and tear, and
(iii) are usable and fit in all material respects in accordance with general industry practices for their intended purpose. Seller, Licensee and Shareholder shall use their respective reasonable efforts and shall cooperate with Purchaser with respect to the transfer to Purchaser of all existing manufacturers', vendors', installers' or other warranties for the Assets which are in effect as of the Date of Closing.

        All of the Inventory being purchased and sold hereunder and all inventory of the Partnership, including raw materials, work in process and finished goods (the "RSA 2 Inventory"), consists of items which are reasonably current models, undamaged and of a type and quantity saleable at customary prices in the ordinary course of business. The Inventory and the RSA 2 Inventory have been purchased in the ordinary course of business and are consistent, in the reasonable judgment of Seller and Shareholder, with the anticipated requirements of the Business, and the volume of purchases thereof and of orders therefor have not been reduced or increased in anticipation of the consummation of the transactions contemplated hereby.

        5.6 LITIGATION. Except as described in Schedule 5.6 hereto, there are no claims, demands, actions, suits or other proceedings at law or in equity which are pending or, to the knowledge of Seller, Licensee or Shareholder, no pending or threatened investigations, nor claims, demands, actions, suits or other proceedings at law or in equity which are threatened against or affecting any of Seller, the Partnership, the Assets, the RSA 2 Assets, the Business, or Licensee or Shareholder with respect to the Business before or by any court, Governmental Authority or other person or entity wherein an unfavorable decision, ruling or finding could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of any of Seller, Licensee and Shareholder to consummate the transactions contemplated hereby. Except as provided in Schedule 5.6 hereto, neither the Partnership nor any of Seller, Licensee and Shareholder is a party to or subject to the provisions of any writ, ruling, award, executive order, directive, requirement, injunction (whether temporary, preliminary or permanent), judgment, decree or other order issued, enacted, entered or deemed applicable by any court or other Governmental Authority which could, individually or in the aggregate, have a Material Adverse Effect or impair the ability of any of Seller, Licensee and Shareholder to consummate the transactions contemplated hereby.

        5.7 LABOR MATTERS. There are no pending or, to the knowledge of Seller, Licensee or Shareholder, threatened labor disputes, disturbances, claims, grievances, arbitrations or other proceedings of any character with respect to the Business and the employees of Seller and/or the Partnership, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as described in Schedule 5.7 hereto, with respect to the Business and the employees of Seller and/or the Partnership, none of the Seller, Licensee and Shareholder or the Partnership is a party to any collective bargaining agreement or is obligated to contribute, currently or as a result of any withdrawal, with respect to any pension or health or welfare fund pursuant to any collective bargaining agreement or otherwise. In addition, except as described in Schedule 5.7 hereto, during the last three (3) years with respect to the Business and the employees of Seller and/or the Partnership:

                a. None of Seller, Licensee and Shareholder or the Partnership has been involved in any discussion with any unit or group of employees seeking to become the bargaining unit for any of its employees nor, to the knowledge of Seller, Licensee or Shareholder, has there been any threat of such discussions;

                b. None of Seller, Licensee or Shareholder or the Partnership has experienced any work stoppages, walkouts, strikes or other material labor disputes, disturbances or proceedings; and

                c. No claims have been made against any of Seller, Licensee, Shareholder or the Partnership by any former or present employee who worked in the Business based on employment discrimination, wrongful discharge or unfair labor practices.

        5.8 TAXES. Except as set forth on Schedule 5.8 hereto, all federal, state, county, local and foreign income, ad valorem, excise, transfer, sales and use, gross receipts, gross revenue, withholding, franchise, payroll, property, Social Security, unemployment, customs, duties and other taxes (including any interest and penalties relating thereto) and assessments of any kind whatsoever (collectively "Taxes") attributable to the Assets, the RSA 2 Assets and/or the Business which are due and payable by any of Seller, Licensee, Shareholder and/or the Partnership have been duly reported, fully paid and discharged as reported and there are no unpaid Taxes currently due and payable which are or could become an Encumbrance on any of the Assets or RSA 2 Assets. Except as set forth on Schedule 5.8 hereto, all tax returns and other documents of every kind required to be filed by or on behalf of Seller, Licensee, Shareholder and/or the Partnership with respect to the Business and operations of Seller and the Partnership have been timely filed on or before their due dates with the appropriate Governmental Authority and the taxes shown thereon as due have been timely paid and all such tax returns filed by or on behalf of Seller and the Partnership have been accurately prepared and have been made on a proper basis. Where required, timely estimated payments or installment payments of tax liabilities have been made to each appropriate Governmental Authority in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto. None of Seller, Licensee, Shareholder or the Partnership has waived any restrictions on assessment or collection of any Taxes or consented to the extension of any statute of limitations relating to any Taxes with respect to the Business or operations of Seller and/or the Partnership.

        5.9 EMPLOYEE BENEFITS. Except as described in Schedule 5.9 hereto with respect to the Business or the employees of the Seller and/or the Partnership, neither Seller nor the Partnership maintains or contributes to any bonus, stock option, restricted stock, stock purchase, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health or life insurance, death benefit, incentive or other compensation or retirement plans, policies, arrangements or agreements which are currently in effect. Without limiting the generality of the foregoing provision of this Section, except as described in Schedule 5.9 hereto, there are no pension plans, welfare plans or employee benefit plans qualified under Section 401(a) of the Code to which any of Seller, Licensee, Shareholder or the Partnership are/is required to contribute. Except as described in Schedule 5.9 hereto or reflected on the Closing Schedules, none of Seller, Licensee, Shareholder or the Partnership has or will have any unfunded liability for services rendered in connection with the Business as of the Date of Closing under any pension, profit sharing, medical benefit or disability plan or any other similar plan and the Purchaser will not incur any liability under any such plans as a result of the consummation of the transactions contemplated hereby. None of Seller, Licensee, Shareholder or the Partnership or any of their respective "subsidiaries" contributes to or has any liability (including but not limited to withdrawal liability) with respect to any multi-employer plan. For purposes of this Section, "subsidiaries" shall include all corporations and all trades or businesses (whether or not incorporated) which may be liable for any income tax, loss of tax deduction, excise taxes, penalties or other similar consequences under the Employee Retirement Income Security Act of 1974, as amended, or under the Code by reason of its ownership affiliation with any of Seller, Licensee, Shareholder or the Partnership. Schedule 5.9 hereto describes all grants of option for shares of common stock of Shareholder pursuant to the 1995 Employee Restricted Stock Plan or the 1991 Employee Stock Option Plan or otherwise held by each of the current employees of Seller or the Partnership who perform services in connection with the Business.

        5.10 FULL DISCLOSURE. No representation or warranty made by Seller, Licensee or Shareholder in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit, to state a material fact necessary to make the statements contained herein and therein not misleading. All written information and materials provided by or on behalf of Seller, Licensee or Shareholder to the Purchaser or its agents or employees in connection with Purchaser's examination of the Business, Assets and RSA 2 Assets have in each case, been true and correct in all material respects or have fairly summarized or described the subject matter of the writing in light of the information made available to Purchaser.

        5.11 FINANCIAL STATEMENTS. Shareholder has furnished true and correct copies of the financial statements identified in Schedule 5.11 hereto to Purchaser. All of said financial statements, including any notes thereto, fairly present the financial position and condition of Unity and the Partnership as of their respective dates and the results of their respective operations for the periods covered in accordance with generally accepted accounting principles applied on a basis consistent with that of periods; provided, however, that the unaudited financial statements do not contain the footnotes required by generally accepted accounting principles, are condensed and are subject to year end audit adjustments which are of normal size and type. Subsequent to the respective dates of said financial statements, there have been no material adverse changes in the properties, assets, liabilities, revenues, expenses, operations, financial condition or prospects of Unity, the Partnership and/or Business taken as a whole from that reflected in said financial statements or the Schedules to this Agreement. Except for debts, liabilities and obligations
(i) reflected or reserved against in the balance sheets of Unity and the Partnership as of September 30, 1996 (the "Balance Sheet Date") or in the notes thereto, (ii) incurred in the ordinary course of business since the Balance Sheet Date, and/or (iii) described on Schedule 5.11(iii) hereto, neither Unity nor the Partnership has any debts, liabilities or obligations of any nature, whether secured, unsecured, known, unknown, accrued, absolute, fixed, contingent or otherwise, whether due or to become due which are material, individually or in the aggregate.

        5.12 ABSENCE OF CERTAIN DEVELOPMENTS. Except for the transactions contemplated by this Agreement or as otherwise set forth on Schedule 5.12 hereto, since the Balance Sheet Date, Seller, Licensee, Shareholder and the Partnership have conducted the Business only in the ordinary course and have not:

                a. Sold, assigned or otherwise transferred any properties or assets with an individual or aggregate value in excess of $10,000, except in the ordinary course of business;

                b. Suffered any material loss or waived or released any material right or claim, whether or not in the ordinary course of business;

                c. Suffered, sustained or incurred any material damage, destruction or casualty loss to any properties or assets, whether or not covered by insurance;

                d. Engaged in any transaction not in the ordinary course of business;

                e. Made any capital expenditure exceeding $10,000 individually or $25,000 in the aggregate, except in the ordinary course of business;

                f. Mortgaged, pledged or otherwise encumbered any of its properties or assets, whether or not in the ordinary course of business;

                g. Incurred any debts, liabilities or obligations, absolute or contingent, known or unknown in an aggregate amount in excess of $12,000.00, except current liabilities incurred in the ordinary course of business;

                h. Declared, set aside or paid a dividend or other distribution with respect to any class or series of capital stock of Seller, or directly or indirectly redeemed, purchased or otherwise acquired any shares of any class or series of its capital stock or made any distribution of Partnership assets or cash to the partners of the Partnership;

                i. Other than in ordinary course of business, increased the salary, wage or other compensation or level of benefits payable or to become payable by any of the Seller or the Partnership to any of their respective officers, directors, employees or agents, except as provided in Schedule 5.19;

                j. Loaned money to any person or entity, or guaranteed any loan to any person or entity, whether or not in the ordinary course of business other than Accounts Receivable in the ordinary course of business;

                k. Except as described in Schedules 1.1(g) or 5.15 hereto, amended or terminated any of the Operating Contracts, RSA 2 Contracts (as hereinafter defined), Licenses or RSA 2 Licenses (as hereinafter defined), except in the ordinary course of business;

                l. Changed accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates);

                m. Suffered, sustained or incurred any Material Adverse Effect in the properties, assets, revenues, business, operations, financial condition or prospects of any of the Seller, Licensee or the Partnership;

                n. Received notice from any customer, supplier, vendor, Governmental Authority or any other person or entity which could reasonably be expected to have, give rise to or result in a Material Adverse Effect; or

                o. Entered into any agreement or understanding to do any of the foregoing.

        5.13 PROPRIETARY RIGHTS AND SOFTWARE. The Proprietary Rights listed on
Schedule 1.1(b) hereto include all of the federal, state, foreign and common law trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade names, assumed names, logos, patents, patent applications, technology, know-how, trade secrets, processes, formulas, drawings, designs and other similar intellectual property and/or proprietary rights of any kind (collectively "Intellectual Property") used by Seller, Licensee, Shareholder and/or the Partnership, other than Excluded Assets, in connection with the operation of the Business, whether owned by Unity, Licensee or Shareholder, all of which will be transferred to Purchaser on Date of Closing. All Intellectual Property owned or used by the Partnership in connection with the operation of the Business is listed on Schedule 5.13 hereto (the "RSA 2 Proprietary Rights"). There is no Intellectual Property used in connection with the operation of the Business which is not listed on Schedules 1.1(b) and/or 5.15 hereto and which will not be transferred to the Purchaser or retained by the Partnership on the Date of Closing. Schedule 1.1(n) hereto contains a list of all of the computer software and software programs used by Seller, Licensee, Shareholder or the Partnership in the conduct of the Business and identifies which such software and software documentation will be transferred to Purchaser on the Date of Closing (except for shrink-wrapped software, which will be transferred only to the extent transferable). None of Seller, Licensee and Shareholder have knowledge of any asserted claim that the operations of the Business or the possession or use in the Business of any of the Assets or RSA 2 Assets, including the Proprietary Rights, RSA 2 Proprietary Rights and/or Software, infringes any Intellectual Property rights of another; Seller, Licensee and Shareholder have no reason to believe that the operation of the Business or the possession or use in connection with the operation of the Business of any of the Assets or RSA 2 Assets, including the Proprietary Rights, RSA 2 Proprietary Rights and/or Software, infringes any valid and enforceable Intellectual Property rights of another; Seller and the Partnership have the right to use all of the Proprietary Rights and RSA 2 Proprietary Rights, respectively; neither Seller nor the Partnership has entered into any agreements, contracts or licenses that would impair their rights to transfer their rights in and to the Proprietary Rights, RSA 2 Proprietary Rights and/or Software to Purchaser; Seller, Licensee and Shareholder have no reason to believe that any of the Proprietary Rights or RSA 2 Proprietary Rights are, or are claimed to be, invalid; and, except as provided in Schedules 1.1(n) or 5.13 hereto, none of Seller, Licensee, Shareholder or the Partnership are obligated under any license, agreement or otherwise to pay royalties, fees or other payments with respect to any of the Proprietary Rights or RSA 2 Proprietary Rights and/or Software. Except as provided in Schedule 5.3 hereto, the sale and/or assignment of the Proprietary Rights and Software and the right to use the same to Purchaser on the Date of Closing does not require any filing with, permit from, consent or approval of, or the giving of any notice to, any Governmental Authority or any third party.

        5.14 COMPLIANCE WITH LAWS. The Business has been operated and the Assets and RSA 2 Assets, have been used in compliance with all requirements of insurance carriers, the Licenses, the RSA 2 Licenses and of all Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority having jurisdiction over Seller, Licensee, Shareholder and/or the Partnership or any of their respective properties or assets, including full compliance with the terms and conditions in all Federal Aviation Administration determinations of no hazard to air traffic safety relating to any tower or other structure on which any antennas of any of the Seller, Licensee, Shareholder or the Partnership are mounted, except where failure to comply would not have a Material Adverse Effect on the Business; and none of Seller, Licensee, Shareholder or the Partnership has received any actual notice of, and has no reasonable basis to anticipate that any presently existing circumstances are likely to result in, any violation of a material nature of any Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority respecting the Assets, the RSA 2 Assets or the Business.

        5.15 OPERATING CONTRACTS AND CUSTOMER CONTRACTS. Schedule 1.1(g) hereto includes (i) all material contracts, commitments, leases, licenses and other agreements of Unity, Licensee and/or Shareholder which relate to or are used in connection with the operation of the Business, and (ii) all contracts which require aggregate annual payments by any party thereto in excess of $12,000.00 or expire automatically or with notice more than one (1) year after the date hereof. Schedule 5.15 hereto includes (i) all material contracts, commitments, leases, licenses and other agreements to which the Partnership is a party, and
(ii) all contracts which require aggregate annual payments by any party thereto in excess of $12,000.00 or expire automatically or with notice more than one (1) year after the date hereof (the "RSA 2 Contracts"). All of the Operating Contracts, Customer Contracts and RSA 2 Contracts were made in the ordinary course of business, are valid, binding and currently in full force and effect, and the performance by the parties thereto will not, individually or in the aggregate, have a Material Adverse Effect. None of

Seller, Licensee, Shareholder or the Partnership is in default in any material respect under any of the Operating Contracts, Customer Contracts or RSA 2 Contracts, and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts or RSA 2 Contracts, or cause the acceleration of an obligation of Seller, Licensee, Shareholder or the Partnership, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Assets or RSA 2 Assets. To the knowledge of Seller, Licensee and Shareholder, no other party is in default under any of the Operating Contracts or RSA 2 Contracts, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under any of the Operating Contracts or RSA 2 Contracts, or cause the acceleration of any obligation owed to Seller, Licensee, Shareholder or the Partnership. Except as described on Schedules 1.1(g) or 5.15 hereto, none of the Operating Contracts or RSA 2 Contracts have been canceled, terminated, amended or modified and, to the best of the knowledge of Seller, Licensee and Shareholder, all parties to such Operating Contracts and RSA 2 Contracts are in all material respects in compliance therewith. Except as provided in Schedule
5.3 hereto, all of the Operating Contracts, including Unity's rights under the Partnership Agreement, are assignable to and assumable by Purchaser without the consent or approval of any person or entity and such consents and approval for Operating Contracts designated as Material Contracts on Schedules 1.1(g) and 5.15, if any, as are required shall be obtained by Seller prior to the Date of Closing.

        5.16 REAL ESTATE.

                a. As used in this Agreement, the following terms shall have the following meanings:

                        (i) "Seller Real Estate" refers to all of the categories
                of real estate owned or leased by the Seller listed on Schedule 1.1(a).

                        (ii) "Partnership Real Estate" refers to all of the
                categories of real estate owned or leased by the Partnership listed on Schedule 5.16(a).

                        (iii) "Real Estate" refers to all of the Seller Real
                Estate and the Partnership Real Estate.

                        (iv) "Seller Owned Real Estate" refers to the parcels of
                real estate listed in "Category I" on Schedule 1.1(a).

                        (v) "Partnership Owned Real Estate" refers to the
                parcels of real estate listed in Category I on Schedule 5.16(a).

                        (vi) "Owned Real Estate" refers to the Seller Owned Real
                Estate and the Partnership Owned Real Estate.

                        (vii) "Seller Leased Real Estate" refers to the Seller
                Real Estate listed in Categories II, III and IV on Schedule 1.1(a).

                        (viii) "Partnership Leased Real Estate" refers to the
                Partnership Real Estate listed in Categories II, III, IV on
                Schedule 5.16(a).

                        (ix) "Leased Real Estate" refers to the Seller Leased
                Real Estate and the Partnership Leased Real Estate.

                        (x) "Seller Owned/Leased Land" refers to the Seller
                Owned Real Estate listed under Category I and the leased interests listed under Category II on Schedule 1.1(a).

                        (xi) "Partnership Owned/Leased Land" refers to the
                Partnership Owned Real Estate listed under Category I and the leased interests listed under Category II on Schedule 5.16(a).

                        (xii) "Owned/Leased Land" refers to the Seller
                Owned/Leased Land and the Partnership Owned/Leased Land.

                        (xiii) "Seller Land Leases" refers to the leased parcels
                listed under Category II on Schedule 1.1(a).

                        (xiv) "Partnership Land Leases" refers to the leased
                parcels listed under Category II on Schedule 5.16(a).

                        (xv) "Land Leases" refers to the Seller Land Leases and
                the Partnership Land Leases.

                        (xvi) "Tower Space Leases" refers to the leasehold
                interests listed under Category IV on Schedules 1.1(a) and 5.16(a).

                        (xvii) "Retail Leases" refers to the leasehold interests
                listed under Category III on Schedules 1.1(a) and 5.16(a).

                b. Schedule 1.1(a) contains a complete listing and accurate legal description (or Seller has undertaken to provide such accurate legal description prior to the Date of Closing) of all Seller Real Estate, which is each parcel and interest in real estate owned, leased and/or used by Seller in connection with the operation of the Business. The Seller Real Estate consists of all parcels owned by Seller (all of which are listed under Category I); all parcels leased by Seller and on which it has constructed cell sites (all of which are listed under Category II); all leases by Seller as tenant of retail and/or office space (all of which are listed under Category III); and all leases by Seller as tenant of space on towers, including space for appurtenant structures (all of which are listed under Category IV).

                c. Schedule 5.16(a) contains a complete listing and accurate legal description (or Seller has undertaken to provide such accurate legal description prior to the Date of Closing) of all Partnership Real Estate, which is each parcel and interest in real estate owned, leased and/or used by the Partnership in connection with the operations of the Business. The Partnership Real Estate consists of all parcels owned by the Partnership (all of which are listed under Category
        I); all parcels leased by the Partnership and on which it has constructed cell sites (all of which are listed under Category II); all leases of retail and/or office space (all of which are listed under Category III); and all leases by Partnership as tenant of space on towers including space for appurtenant structures (all of which are listed under Category IV).

                d. Seller is or at Closing shall be the sole owner in fee simple title of the Seller Owned Real Estate and will convey good and marketable title to such Seller Owned Real Estate to Purchaser on the Date of Closing by quit claim deed with covenant in substantially the form attached hereto as Exhibit B (the "Deed"), free and clear of any and all Encumbrances (as defined in Section 5.4), except (i) municipal zoning ordinances, (ii) the lien for general real estate taxes levied in the year of Closing and not yet due and payable and (iii) the matters set forth in Schedule 5.16(d) hereto (collectively, the "Permitted Encumbrances"). The Partnership is or at Closing shall be the sole owner in fee simple title of the Partnership Owned Real Estate and each parcel of Partnership Owned Real Estate is free and clear of all Encumbrances, except for Permitted Encumbrances. As of the Closing, those parcels of the Real Estate leased pursuant to the Land Leases shall be free and clear of any Encumbrances except for Permitted Encumbrances, and except for any mortgage created by the owner of such parcel. The Permitted Encumbrances do not individually or in the aggregate impair or prohibit Seller's or the Partnership's current use of any Real Estate.

                e. With respect to the Leased Real Estate:

                        (i) Schedule 1.1(a), Categories II, III and IV, and
                Schedule 5.16(a), Categories II, III and IV, contain a complete and accurate listing (naming the landlord and tenant, giving date of the lease and any and all amendments thereto, and giving the legal description and street address, if any, of the premises leased) of each lease for all Seller Leased Real Estate and Partnership Leased Real Estate, respectively, used by Seller or Partnership in the State of Maine in connection with the operation of the Business.

                        (ii) Each Land Lease, Tower Space Lease and Retail Lease
                is in full force and effect and none has been canceled, terminated or modified.

                        (iii) Neither Seller nor Partnership (as applicable) is
                in default under the terms of any Land Lease, Tower Space Lease or Retail Lease, and, to the knowledge of Seller, the landlord under each Land Lease, Tower Space Lease or Retail Lease is not in default, and no event has occurred which through the passage of time or the giving of notice, or both, would constitute a default by any party or give rise to a right or termination or cancellation to any other party;

                        (iv) Seller or Shareholder has provided Purchaser with a
                complete and accurate copy of each Land Lease, Tower Space Lease and Retail Lease, including any and all amendments or modifications thereto; and

                        (v) Each Land Lease, Tower Space Lease and Retail Lease
                is assignable to and assumable by Purchaser without the consent or approval of any person or entity, or such consents, as are required, shall be obtained by Seller prior to the Date of Closing.

                f. Seller, Licensee and Shareholder have no knowledge of any special assessments (payable by Seller or Partnership as owner or tenant of Real Estate) levied or assessed on or against any parcel of Real Estate (or any such special assessments shall be paid by Seller on or before the Date of Closing);

                g. Seller, Licensee and Shareholder have no knowledge of any planned public improvement which may result in an assessment in a material amount against or otherwise materially affect any of the Real Estate;

                h. Seller, Licensee and Shareholder have no knowledge of any deferred property taxes or assessments with respect to any of the Owned/Leased Land which may or will become due and payable as a result of the consummation of the transactions contemplated hereby;

                i. There are no condemnation proceedings pending or, to the knowledge of Seller, Licensee or Shareholder, threatened with respect to all or any part of the Owned/Leased Land;

                j. Except for Permitted Encumbrances, there are no private restrictions, covenants, reservations or agreements which have a Materially Adverse Effect on the present use or occupancy by the Seller or the Partnership, as applicable, of any parcel of Owned/Leased Land.

                k. Each parcel of the Owned/Leased Land has been operated and is in full compliance with and with respect to all Real Estate the Business has been operated and is in full compliance with all Applicable Laws, including but not limited to, statutes, regulations and ordinances issued, enacted, entered or deemed applicable by any Governmental Authority regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Substance (as hereinafter defined), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Federal Water

        Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), analogous statutes and regulations of the State of Maine and any similar applicable state and local laws (collectively "Environmental Laws"), except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Business. Except as described in
        Schedule 5.16(k) hereto, no Hazardous Substances are located in, on, under or about any parcel of the Owned/Leased Land or property leased pursuant to the Retail Leases, except for the presence of any substance of a type and quantity which would not reasonably be expected to have a Material Adverse Effect. For purposes of this agreement, the term "Hazardous Substance" means (i) any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance listed or identified in, or regulated by, any Environmental Law, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos, urea-formaldehyde, petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, radon, explosives and known possible carcinogens. Excluded from this Section 5.16(k) are any claims or allegations arising from or related to the emissions of electromagnetic fields ("EMF") or radio frequency ("RF") emissions in connection with the operation of cellular service, including claims relating to transmission towers located on the Real Estate or used in connection with the operation of the Business; however, Seller, Licensee and Shareholder represent that there are no such claims or allegations pending or, to their knowledge, threatened with respect to the Business.

                l. None of Seller, Licensee, Shareholder or the Seller with respect to the Partnership has received any actual notice of, and has no reasonable basis to anticipate that any presently existing circumstances are likely to result in, any investigations, claims, demands, actions, suits or other proceedings at law or in equity with respect to the Assets, the RSA 2 Assets or Business brought or instigated by any Governmental Authority or any other person or entity in connection with any environmental pollution or contamination or Environmental Law, including without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking costs, expenses, damages, penalties or equitable relief.

                m. All of the Seller's and the Partnership's buildings, structure, fixtures and other improvements located on the Real Estate are in good repair, free of defects (latent or patent) (except for minor defects which in the aggregate do not have a Material Adverse Effect) and are fit for their current uses. All such buildings, structures, fixtures and improvements conform in all material respects to Applicable Laws (including, but not limited to, for purposes hereof, zoning and land use laws, ordinances and regulations, and building codes), and, together with any to the improvements thereto, lie entirely within the boundaries of each parcel of Real Estate as specified in the legal description set forth in Schedule 1.1(a) and Schedule 5.16(a). No structures of any kind encroach on the Owned/Leased Land.

                n. All of the towers and transmission equipment constructed or placed by Seller or the Partnership on the Owned/Leased Land and all equipment installed by Seller or the Partnership at the site of each Tower Space Lease has been constructed and installed in accordance with the specifications set forth in the FCC filing relating thereto [if any], and has been constructed and is operated in compliance with their respective forms 489 (Notification of Completing Construction) filed with the FCC [if applicable].

                o. None of Seller, Licensee and Shareholder are foreign persons within the meaning of Section 1445 of the Code.

                p. Except for the Permitted Encumbrances, on the Date of Closing, each parcel of Owned/Leased Real Estate will be vacant, unoccupied, and have no person or party in possession of all or any part thereof, other than Seller and/or the Partnership, and shall be free from all leasehold and possessory interests.

                q. The Seller's and the Partnership's present uses of the improvements located on the Real Estate do not in any material respect infringe upon the material rights of any other person or entity.

                r. Except as described on Schedule 5.16(k) hereto, to the knowledge of Seller and Shareholder there are not currently and never have been any underground and/or above ground storage tanks (whether or not currently in use) on any parcel of Owned/Leased Real Estate and all such tanks are now and have never been in unsound condition and have not leaked.

                s. Except as set forth in Schedule 5.16(k) hereto, each parcel of Real Estate has legal rights of access to a publicly dedicated and maintained road.

                t. The Owned/Leased Real Estate has access to, and is served by, utilities adequate for the use to which each such parcel is currently dedicated. The installation of all such utilities (including hook-up charges) has been or will be on or before the Date of Closing fully paid for by Seller, at its sole cost and expense.

                u. Seller has not leased or granted an option to lease or buy all or any part of any parcel of Seller Owned/Leased Real Estate and the Partnership has not leased or granted an option to lease or buy all or any part of any parcel of Partnership Owned/Leased Real Estate;

                v. Except as set forth on Schedule 5.16(k), no part of any parcel of Owned/Leased Real Estate ever has been used, nor is it being used now, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Substance, nor as a gasoline service station or a facility for selling, dispensing, storing, transferring, treating or handling Hazardous Substance.

        5.17 RECEIVABLES. The Receivables and all of the Partnership's accounts receivable (the "RSA 2 Receivables") reflected as of the Closing Date on the books and records of Seller and of the Partnership, respectively, arose from bona fide transactions in the ordinary course of business and are not subject to any claim, defense or set-off. Except to the extent specifically or generally reserved against in the books of account and records of Seller and the Partnership, respectively, all of said Receivables and RSA 2 Receivables will be collectable in the normal course of business without suit or reference to an attorney or collection agency at the aggregate face amount of such Receivables and RSA 2 Receivables, less any applicable reserves reflected on such books.

        5.18 BOOKS AND RECORDS All of the books of account and other financial and corporate records of the Seller, Licensee, Shareholder and the Partnership relating to the Business have been made available to Purchaser and its representatives. Such books of account and records are current, complete, true and correct in all material respects and reflect in all material respects all items of income and expense with respect to the Business and all assets, liabilities and accruals with respect to the Business in accordance with generally accepted accounting principles, consistently applied. Seller, Licensee, Shareholder and the Partnership have filed all reports relating to the Business required by any and all Applicable Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports, except where any failure to file reports or to pay or accrue amounts could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

        5.19 KEY EMPLOYEES. Schedule 5.19 hereto contains a list of the names, positions, annual salary or hourly wage rates and severance benefits as of the Date of Closing, of all present directors, officers and key employees of Seller and/or the Partnership (including those on furlough or leave of any kind) who perform services in connection with the Business, or whose salaries or hourly wages from any of the Seller and/or the Partnership for calendar year 1996 are individually expected to equal or exceeded $45,000, together with a statement of their respective annual salary or hourly wage rates for the current calendar year. Schedule 5.19 also sets forth a description of any written agreement, other than the employee benefit plans described on Schedule 5.9 hereto, with respect to the conditions of employment of any of the employees of any of the Seller and/or the Partnership who perform services in connection with the Business, including such key employees.

        5.20 LICENSES AND PERMITS. The Seller, Licensee, Shareholder and the Partnership have obtained all material licenses, certificates, franchises, permits, consents and approvals of each and every Governmental Authority having jurisdiction over Seller, Licensee, Shareholder or the Partnership or any of their respective properties or assets necessary or appropriate to own the Assets and RSA 2 Assets, respectively, and to operate and carry on the Business as it is now being conducted. All such licenses, certificates, franchises, permits, consents and approvals which are owned or held by any of Seller, Licensee or Shareholder are described on Schedules 1.1(h) and 1.4 hereto, all of those which are owned or held by the Partnership are described on Schedule 5.20 hereto (the "RSA 2 Licenses"), and all of said Licenses and RSA 2 Licenses are valid and in full force and effect. Except as set forth in Schedule 5.20 or any other Schedule hereto, none of Seller, Licensee, Shareholder or the Partnership is a party to or bound by any agreement relating in any manner to the Licenses or the RSA 2 Licenses.

        5.21 SUFFICIENCY OF ASSETS. Except as listed on Schedule 1.2, the Assets to be transferred to Purchaser on the Date of Closing will include all assets, tangible or intangible, (including but not limited to assets, properties, franchises, licenses, permits, contracts, operations and business) that relate to, arise from, or are used for the operation of the Business as presently operated by the Seller, except for the Excluded Assets. The RSA 2 Assets owned or leased by the Partnership on the Date of Closing will include all assets, tangible or intangible, (including but not limited to assets, properties, franchises, licenses, permits, contracts, operations and businesses) that relate to, arise from, or are used or held by or are necessary for the operation of the Partnership's business as it is presently being operated, except for the Excluded Assets. All Assets and RSA 2 Assets owned by Shareholder or Licensee are listed on Schedules 1.3 and 1.4, respectively. The instruments and documents to be executed and/or delivered by any of Seller, Licensee or Shareholder to Purchaser pursuant to Section 12.2 hereof at or following the Closing shall be adequate and sufficient to vest in Purchaser all of Seller's, Licensee's and Shareholder's rights, titles and interests in or to the Assets. All of the Assets listed on Schedules 1.3 and 1.4 will be conveyed and transferred to Purchaser by the Shareholder and Licensee, respectively, at the Closing.

        5.22 OTHER MATERIAL CONTRACTS AND OBLIGATIONS. Except for the Operating Contracts, Customer Contracts, RSA 2 Contracts, the Partnership Agreement, non-assignable insurance policies, leases and other agreements in respect of the Seller Leased Real Estate and Partnership Leased Real Estate and the contracts, commitments, leases and agreements disclosed on Schedule 5.22 hereto, none of Seller, Licensee and Shareholder or the Partnership is a party to or bound by any material written agreement relating to the Business, including any:

                a. Dealer, distributorship or sales agency agreements, excluding purchase orders with respect to the purchase or sale of products or services in the ordinary course of business;

                b. Advertising contracts;

                c. Contract, commitment or arrangement for capital expenditures having a remaining balance in excess of $12,000.00;

                d. Leases with respect to any property, real or personal, whether as lessor or lessee, except for any lease having a term of one year or less or aggregate rents payable over its life of $12,000.00 or less;

                e. Contract, commitment or arrangement containing covenants by the Seller or the Partnership not to compete in any lines of business or with any person or entity;

                f. Franchise or license agreements;

                g. Loan or credit agreements, promissory notes or other evidences of indebtedness, including all agreements or commitments for future loans, extensions of credit or financing, excluding inter-company loans and credit extended by the Business to its customers;

                h. Guarantees;

                i. Agreement, contract, commitment or purchase order for the purchase of any services, raw materials, supplies or equipment involving payments of more than $12,000.00 per annum, excluding purchase orders for the purchase of products or services entered into in the ordinary course of business;

                j. Partnership agreement, joint ventures or shareholder agreements, or any other agreement relating to securities or interests in any other organization or entity owned directly or indirectly by Seller or the Partnership; or

                k. Agreement, contract or commitment for the sale of any properties, assets or services involving a value estimated at more than $12,000.00 excluding purchase orders or agreements, contracts and commitments for the sale of products or services in the ordinary course of business.

        Seller has furnished Purchaser with a true, complete and accurate copy of each Operating Contract, RSA 2 Contract and any additional contract, lease, license, agreement or other commitment listed on Schedule 5.22 hereto.

        5.23 INSOLVENCY. None of Seller, Licensee, Shareholder or the Partnership is insolvent nor will be rendered insolvent by reason of the consummation of the transactions contemplated by this Agreement, and Seller, Licensee, Shareholder and the Partnership are, and will be following the consummation of the transactions contemplated hereby, able to meet their respective obligations as they become due and payable in the ordinary course of business.

        5.24 SHAREHOLDER. Shareholder is the holder of all of the issued and outstanding shares of each and every class and series of capital stock of Unity and Licensee. There are no outstanding subscriptions, warrants, options, agreements, convertible securities or other commitments pursuant to which Unity and/or Licensee is or may be obligated to issue any shares of any class or series of its capital stock or other securities to any other person or entity.

        5.25 SUBSIDIARIES. Neither Unity nor the Partnership has any subsidiaries and, except as listed on Schedule 5.25, neither owns any shares of stock or other securities or interests, directly or indirectly, in any other corporation, partnership, joint venture or other organization or entity. Except as listed on Schedule 5.25 or otherwise disclosed herein, neither Unity nor the Partnership is subject to any obligation or requirement to provide funds to, or invest in, any such entity.

        5.26 CUSTOMERS. Except for intercarrier roaming revenues, no single customer of the Business accounted for over five percent (5%) of the revenues of the Business during the fiscal year of Unity and/or the Partnership ending immediately prior to the date of this Agreement. In addition, no significant customer of the Business, vendor or communication carrier has indicated to Seller, Licensee, Shareholder or the Partnership that it intends to cease doing business with the Business or materially alter the amount of business it does with the Business by reason of the consummation of the transactions contemplated hereby or otherwise. As of October 31, 1996, Unity had approximately 19,802 subscribers and the Partnership had approximately 4,546 subscribers, and as of said date 76% of the accounts receivable from said customers were less than 30 days old.

        5.27 PRODUCTS LIABILITY CLAIMS. Except as set forth on Schedule 5.27, all products which Seller or the Partnership have sold through the Business have been, at the time of sale, covered by standard manufacturer's limited product warranties, and the terms of such warranties have not been expanded nor have limitations on such warranties been waived by Seller.

        5.28 INSURANCE. Shareholder, Seller and the Partnership have maintained and will continue to maintain until the Date of Closing the insurance described in Schedule 5.28, which insurance covers the Assets and the RSA 2 Assets, in each case, whether owned or leased, against loss or damage by fire or other casualty, in amounts equal to or in excess of one hundred percent (100%) of the replacement cost thereof, except for vehicles, which are not covered for full replacement cost. As of the Date of Closing, all such insurance will be in full force and effect and is carried with reputable insurers. Seller and the Partnership have promptly and adequately notified Seller's and the Partnership's insurance carriers of any and all claims known to any of them with respect to the operations or products of Seller and/or the Partnership for which any of the Shareholder, Seller and/or the Partnership is insured. Neither Seller nor the Partnership has been refused any insurance coverage by any insurance carrier to which it has applied for insurance during the past three (3) years with respect to the Assets, the RSA 2 Assets or the Business.

        5.29 BROKERS. None of Seller, Licensee, Shareholder or the Partnership employed or engaged any broker, finder, agent, banker or third party, nor have they otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. To the extent that Seller, Licensee, Shareholder or the Partnership engages such assistance, the engaging party shall pay all related fees and commissions, if any, and shall hold the other parties and the Partnership harmless for any such fees and commissions after Closing.

        5.30 CGSA. A true and complete copy of maps depicting the location of each cell site and each of the licensed Cellular Geographic Service Areas ("CGSA") of the Business is attached hereto as Schedule 5.30. All agreements relating to the coverage areas of the Business, including, but not limited to border extensions, are listed on Schedules 1.1(g) or 5.15.

        5.31 NETWORK. A true and complete diagram and description of all of the communications transmission facilities, cell sites and other components comprising Unity's and the Partnership's cellular networks ("Network") is attached hereto as Schedule 5.31.

        5.32 NET POPS AND COVERAGE. The population base substantially encompassed by the service areas of the Business, as reported in The 1996 Cellular/PCS Pop Book by Paul Kagen & Associates, Inc., are as follows:


                                                                 Population
                                                                 ----------
Maine RSA 2 (Aroostock, Piscataquis and Somerset Counties)         143,000

Maine RSA 3 (Kennebec, Knox, Lincoln and Waldo Counties)           222,100

Bangor, Maine MSA (Penobscot County)                               147,000
                                                                 ----------
                                                                   512,100

         To the knowledge of Seller, Licensee and Shareholder, the population numbers shown above are a fair representation of the population base in the service area.

         Unity's and the Partnership's licensed service areas include the geographic service areas identified to them on the System Information Updates set forth in Schedule 5.32 attached hereto.

         5.33 RELATIONSHIP WITH RELATED PERSONS. To Seller's Licensee's and Shareholder's Knowledge, transactions (if any) entered into by the Seller with any Related Person (as defined below) have been arm's length transactions entered into in the ordinary course of business. As used herein, the term "Related Person", when used with respect to a specified person which is an individual, means:

         (i) each other member of such individual's family; and each other member of such individual's family; and

         (ii) any person or entity that is, directly or indirectly, controlled by one or more members of such individual's family.

         As used herein, the term "Related Person", when used with respect to a specified person or entity other than an individual, means:

         (i) any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity; and

         (ii) each person or entity that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified person or entity (or in a similar capacity).

         5.34 THE PARTNERSHIP The Partnership. The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Maine, and has all requisite partnership power and authority to own, operate and lease its properties and assets and to conduct the Business of the Partnership as it is now being conducted. The Partnership was organized and exists pursuant to a Partnership Agreement dated as of June 1, 1992, by and between NYGSA (since assigned to Cellco Partnership ("Cellco")) and Unity (the "Partnership Agreement"). The Partnership Agreement set forth all of the rights, duties and obligations of NYGSA and Unity with respect to the Partnership to the extent required by applicable law or as is customary in partnership agreements among participants in the cellular telephone industry, and the Partnership Agreement has not been modified or amended in any respect, except for amendments listed on Schedule 5.34 and except for any amendments set forth in the Partnership's management committee minutes listed on Schedule 5.34. Cellco and Unity constitute all of the partners of the Partnership with each having the percentage interest in all of the Partnership's items of income, gain, loss, deduction and credit set out opposite their respective names below:

                  Name of Partner          Percentage of Interest
                  ---------------          ----------------------
                  Unity                               51%
                  Cellco                              49%

Neither Cellco nor any other person or entity has any right, option or obligation, pursuant to the Partnership Agreement or otherwise, to purchase all or any part of Unity's Partnership Interest unless all of Unity's Partnership Interest is purchased, nor any right or option to dilute, directly or indirectly, Unity's percentage interest in the Partnership as set forth above without Unity's consent in accordance with the Partnership Agreement. Neither Unity nor, to the knowledge of Seller, Cellco is in default in any material respect under the Partnership Agreement, and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default or give rise to a right of termination or cancellation under the Partnership Agreement, or cause the acceleration of an obligation of either Unity or, to the knowledge of Seller, Cellco, or result in the creation of any Encumbrance, other than a Permitted Encumbrance, whatsoever upon any of the Assets or RSA 2 Assets. Neither Cellco nor any other entity has any right or option pursuant to Section 12.10 of the Partnership Agreement or otherwise to purchase any or all of the Assets except as set forth in Section 8.3. Unity has given all required notices under Section 12.10 of the Partnership Agreement.

         5.35 SELLER'S PARTNERSHIP CAPITAL ACCOUNT. The capital account of Seller in the Partnership as of October 31, 1996 was $3,911,208.

         5.36 EXCLUSIVITY OF REPRESENTATIONS. The representations and warranties made by Seller, Licensee and Shareholder in this Agreement are in lieu of all other representations and warranties, including without limitation any implied warranties.

             ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement for Seller, Licensee and Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, intending that Seller, Licensee and Shareholder rely thereon in entering into and performing this Agreement, Purchaser warrants and represents to Seller, Licensee and Shareholder that each and all of the following are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects at and as of the Closing:

         6.1 DUE INCORPORATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.

         6.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the documents, instruments and agreements to be executed by Purchaser pursuant to this Agreement have been, or will be on or before the Date of Closing, duly and validly authorized, executed and delivered by Purchaser and the obligations of Purchaser hereunder and thereunder are or will be valid and legally binding, and this Agreement and the documents, instruments and agreements to be executed and delivered by Purchaser pursuant to this Agreement are or will be upon such execution and delivery enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, among others, limitations on the availability of equitable remedies.

         6.3 NO BREACH. Purchaser has full corporate power and authority to purchase the Assets being purchased hereunder and to otherwise perform its obligations under this Agreement and the documents, instruments and agreements to be executed by the Purchaser pursuant hereto. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Purchaser; (ii) violate any Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority having jurisdiction over Purchaser or any of its properties or assets;
(iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or any person or entity, other than the Federal Communications Commission (the "FCC") or (iv) except as provided in
Schedule 6.3 hereto, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement, or other instrument or obligation to which the Purchaser is a party, or by which it or any of its respective properties or assets may be bound, excluding from the foregoing clauses (ii),
(iii) and (iv) violations, which, and filings, notices, permits, consents and approvals the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Purchaser or its assets, properties, revenues, business, operations, financial conditions or prospects and would not prevent or delay the consummation of the transactions contemplated hereby.

         6.4 FULL DISCLOSURE. No representation or warranty made by Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. All written information materials provided by or on behalf of Purchaser to Seller, Licensee or Shareholder or its agents or employees in connection with the subject matter of this Agreement have in each case been true and correct in all material respects or have fairly summarized or described the subject matter of the writing in light of the information made available to Seller, Licensee and Shareholder.

         6.5 QUALIFICATIONS OF PURCHASER. Except as provided on Schedule 6.5 hereto, Purchaser is legally and technically qualified to acquire control of the Licenses, the RSA 2 Licenses and the Partnership Interest and to operate the Business as required by the Communications Act of 1934, as amended (the "Communications Act"), and by the rules, regulations and policies of the FCC; and Purchaser does not know of any facts, circumstances or proceedings which could disqualify it under the Communications Act or the FCC's rules, regulations or policies from acquiring control of the Licenses, the RSA 2 Licenses and the Partnership Interest or operating the Business. Purchaser has such knowledge and experience in the communications industry specifically, and in financial and business matters generally, to enable Purchaser to evaluate the relative merits and risks of the transactions contemplated by this Agreement. Purchaser acknowledges receipt of and the opportunity to review those documents and items referenced on Schedule 6.5(a) (the "Due Diligence Documents"), and Purchaser represents that it has had adequate opportunity to review such Due Diligence Documents.

         6.6 BROKERS. Purchaser has engaged The Robinson-Humphrey Company, Inc. to represent it in connection with the transactions contemplated hereby and shall pay all fees associated with services they may provide to Purchaser. Purchaser has not engaged or allowed any other investment advisor, broker, finder or similar consultant to represent it in connection with the transactions contemplated hereby.

   ARTICLE 7: PERFORMANCE BY SELLER, LICENSEE AND SHAREHOLDER PENDING
                                     CLOSING

         Seller, Licensee and Shareholder jointly and severally covenant and agree that from and after the date of this Agreement and until the earlier of Date of Closing or the termination of this Agreement in accordance with ARTICLE 14 hereof:

         7.1 ACCESS TO INFORMATION. At the request of Purchaser, Seller, Licensee and Shareholder shall, from time to time, give or cause to be given to Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice to Seller or Shareholder and for the purposes specified in the Nondisclosure Agreement between the parties dated as of September 25, 1996 (the "Nondisclosure Agreement"), full access during normal business hours to the Business, the properties and assets and all of the books, minute books, title papers, records, files, contracts, commitments, insurance policies, Licenses, RSA 2 Licenses, agreements and documents of every character of any of Seller, Licensee, Shareholder and/or the Partnership reasonably relating to the Business, and Seller shall furnish or cause to be furnished to Purchaser, its officers, employees, counsel, accountants and other representatives all of the information with respect to the Business, the Assets and/or the RSA 2 Assets as any of them may reasonably request. Purchaser, its officers, employees, counsel, accountants and other representatives shall have the authority upon prior notice to Seller to interview all employees, customers, vendors, suppliers and other parties having relationships with any of Seller, Licensee, Shareholder, the Partnership and/or Business, and Seller or Shareholder shall make such introductions as may be requested. In addition, Purchaser may, at its sole cost and expense, at any time prior to the Date of Closing, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the Assets and/or the RSA 2 Assets as it deems necessary or advisable, and Seller and Shareholder will cooperate fully in such investigations.

         7.2 BUSINESS AS USUAL. Seller, Licensee and Shareholder shall carry on the Business and cause the Partnership to carry on the Business in the usual and ordinary course and substantially in the same manner as heretofore conducted and will keep and maintain the Assets and cause the RSA 2 Assets to be kept and maintained in good and safe repair and condition consistent with past practices, reasonable wear and tear excepted.

         7.3 ENCUMBRANCES. Seller, Licensee and Shareholder shall not, directly or indirectly, perform or fail to perform any act which might reasonably be expected to result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) of any nature whatsoever on any of the Assets or any of the RSA 2 Assets or otherwise adversely affect the marketability of the Seller's, Licensee's, Shareholder's and the Partnership's title to any of the Assets or the RSA 2 Assets, respectively.

         7.4 PAY INCREASES. Except increases described on Schedule 5.9 hereto, Seller shall not, without the prior written consent of Purchaser, grant any general or uniform increase in the salaries or rate of pay to any employees of any of the Seller or the Partnership who regularly provide any services in connection with the Business, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining, employment, bonus, stock option, restricted stock, stock purchase, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health or life insurance, death benefit, incentive or other compensation or retirement plan, arrangement, agreement, trust, fund, policy or arrangement for the benefit of such employees.

         7.5 RESTRICTIONS ON NEW CONTRACTS. With respect to the Business or the transaction contemplated hereunder, none of Seller, Licensee and Shareholder shall enter into or, to the extent allowed under the Partnership Agreement, permit the Partnership to enter into any contract, commitment, lease, license or other agreement, incur any liability, absolute or contingent, assume, guarantee or otherwise become liable or responsible for the obligations of any other person or entity, make any loans, advances or capital contributions to any other person or entity (except for extensions of credit to its customers in the ordinary course of business), or waive any right or enter into any other transaction, in each case other than in the usual and ordinary course of business and consistent with Seller's and the Partnership's normal business practices.

         7.6 PRESERVATION OF BUSINESS AND NON-SOLICITATION OF EMPLOYEES. Seller, Licensee and Shareholder shall use commercially reasonable efforts to preserve Seller's business organization and the business organization of the Partnership intact, to keep available to Purchaser the present employees of Seller and the Partnership who perform services in connection with the Business and to preserve for Purchaser the Business and the present goodwill and relationships of Unity and the Partnership with their vendors, suppliers, customers and others having business relationships with the Business. Seller, Licensee and Shareholder shall reasonably cooperate with Purchaser in Purchaser's efforts to cause any of Seller's employees who perform services in connection with the Business and which Purchaser desires to employ to become Purchaser's employees on the Date of Closing. Seller and Shareholder agree that neither Seller, Shareholder nor any of their respective subsidiaries shall offer alternate employment to any of the employees of any of Seller or the Partnership who perform services in connection with the Business prior to the Closing without Purchaser's written consent unless such employees are not offered employment by Purchaser within thirty (30) days after the date of this Agreement or at such future time as such employees are no longer employed by Purchaser and have not been employed by Purchaser for a period of six (6) months since termination of such employment. Nothing contained in this Agreement shall constitute or be construed as a contract of employment between Purchaser and such employees of Seller, and any such employee(s) hired by Purchaser shall remain subject to discharge and lay-off by Purchaser at any time.

         7.7 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Seller will timely pay and discharge and cause the Partnership to timely pay and discharge all invoices, bills and other monetary obligations as they become due and payable and shall not perform or fail to perform any act which will cause a material breach of any of the Operating Contracts or RSA 2 Contracts.

         7.8 RESTRICTIONS ON SALE OF ASSETS. Seller, Licensee and Shareholder shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Assets or permit the Partnership to sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the RSA 2 Assets, except for the sale of inventory in the ordinary course of business and at customary prices. Without limiting the generality of the foregoing, Seller, Licensee and Shareholder shall not permit any of the material Proprietary Rights or material RSA 2 Proprietary Rights to lapse or dispose of or otherwise lose the right to use any of the material Proprietary Rights or material RSA 2 Proprietary Rights.

         7.9 CONSENTS. As soon as reasonably practicable and in any event on or before the Date of Closing, unless otherwise indicated on Schedule 5.3 hereto, Seller, Licensee and Shareholder with Purchaser's reasonable cooperation will obtain or cause to be obtained all of the consents and approvals of all necessary persons and entities to the assignment and transfer to the Purchaser of all of the Assets, the Partnership Interest, all of the Seller Real Estate, including leasehold interests and easements, and including the Operating Contracts listed on

Schedule 1.1(g) and the Licenses, herein provided to be sold, assigned and transferred to Purchaser, including the consents and approvals listed on
Schedule 5.3 hereto.

         7.10 CAPITAL EXPENDITURES. Upon written request by Purchaser and subject to Seller's approval which will not be unreasonably withheld, Seller shall make major capital expenditures for expansion of the network, for example, for the acquisition and construction of an additional cell site, only upon the written request and approval of Purchaser. Purchaser shall reimburse Seller for such preapproved capital expenditures on the Date of Closing. Seller shall make other minor capital expenditures, for example, the addition of radio channels and equipment upgrades, as are reasonably necessary in the normal course of business to maintain the current quality level of service to customers and to accommodate the level of growth projected by Seller. Such minor capital expenditures shall be at Seller's expense and shall not be reimbursed by Purchaser.

         7.11 NO SOLICITATION OF OTHER OFFERS OR NEGOTIATION. None of Seller, Licensee, and Shareholder or any of their representatives shall provide information except as required by law to any other person or entity or enter into any negotiations with or solicit any offer, inquiry or proposal from any other person or entity with respect to the sale, merger or other acquisition of the Business except as required with respect to Cellco under Section 6.0 of the Partnership Agreement.

         7.12 ACCOUNTS RECEIVABLE. Seller shall not accelerate or permit the Partnership to accelerate the collection of any accounts receivable arising out of the operation of the Business in a manner which would be inconsistent with past practice.

         7.13 INVENTORY. Seller shall maintain and cause the Partnership to maintain the levels of inventory, materials and supplies used in the Business consistent with past practice.

         7.14 INSURANCE. Seller will maintain and cause the Partnership to maintain in full force and effect all insurance coverages for the Assets and RSA 2 Assets substantially comparable to coverages existing on the date hereof.

         7.15 FILING REPORTS AND MAKING PAYMENTS. Seller, Licensee and/or Shareholder, as applicable, shall timely file and cause the Partnership to timely file all required reports and notices with each and every applicable Governmental Authority and timely make all payments due and owing to each such Governmental Authority, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

         7.16     ENVIRONMENTAL ASSESSMENTS.

                  a. Subject to the other provisions contained in this Section, Seller shall permit and cause the Partnership to permit Purchaser or any reasonably qualified environmental consultant designated by Purchaser (the "Environmental Consultant") to conduct environmental site assessments (the "Site Assessments") of the Business, and the Real Estate prior to Closing. Beginning immediately after the execution hereof, the

         Environmental Consultant shall have full and free access, upon reasonable notice, to the Business, and the Real Estate in order to conduct the Site Assessments. Purchaser shall obtain a Phase I Environmental Site Assessment ("Phase I Assessment") for (i) each parcel of Owned Real Estate; and (ii) such parcels of Leased Real Estate as Purchaser deems appropriate. Purchaser shall pay all fees and expenses of the Environmental Consultant. All Phase I Assessments shall be completed on or before February 15, 1997, and Purchaser shall furnish Seller with a copy of all written reports relating to the Phase I Assessments provided by the Environmental Consultant. Purchaser shall have the right to terminate this Agreement if the Site Assessment of any of the parcels of Owned/Leased Land or premises leased pursuant to a Retail Lease discloses facts or conditions which could reasonably be expected to have a Material Adverse Effect; provided, that no such right of termination shall exist if (x) Seller, Licensee or Shareholder actually remedies such facts or conditions to Purchaser's reasonable satisfaction at Seller's expense prior to the Closing or (y) if Seller shall retain the affected Real Estate, adjust the Purchase Price by an amount equal to the book value of the affected Real Estate, and enter into a long-term lease (with annual rent equal to 10% of the price reduction) with Purchaser for the affected Real Estate on terms and conditions reasonably acceptable to Purchaser, and indemnify Purchaser for the term of the lease for any and all claims of any nature whatsoever originating prior to the date of Closing with respect to the affected Real Estate in a manner similar to that provided for in
         Section 11.1(g) hereof; provided that the maximum liability of Seller under such indemnity shall be subject to the aggregate limit set forth in Section 11.4 hereof.

                  b. As stated in Schedule 5.16(k), Seller has disclosed to Purchaser information concerning past contamination of the parcel of Seller Owned Real Estate commonly known as 265 Western Avenue, Augusta (the "Augusta Office"). Seller agrees to fully cooperate with Purchaser's efforts to obtain, prior to the Date of Closing, a written assurance from the Maine Department of Environmental Protection (the "DEP"), reasonably satisfactory to Purchaser's Maine legal counsel, that Purchaser is not, and shall not be deemed to be, a "responsible party" (as defined in applicable state environmental statutes and regulations) with respect to the contamination previously identified at the Augusta Office. In the event Purchaser and Seller are unable to obtain, prior to Closing, a written assurance from DEP which is reasonably satisfactory to Purchaser's Maine legal counsel, then at Closing, (i) the Purchase Price shall be reduced by Seller's book value of the Augusta Office (excluding all inventory and other items of personal property located at the Augusta Office); (ii) the Schedules to this Agreement shall be adjusted accordingly; and (iii) Seller and Purchaser shall enter into a "triple-net" lease pursuant to which Seller shall lease the Augusta Office to Purchaser for a term of ten
         (10) years (and with a renewal option on the same terms and conditions for one (1) additional ten (10) year term); base rent payable at a rate of one-tenth (.10) of book value annually; a purchase option granted to Purchaser to be exercised at any time during the term of the lease; provided, however, that Purchaser shall be obligated to exercise such option and to purchase the Augusta Office at an amount equal to the Seller's book value plus any unpaid rent accrued through the date of the closing on said purchase promptly upon receipt of the written assurance from the DEP described above, (and with title matters warranted consistent with the terms of this Agreement); permitting Purchaser to terminate the lease upon a transfer or sale of all or substantially all of its assets in the State of Maine; a provision pursuant to which Seller and Shareholder agree to indemnify and hold Purchaser harmless from and against any liability arising from any contamination occurring or originating prior to the commencement date of the lease, subject to the limitations stated in Section 11.4 below but which shall continue in force for the term of the lease; and such other terms and conditions as are customary in a triple-net lease for comparable commercial office space in Augusta, Maine and not inconsistent with the foregoing.

                  c. Purchaser has obtained information that the parcel of Seller Leased Real Estate, leased under a Retail Lease and commonly known as 532 Main Street, Rockland (the "Rockland Store") may be subject to environmental contamination. Prior to closing, (i) Purchaser shall attempt to obtain additional environmental assessment information in order to be assured, to Purchaser's satisfaction, that the Rockland Store is not likely to be affected by environmental contamination and
         (ii) Seller shall attempt to obtain the lease amendment for the Rockland Store as described in Section 9.9 below. In the event neither of these conditions occur prior to Closing, at Closing Seller's rights and obligations under the lease for the Rockland Store shall not be assigned to and assumed by Purchaser; the Schedules hereto shall be amended accordingly; there shall be no adjustment to the Purchase Price; and Seller and Purchaser shall enter into a sublease for the Rockland Store pursuant to which Seller, with the written consent of Seller's landlord, subleases the Rockland Store to Purchaser upon all of the same terms and conditions provided for under Seller's lease for the Rockland Store (and specifically including all rent payment obligations), EXCEPT the sublease shall not require Purchaser to indemnify Seller or Seller's landlord under the lease for the Rockland Store, for any costs, expenses or damages relating to contamination occurring or originating prior to the commencement date of the sublease. In addition, the sublease shall provide that Seller [and Shareholder] shall indemnify and hold Purchaser harmless from and against any liability arising from any contamination occurring or originating prior to the commencement date of the sublease, subject to the limitations stated in Section 11.4 below. In the event that after the Date of Closing either (i) Purchaser obtains additional environmental assessment information which assures Purchaser, to Purchaser's reasonable satisfaction, that the Rockland Store is not likely to be affected by environmental contamination or
         (ii) Seller obtains the lease amendment for the Rockland Store as described in Section 9.9 below, then Seller's lease for the Rockland Store shall be assigned to and assumed by Purchaser and the sublease shall be terminated.

         7.17 CAPITAL EXPENDITURES. Seller shall not make or permit the Partnership to make any capital expenditures in excess of $12,000.00 individually without the Purchaser's prior written consent.

         7.18 MONTHLY FINANCIALS. Pending the Closing, within twenty-five (25) days of the close of each month, Seller shall deliver to Purchaser consolidated and consolidating balance sheets and income statements for Unity and the Partnership, disclosing the financial position and results of operations of the Business for the preceding month and year-to-date which shall be prepared on a basis consistent with the financial statements identified on Schedule 5.11 hereof and consistent with the prior months and year-to-date financial statements.

         7.19 COBRA. Seller shall at its sole cost and expense supply its employees employed in the operation of the Business with any and all notices and other information with respect to such employees' rights to continue their health and other insurance upon the termination of their employment upon consummation of the transactions contemplated hereby, all in accordance with the Applicable Laws of applicable Governmental Authorities.

         7.20 THE PARTNERSHIP. Unity shall take all necessary steps to maintain its ownership percentage at fifty-one percent (51%) or greater in the Partnership. A transfer of all of Unity's Partnership Interest to Cellco pursuant to Article 6.0 of the Partnership Agreement as a result of the execution of this Agreement shall not be a violation of this Section 7.20. Seller shall make all required capital contributions for amounts accrued pursuant to the applicable terms of the Partnership Agreement through the Date of Closing.

         7.21 RSA 2 UNSERVED AREA APPLICATION. Prior to the Closing and prior to applicable licensing deadlines, Unity shall cause the Partnership, with respect to the Phase II unserved area radio station authorization in File No 05066-CL-P2-96, to properly report necessary construction or coverage changes to the FCC with a copy of the notification to Purchaser.

         7.22 WALLAGRASS CELL SITE. Seller shall obtain a reasonable replacement site for the Wallagrass cell site prior to the termination of the Wallagrass tower lease and shall be responsible for the relocation expenses.

       ARTICLE 8: MUTUAL COVENANTS AND CONDITIONS PRECEDENT TO OBLIGATIONS

         8.1 FEDERAL COMMUNICATIONS COMMISSION. Promptly following the execution of this Agreement, Purchaser, Seller, Licensee and Shareholder shall join in applications to the FCC for approval of the sale and transfer of the Licenses and a transfer of control of the Partnership and the RSA 2 Licenses to the Purchaser. Thereafter, Purchaser, Seller, Licensee and Shareholder shall cooperate with each other and shall take such actions as are reasonably necessary to obtain the required approvals of the FCC, including, with respect to Purchaser, assigning this Agreement to a wholly owned subsidiary and structuring said subsidiary in such commercially reasonable manner as the FCC may require. Neither party shall take any action before the FCC which is inconsistent with or would delay action on the approval applications. Furthermore, each of the parties hereto shall use its commercially reasonable efforts to prevent the filing of adverse pleadings with the FCC concerning the approval applications. Purchaser shall bear the fees of the FCC charged in connection with or incidental to the filing and processing of such applications.

         8.2 PROCEEDINGS. The obligations of Purchaser, to consummate this Closing under this Agreement are subject to there being no (i) investigations, claims, demands, actions, suits or other proceedings which have been brought, asserted, commenced or threatened against the Seller, Licensee and Shareholder and/or the Partnership by any court, Governmental Authority or other person or entity which could reasonably be expected to have a Material Adverse Effect or prohibit or materially delay the Closing, or (ii) Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby. The obligations of Seller, Licensee and Shareholder to consummate this Closing under this Agreement are subject to there being no (i) investigations, claims, demands, actions, suits or other proceedings which have been brought, asserted, commenced or threatened against the Purchaser by any court, governmental agency or other person or entity which could reasonably be expected to prohibit or materially delay the Closing or (ii) applicable laws issued, enacted, entered or deemed applicable by any court or governmental authority restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby.

         8.3 THE PARTNERSHIP. Seller shall promptly take all steps required under the Partnership Agreement to comply with the provisions of Article 6.0, "Transfers of Partnership Interests, Etc." ("Article 6.0") thereof. Prior to the Closing, Cellco shall have either (i) elected to purchase Unity's entire 51% Partnership Interest in the Partnership by exercising its right of first refusal or (ii) waived its rights under Article 6.0 or permitted all its rights under Article 6.0 to lapse so as to permit the entire 51% Partnership Interest of Unity to be transferred hereunder to Purchaser without further conditions or diminution of rights.

         8.4 HSR ACT. As soon as practicable after execution of this Agreement, Purchaser and Seller, Licensee and Shareholder shall join in applications to the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") pursuant to the pre-merger notification procedures of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Thereafter, Purchaser and Seller, Licensee and Shareholder shall cooperate with each other and shall take such actions as are necessary to obtain the expiration or early termination of the waiting period prescribed by the HSR Act. Purchaser and Shareholder shall each pay one-half of any fees of the FTC and DOJ charged in connection with or incidental to the filing and processing of such applications. The obligations of the Purchaser and Seller, Licensee and Shareholder to consummate the Closing under this Agreement are subject to the expiration or early termination of the waiting period prescribed by the HSR Act without objection of the FTC or the DOJ.

         8.5 PROMPT NOTICE. Shareholder shall promptly notify Purchaser and Purchaser shall promptly notify Shareholder in writing upon becoming aware of any of the following: (i) any investigation, claim, demand, action, suit or other proceeding that may be brought, threatened, asserted or commenced against any of Seller, Licensee and Shareholder, the Partnership or the Purchaser, as the case may be, its officers, managers or directors involving in any way the Business, the Assets or the RSA 2 Assets, (ii) any changes in accuracy of the representations and warranties made by Purchaser or any of Seller, Licensee and Shareholder in this Agreement, (iii) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the transactions contemplated hereby, or (iv) any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit, action or other proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         8.6 MUTUAL COVENANTS. Purchaser and Shareholder shall each give notice to the other promptly after it receives information which could cause a reasonable business transaction party to believe that the other party has breached a representation or warranty herein or that a covenant of the other party has been breached or is impossible of performance.

           ARTICLE 9: CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Unless waived by Purchaser in writing, each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller, Licensee and Shareholder in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by any of them pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing. Representations and warranties included in updated Schedules accepted by the Purchaser shall be deemed made in the Agreement.

         9.2      COMPLIANCE WITH COVENANTS AND AGREEMENTS

                  a. Subject to the provisions of Subsection 9.2(b) below, Seller, Licensee and Shareholder shall have performed and complied with all of its/their covenants, agreements and obligations under this Agreement which are to be performed or complied with by it/ them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 12.2 hereof or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for Purchaser provided, however, that it shall be the obligation of Seller, Licensee and Shareholder to promptly remedy any such failure after Closing and hold Purchaser harmless from any adverse effect relating thereto.

                  b. The Purchaser's performance of its obligations under the Agreement shall not be excused as a result of any failure(s) by Seller, Licensee or Shareholder to perform their obligations pursuant to Subsections 9.1 and 9.2(a) above, unless (i) said failure(s) can reasonably be expected, individually or in the aggregate, to result in an adverse effect in excess of $100,000 or unless (ii) said failure relates to one of the sites designated as High Priority on Schedules 1.1(a) and 5.16(a).

                  c. The obligation of Seller, Licensee and Shareholder to perform pursuant to Subsection 9.2(a) shall survive the Closing.

         9.3 NO ADVERSE CHANGE. As of the Date of Closing, nothing shall have occurred which, individually or in the aggregate, could reasonably be expected to have an adverse effect in excess of $100,000 or materially impair the ability of Seller, Licensee, Shareholder and/or the Partnership to conduct the Business in the same manner as in the past.

         9.4 APPROVAL BY COUNSEL. Except as set forth in Schedule 9.2, counsel for Purchaser shall have been furnished with such certified copies of actions and proceedings and such other


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

instruments and documents as they shall have reasonably requested with respect to all actions, proceedings, instruments and documents required of Seller, Licensee and Shareholder to carry out the transactions contemplated by this Agreement or incidental thereto.

         9.5 CONSENTS AND APPROVALS. Except as set forth in Section 9.2, Purchaser shall have received evidence, in form and substance reasonably satisfactory to counsel for Purchaser, that all material consents, waivers, releases, authorizations, approvals, licenses, certificates, permits and franchises of all persons and entities (including each and every Governmental Authority) as may be necessary to consummate the transactions contemplated by this Agreement and for the Purchaser to carry on and continue the Business as it is now conducted by Seller and the Partnership have been obtained. All consents of the FCC shall be by Final Order (as hereinafter defined); provided, however, that if Purchaser waives the condition of FCC consents by Final Order, the parties shall consider FCC consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement. "Final Order" means an action or decision of the FCC as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

         9.6 FINANCING. Purchaser shall have obtained commitments from responsible financial institutions to enable it to borrow such funds, as are needed to pay the Purchase Price or Alternate Purchase Price, as the case may be, in cash on the Date of Closing, and such commitments shall be in effect and all conditions thereto satisfied on the Date of Closing.

         9.7 SURVEY. Seller shall have obtained at its sole cost and expense from a licensed registered land surveyor and delivered to Purchaser three (3) copies of a current as built survey of each parcel of Owned/Leased Land prepared in full compliance with the customary standard detail requirements for land title surveys, as adopted by the American Title Association and the American Congress on Surveying and Mapping. Each survey shall be certified to Purchaser and Purchaser's lenders, shall locate all easements and similar matters which are listed on the title commitments.

         9.8 EMPLOYEE STOCK OPTIONS. Shareholder shall have caused all options for shares of common stock of Shareholder pursuant to the 1995 Employee Restricted Stock Plan or the 1991 Employee Stock Option Plan or otherwise held by employees employed with respect to the Business who accept an offer of employment from Purchaser to vest on or before the date of Closing.

         9.9 LEASES. On or before the Date of Closing, Seller shall at its sole cost have caused the amendment of certain leases of Leased Real Estate, as listed on Exhibit C, to include, where necessary, extensions of the lease term (including exercisable renewal options through at least December 31, 2001 and deletion of any provision permitting a lessor to terminate the lease prior to December 31, 2001 in the absence of a default by lessee), landlord's consent to assignment to RCC or other FCC-approved licensee, and collateral assignment of such leases to a lender. Seller shall use their commercially reasonable best efforts to obtain lease amendments substantially in the form of Exhibit C-1 attached hereto, which, if obtained, shall be deemed acceptable to Purchaser. In addition, Purchaser shall use reasonable efforts to obtain the lease amendment for the "Rockland Retail Lease" in a form substantially similar to Exhibit C-2 attached hereto and incorporated herein by this reference.

         9.10     TITLE MATTERS.

                  a. As soon as practicable following the execution hereof, Seller shall provide to Purchaser A.L.T.A. Form 1992 title insurance commitments from a title insurance company reasonably acceptable to Purchaser for each parcel of Owned/Leased Land agreeing to insure title as owner or tenant (as applicable) in the amount of $200,000 for each such parcel of Owned/Leased Land, except for the Seller Owned Real Estate parcel commonly known as the Augusta site, which shall be $700,000, with standard exceptions waived, together with copies of all documents mentioned in said title insurance commitments. In each case, the amounts purchased shall be increased as necessary to comply with co-insurance provisions of the policies or to qualify for waivers or "agreed-amount" endorsements. Seller also agrees to procure for Purchaser Owner's or Leasehold Owner's policies of title insurance, as applicable, on A.L.T.A. Form 1992 for each parcel of Owned/Leased Land. Seller shall bear the cost of obtaining the title insurance commitments and Seller and Purchaser shall each pay one-half of the cost of the title insurance policies. The policies shall include waivers of the co-insurance clause reasonably acceptable to Purchaser. Purchaser shall be allowed twelve (12) business days after receipt of complete commitments for the examination thereof and the making and delivering of any written objections to the marketability of title. If no title objections are made within such twelve (12) business day period, such objections shall be deemed to have been waived by Purchaser. Purchaser shall not have the right, however, to object to Seller's or the Partnership's title to any parcel of Owned/Leased Land by reason of any of the Permitted Encumbrances. If any written objections to the marketability of title to any parcel of Owned/Leased Land are made by Purchaser within said twelve (12) day period, Seller shall use its reasonable best efforts, at its sole cost and expense, to cure said marketable title objections within thirty (30) days after said objections have been raised. If title to the Owned/Leased Land is not made marketable to Purchaser's reasonable satisfaction within such thirty (30) day period, Purchaser shall have the right during the ten (10) business day period (following the expiration of such thirty (30) day period) to terminate this Agreement by giving written notice of termination to Seller, Licensee and Shareholder.

                  b. All matters disclosed on the surveys provided pursuant to
         Section 9.7 and all exceptions to title listed in the title insurance commitments furnished pursuant to Section 9.10 (and the title insurance policies issued pursuant thereto) shall be deemed Permitted Encumbrances unless: (a) Purchaser makes a specific, timely (i.e., within twelve (12) business days after receipt of all of the title report, survey and document copy for the item in question) objection thereto; and (b) such matter(s) or exceptions impair marketable title to a parcel of Owned/Leased Real Estate (unless such matter(s) or exception(s) are covered by title insurance (including, without limitation, affirmative title insurance coverage) or are otherwise cured or corrected at or prior to Closing.)

                   In addition, the Permitted Encumbrances listed on Schedule 5.16(d) have been provisionally approved by Purchaser subject to the following; each easement of record burdening Owned/Leased Real Estate shall be located on the surveys to be provided pursuant to Section 9.7, if described in such a manner that it can be located, and thereupon shall be deemed approved unless (a) Purchaser makes a specific, timely (i.e., within twelve (12) business days after receipt of all of the title report, survey and document copy for the item in question) objection thereto; and (b) such location impairs marketable title to a parcel of Owned/Leased Real Estate (unless such matter(s) is covered by title insurance (including, without limitation, affirmative title insurance coverage) or is not otherwise covered, cured or corrected at or prior to Closing).

                 ARTICLE 10: CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF SELLER, LICENSEE AND SHAREHOLDER

         Unless waived by Seller, Licensee and Shareholder in writing, each and every obligation of Seller, Licensee and Shareholder to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

         10.2 COMPLIANCE WITH COVENANTS AND AGREEMENTS. Purchaser shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing, including (i) the execution and/or delivery of the documents, instruments and agreements specified in Section 12.3 hereof or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for Seller, Licensee and Shareholder; and (ii) payment of the Purchase Price or Alternate Purchase Price, as the case may be, in the manner provided for in this Agreement.

         10.3 APPROVAL BY COUNSEL. Counsel for Seller, Licensee and Shareholder shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested with respect to all actions, proceedings, instruments and documents required of Purchaser to carry out the transactions contemplated by this Agreement or incidental thereto.

         10.4 REQUIRED GOVERNMENTAL APPROVALS. All consents and approvals of each and every Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained. All consents of the FCC shall be by Final Order; provided, however, that if Purchaser waives the condition of FCC consents by Final Order, the parties shall consider FCC consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement.

         10.5 PURCHASER'S FINANCING. In the event Purchaser has not obtained and delivered to Seller copy(s) of written commitments for financing reasonably satisfactory to Seller, Licensee and Shareholder by January 31, 1997, Seller may thereafter terminate this Agreement upon five (5) days' written notice to Purchaser unless Purchaser has obtained and delivered to Seller copies of written commitments for financing reasonably acceptable to Seller prior to the expiration of such five (5) day period. Such commitments shall remain in full force and effect at all times during the period beginning when such commitments are obtained and continuing until the Closing. Upon lapse of any such commitment, Seller may thereafter terminate this Agreement upon five (5) days' written notice to Purchaser unless Purchaser obtains and delivers to Seller a commitment in effect prior to the expiration of such five (5) days period.

                           ARTICLE 11: INDEMNIFICATION

         11.1 INDEMNIFICATION BY SELLER, LICENSEE AND SHAREHOLDER. Seller, Licensee and Shareholder (including their respective successors and assigns) jointly and severally covenant and agree to pay and perform and indemnify and hold Purchaser, its officers, directors, employees, affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns (collectively the "Purchaser Indemnified Parties"), harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (collectively "Losses") that any of the Purchaser Indemnified Parties may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the following:

                  a. The breach or falsity of any representation or warranty made by Seller, Licensee or Shareholder in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Seller, Licensee or Shareholder pursuant hereto or thereto, except to the extent the Purchaser had actual knowledge (excluding, however, any matters relating to representations or warranties relating to Real Estate) of such breach or falsity based on the Due Diligence Documents delivered by Seller, Licensee or Shareholder and failed to advise Seller, Licensee and Shareholder of such breach or falsity prior to the date of this Agreement.

                  b. The breach or nonperformance of any covenant or agreement made by Seller, Licensee or Shareholder in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by any of them pursuant hereto or thereto.

                  c. Any claims by or liabilities to any of the Seller's or the Partnership's present or former employees on account of all sums due to such employees or otherwise arising from acts or omissions allegedly occurring on or before the Date of Closing, including, but not limited to, salaries, pension or profit sharing benefits, wages, vacation and sick pay and other employee benefits accrued as of the open of business on the Date of Closing as well as all severance pay payable by any of Seller or the Partnership to any of their respective present and former employees.

                  d. All claims, demands, liabilities, debts and/or Encumbrances, except Permitted Encumbrances, which may be asserted by any creditors of Seller, Licensee or Shareholder, except to the extent that Purchaser has assumed such liabilities under the provisions of
         Section 3.2 of this Agreement and all claims, demands, liabilities, debts and/or encumbrances which may be asserted by any creditors of the Partnership, and except to the extent reflected on the Partnership Closing Schedules.

                  e. All claims, demands, liabilities, debts and/or Encumbrances, except Permitted Encumbrances, that may be asserted against Purchaser, the Partnership, any of the RSA 2 Assets or any of the Assets at any time or from time to time resulting from or arising out of the ownership, use, maintenance or operation of the Assets, the RSA 2

         Assets, or Business with respect to any period of time prior to the Closing (excluding only any liability assumed by Purchaser under the provisions of Section 3.2 of this Agreement or reflected on the Partnership Closing Schedule).

                  f. All other liabilities of or claims against Seller, Licensee or Shareholder of any kind, to the extent not specifically assumed by the Purchaser under the provisions of Section 3.2 of this Agreement or identified on a Schedule hereto resulting from or arising out of the ownership, use, maintenance or operation of the Assets, the RSA 2 Assets, or Business with respect to any period of time prior to the Closing.

                  g. Breach by Seller of the warranty and representations set forth in Section 5.16(k). The foregoing indemnification includes, without limitation, indemnification against all costs, pursuant to the order, direction or request of a Governmental Authority or otherwise, of removal, remediation of any kind, and disposal of Hazardous Substances, all costs associated with claims for damages to persons, property, or natural resources, and the Purchaser's reasonable attorneys' and consultants' fees, court costs and expenses incurred in connection with any thereof. Notwithstanding anything in this Section 11.1(g) to the contrary, this indemnification shall not apply to any Losses incurred by the Purchaser as a direct result of affirmative actions of the Purchaser as owner or operator of the Real Estate after the Purchaser has acquired title to or a leasehold interest in the Real Estate on the Date of Closing if such affirmative actions of the Purchaser cause the introduction and initial release of a Hazardous Substance in, about, under or near the Real Estate.

                  h. Any reduction in the Purchase Price or Alternate Purchase Price, as the case may be, provided for under Section 2.4 hereof.

                  i. The indemnification provided for in this Section 11.1 shall remain in full force and effect until the date two years after the Date of Closing.

         11.2 INDEMNIFICATION BY PURCHASER. Purchaser (including its successors and assigns) covenants and agrees to pay and perform and indemnify and hold Seller, Licensee and Shareholder, their officers, directors, employees, affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns, harmless from, against and in respect of any and all Losses that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of or relating to each and all of the following:

                  a. The breach or falsity (or in the case of any covenant, nonperformance) of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant hereto and thereto.

                  b. The use or ownership of the Assets or the operation of the Business by Purchaser after the Closing, including any claims by or liabilities to any of the Purchaser's employees arising from acts allegedly occurring after the Date of Closing, except to the extent such claims or liabilities arise from or relate to acts or omissions of Seller, Licensee, Shareholder or Partnership allegedly occurring on or before the Date of Closing.

                  c. The failure of Purchaser to pay or perform the debts, liabilities and obligations it agreed to assume pursuant to Section 3.2 hereof.

                  d. The existence, use, handling, storage, transportation, manufacture, release, discharge, spillage, leakage, pumping, pouring, emitting, dumping or disposal of any Hazardous Substance in, about, under or near any parcel of Real Estate, to the extent caused by the Purchaser a direct result of affirmative actions of the Purchaser as owner or operator of the Real Estate after the Purchaser has acquired title to or a leasehold interest in the Real Estate on the Date of Closing. The foregoing indemnification includes, without limitation, indemnification against all costs, pursuant to the order, direction or request of a Governmental Authority or otherwise, of removal, remediation of any kind, and disposal of Hazardous Substances, all costs associated with claims for damages to persons, property, or natural resources, and the Seller's reasonable attorneys' and consultants' fees, court costs and expenses incurred in connection with any thereof.

         11.3 PROCEDURE FOR INDEMNIFICATION. In the event a party intends to seek indemnification pursuant to the provisions of Sections 11.1 or 11.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party") after obtaining written notice of any claim or the service of a summons or other initial legal process in any action instituted against the Indemnified Party as to which recovery may be sought against the Indemnifying Party because of the indemnification provided for in Section 11.1 or 11.2 hereof, and, if such indemnity shall arise from the claim of a third party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or litigation which, if not first paid, discharged or otherwise complied with, would result in an interruption or disruption of the business of the Indemnified Party or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within ten (10) days after notice thereof shall have been given to the

Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

         If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim or litigation shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

         If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

         11.4 LIMITATIONS. Notwithstanding any provision of this ARTICLE 11 to the contrary, Seller, Licensee, Shareholder and their respective successors and assigns shall not be required to indemnify the Purchaser Indemnified Parties pursuant to the provisions of Section 11.1(a) hereof unless and until the aggregate of all such claims exceeds the sum of $100,000 (the "Threshold Amount"). Once such cumulative Losses equal or exceed the Threshold Amount, Seller, Licensee and Shareholder and their respective successors and assigns shall be required to provide indemnification pursuant to Section 11.1(a) for all such Losses. Notwithstanding the foregoing provisions of this Section 11.4 to the contrary, losses arising out of the breach or falsity of the representations or warranties contained in Section 5.8 of this Agreement shall not be subject to the foregoing provisions of this Section 11.4. Notwithstanding any provision in this Agreement to the contrary, (i) indemnification pursuant to this Section 11 shall be the exclusive monetary remedy for all Losses that any of the Purchaser Indemnified parties may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the items set forth in Section 11.1(a)-(i), inclusive, and (ii) in no event will the indemnification obligations of Seller, Licensee and Shareholder and their respective successors and assigns under ARTICLE 11 hereof exceed in the aggregate the sum of Five Million Four Hundred Fourteen Thousand Nine Hundred and no/100 Dollars ($5,414,900.00).

         11.5     ARBITRATION.

                  a. All claims, disputes or other matters in question between the parties to this Agreement, including for matters arising under
         Section 2.4 hereof, arising out of or relating to this Agreement shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this
         Section 11.5. Any arbitration must be held in Chicago, Illinois by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by Purchaser or one of the Seller, Licensee or Shareholder to the adverse party, an arbitrator selected according to the AAA Rules.

                   The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act any court of general jurisdiction in Chicago, Illinois, or in any United States District Court having jurisdiction in Chicago, Illinois. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings. Each of Seller, Licensee, Shareholder and the Purchaser specifically desires this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the Arbitration Code of any state.

                  b. Each of Seller, Licensee, Shareholder and the Purchaser agrees and consents that any legal action, suit or proceeding seeking to enforce this Section 11.5 or to confirm or contest any arbitration award shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Chicago, Illinois, or in the United States District Court having jurisdiction in Chicago, Illinois, and each of Seller, Licensee,

         Shareholder and the Purchaser agrees that venue will be proper in such courts and waives any objection which they may have now or hereafter to the venue of any such suit, action or proceeding in such courts, and irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or proceeding. Each of Seller, Licensee, Shareholder and the Purchaser further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in said courts, and also agrees that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, proceeding or arbitration demand, if given or made: (i) according to applicable law; (ii) according to the AAA Rules; (iii) by a person over the age of eighteen who personally serves such notice or service of process on any of Seller, Licensee, Shareholder or Purchaser, as the case may be; or (iv) by certified mail, return receipt requested, mailed to any of Seller, Licensee, Shareholder or Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

                  c. In the event of arbitration filed or instituted between the parties pursuant to this Section 11.5, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.

                               ARTICLE 12: CLOSING

         12.1 DATE OF CLOSING. Subject to the satisfaction or waiver of the conditions precedent contained in ARTICLES 8, 9 and 10 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at 9:00 a.m., on the last day of the month which is at least ten (10) days after the receipt of the last required consent, at the offices Moss & Barnett in Minneapolis, Minnesota, or at such other day, time and place as may be mutually agreed upon in writing by Purchaser and Seller and shall be as of the opening of business on such day. Such date is referred to in this Agreement as the "Date of Closing."

         12.2 DOCUMENTS TO BE DELIVERED BY SELLER, LICENSEE AND SHAREHOLDER. At the Closing, Seller, Licensee and Shareholder shall execute, where necessary or appropriate, and deliver to Purchaser each and all of the following:

                  a. A certificate in the form of Exhibit E hereto signed by duly authorized officers of each of Seller, Licensee and Shareholder, and dated as of the Date of Closing, to the effect that the representations and warranties made by Seller, Licensee and

         Shareholder in this Agreement are true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made on or given at and as of the Closing and that Seller, Licensee and Shareholder have each performed and complied with all of its/their covenants, agreements and obligations under this Agreement which are to be performed and complied with by them at or prior to the Closing;

                  b. A copy certified by the Secretary of each of Seller, Licensee and Shareholder of the duly adopted resolutions of each of Seller's, Licensee's and Shareholder's Boards of Directors and Shareholder approving this Agreement and authorizing the execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by any of Seller, Licensee and Shareholder pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby;

                  c. A Bill of Sale to all of the Assets in the form of Exhibit F hereto duly executed by Seller and Licensee;

                  d. Duly executed assignments by Seller and Licensee to Purchaser with respect to the Licenses, Proprietary Rights, Software and (except as otherwise contemplated by Section 2.1 hereof) Partnership Interest in a form reasonably satisfactory to counsel for Purchaser and in compliance with all Applicable Laws;

                  e. Releases, satisfactions, or terminations of all mortgages, financing statements or other evidences of Encumbrances, other than Permitted Encumbrances, filed with the Maine Secretary of State, any county recorder and/or any other similar office in the State of Maine evidencing an Encumbrance on any of the Assets;

                  f. A duly executed Quit Claim Deed with Covenant with respect to each parcel of Seller Owned Real Estate and assignments of all leases for Seller Leased Real Estate and, if necessary for the Partnership Leased Real Estate, together with any necessary consents therefore, in recordable form in substantially the form of Exhibit O hereto for each parcel of Seller Leased Real Estate, together with any necessary consents;

                  g. Policies of title insurance for each parcel of Owned/Leased Real Estate or appropriate commitments for title insurance, in the form required by Section 9.10 hereof;

                  h. Any document or certificate that the title insurance company may reasonably require to issue the title insurance policies on the Owned/Leased Real Estate in the form required by Section 9.10 hereof;

                  i. Evidence of compliance with applicable zoning laws for the improvements located on each parcel of Owned/Leased Real Estate, which may consist for each parcel of (i) a zoning letter from the applicable zoning authority in the form of Exhibit P; or (ii) at

         Seller's expense, a zoning endorsement to the title policy for the parcel of Owned/Leased Real Estate which includes coverage for regulation by the Land Use Regulatory Commission; or (iii) at Seller's expense, an opinion of counsel reasonably acceptable to Purchaser from Rudman & Winchell or other counsel reasonably acceptable to Purchaser to the effect that the parcel of Owned/Leased Real Estate complies with applicable zoning laws. "Compliance with applicable zoning laws" as used herein refers to compliance with applicable statutes of the State of Maine, regulations (if applicable) of the Land Use Regulatory Commission and applicable municipal ordinances.

                  j. An affidavit signed by Seller in the form of Exhibit G hereto complying with Section 1445 of the Code;

                  k. Unless the failure to do so would not create a Material Adverse Effect, Seller shall furnish Purchaser with estoppel letters dated within a reasonable number of calendar days of the Date of Closing with respect to all of the Operating Contracts listed on
         Schedule 1.1(g) hereto, all of the RSA 2 Contracts listed on Schedule 5.15, hereto, and all Leased Real Estate, which shall be signed by each party thereto other than Seller, Licensee, Shareholder and/or the Partnership and which shall state that there are no defaults in and that there have been no modifications of any such Operating Contract, RSA 2 Contract or such leases for the Leased Real Estate, and that each is each still in full force and effect;

                  l. All consents, releases, assignments and permissions of any kind or nature, whether from a Governmental Authority or otherwise, which reasonably may be required to effectively sell, assign and transfer the Assets to Purchaser, all in a form reasonably satisfactory to counsel for Purchaser;

                  m. The Agreement Not To Compete within the State of Maine duly executed by Seller, Licensee, Shareholder and Maurice P. O'Connor, and each entity controlled by Shareholder, in the forms attached hereto as Exhibit H and Exhibit H-1;

                  n. Certificates of title and assignments thereof for all Vehicles;

                  o. The duly executed Assumption Agreement;

                  p. Any disclosure statement required for the transfer of any parcel of Real Estate which complies with the requirements of applicable Governmental Authorities;

                  q. An estoppel letter from Cellco dated within fifteen (15) calendar days of Closing which states that Unity has complied with all requirements of Article 6.0 of the Partnership Agreement for the Partnership and that Unity is in compliance with the Partnership Agreement;

                  r. Such other documents as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby and which are customary under local law;

                  s. A duly executed written opinion letter by Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for Seller, Licensee and Shareholder, dated as of the Date of Closing, addressed to Purchaser, reasonably satisfactory in form and substance to counsel for Purchaser, addressing the matters set forth on Exhibit I;

                  t. A duly executed written opinion letter of FCC counsel of Seller, Licensee and Shareholder, dated as of the Date of Closing, addressed to Purchaser, reasonably satisfactory in form and substance to counsel for Purchaser, addressing the matters set forth on Exhibit J hereto;

                  u. The Post Closing Escrow Agreement duly executed by Seller, Licensee and Shareholder;

                  v. A duly executed written opinion letter of Seller's state regulatory counsel in Maine, addressed to the Purchaser, reasonably satisfactory in form and substance to counsel for the Purchaser, addressing the matters set forth on Exhibit K attached hereto;

                  w. If Shareholder is to provide Billing Service to Purchaser, a billing services agreement in a mutually agreeable form, pursuant to
         Section 13.4 below, to Purchaser and Shareholder duly executed by Shareholder; and

                  x. Copies of such documents in form and substance reasonably acceptable to counsel for Purchaser admitting the Purchaser as the managing general partner of the Partnership.

         12.3 DOCUMENTS TO BE DELIVERED BY PURCHASER. At the closing, Purchaser shall execute, where necessary or appropriate, and deliver to Seller, Licensee and/or Shareholder, as appropriate, each and all of the following:

                  a. A wire transfer of immediately available funds to Seller's, Licensee's and Shareholder's designated account(s) and to the Post Closing Escrow Account in the total amount provided for in Section 2.3 hereof;

                  b. A certificate in the form of Exhibit L hereto signed by a duly authorized officer of Purchaser, and dated as of the Date of Closing, to the effect that the representations and warranties made by Purchaser in this Agreement are true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made on or given at and as of the Closing and the Purchaser has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by Purchaser at or prior to on the Closing;

                  c. A copy certified by the Secretary of Purchaser of the duly adopted resolutions of the Board of Directors of Purchaser approving this Agreement and authorizing the execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                  d. The Assumption Agreement hereto duly executed by Purchaser;

                  e. A duly executed written opinion letter by Moss & Barnett, a Professional Association, counsel for Purchaser, dated as of the Date of Closing, addressed to Seller, Licensee and Shareholder, reasonably satisfactory in form and substance to counsel for Seller, Licensee and Shareholder addressing the matters set forth in Exhibit M hereto;

                  f. The Post Closing Escrow Agreement duly executed by
         Purchaser;

                  g. A duly executed written opinion of FCC counsel of Purchaser, dated as of Closing, addressed to Seller, Licensee and Shareholder, reasonably satisfactory in form and substance to counsel for Seller, Licensee and Shareholder addressing the matters set forth in Exhibit N hereto.

              ARTICLE 13: PERFORMANCE FOLLOWING THE DATE OF CLOSING

         The following covenants and agreements are to be performed after the Closing by the parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

         13.1 COLLECTION OF RECEIVABLES. After the Closing, Purchaser shall be empowered to collect all Receivables and other items transferred to Purchaser hereunder and to endorse with the name of Seller any checks or other instrument received on account of any such Receivables or other items. Seller, Licensee and Shareholder agree to promptly transfer to Purchaser any cash, checks or other property that they may receive in respect of the Receivables. At the written request of Purchaser, Seller, Licensee and Shareholder will cooperate, and will use commercially reasonable efforts to have the officers, directors, and other employees of Seller and Shareholder cooperate, with Purchaser on and after the Date of Closing in endeavoring to effect the collection of all Receivables and with respect to other actions, proceedings, arrangements or disputes involving Seller, Licensee or Shareholder or Purchaser based upon contracts, arrangements or acts of Seller, Licensee or Shareholder which were in effect or occurred on or prior to the Date of Closing. To the extent Seller, Licensee or Shareholder makes a payment to Purchaser in satisfaction of a claim pursuant to ARTICLE 11 or 2.3(a)(iv) for breach of the representation and warranty in Section 5.17 above, and in the event Purchaser receives payment on or before a date two years after the Date of Closing of any of the Receivables which constituted the basis for such claim, Purchaser shall pay an amount equal to such payments to Seller.

         13.2 FURTHER ACTS AND ASSURANCES. Purchaser, Unity, Licensee and Shareholder each agrees that its officers will, at any time and from time to time, on and after the Date of Closing, upon the reasonable request of the other party, do all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered to Purchaser any and all papers, documents, instruments, agreements, deeds, assignments, transfers, assurances and conveyances as may be necessary or desirable to vest, perfect and confirm of record in Purchaser, its successors and assigns, the title to any of the Assets or otherwise to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Date of Closing, Purchaser, Unity, Licensee and Shareholder will each afford to the other party and its attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Assets and the Business as may reasonably be required in connection with the preparation of financial information or the filing of tax returns and will cooperate in all reasonable respects with the other party in connection with claims and litigation asserted by or against third parties, relating to the transactions contemplated hereby. In the event Seller, Licensee or Shareholder is unable to provide documentation, instruments or agreements specified in ss.12.2 hereof prior to the Date of Closing and the parties close the transaction contemplated by this Agreement, Seller, Licensee or Shareholder, as appropriate, shall provide such documentation, instruments or agreements to Purchaser as promptly as is practicable, but in any event, within two years of the Date of Closing.

         13.3 CHANGE OF NAME. Seller will provide Purchaser with such consents and shall perform such other acts (including changing Seller's names and assumed names) as may be necessary to give the Purchaser the exclusive right to use the name "Unicel" in the jurisdictions in which Seller or the Partnership heretofore has done business. From and after the Date of Closing the Seller, Licensee and Shareholder agree that they will not use such name for any purpose whatsoever.

         13.4 BILLING SERVICES PROVIDED BY SHAREHOLDER. It is the parties intention to convert the billing operations currently provided by Shareholder to Seller related to the Business to the billing services platform to be chosen by the Purchaser. The Shareholder, Seller and Purchaser agree to provide each other with all reasonable cooperation to effect such conversion as of the Date of Closing. In the event that a full conversion of such billing services cannot be completed as of the Date of Closing, Shareholder agrees to continue to provide the level of billing services currently being provided to Seller at cost as incurred by Seller in providing such services for a period of up to ninety
(90) days from the Date of Closing.

         13.5 PRESERVATION OF AND ACCESS TO RECORDS. All books and records of Seller, Licensee and Shareholder conveyed to Purchaser hereunder shall be preserved by Purchaser for a period of six (6) years after the Date of Closing; provided, however, Purchaser may destroy any part or parts of such records upon obtaining written consent of Shareholder for such destruction, which consent shall not be unreasonably withheld. Such records shall be made available to Seller, Licensee and Shareholder and their representatives at all reasonable times during normal business hours of Purchaser during said six-year period with the right at their expense to make abstracts from and copies thereof. Purchaser may return such records to Seller, Licensee and Shareholder at any time and Purchaser's obligation to preserve or make available such records shall thereupon terminate.

                            ARTICLE 14: TERMINATION.

         14.1 TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

                  a. By mutual written consent of all parties hereto;

                  b. By Purchaser or jointly by Seller, Licensee and Shareholder if (i) any of the conditions provided for in ARTICLE 8 of this Agreement have not been met and have not been waived in writing by the party seeking to terminate on or before the Date of Closing; or (ii) the FCC has denied or has not approved the application described in
         Section 8.1 herein by July 31, 1996;

                  c. By Purchaser if any of the conditions provided for in
         ARTICLE 9 of this Agreement have not been met and have not been waived in writing by Purchaser on or before the Date of Closing;

                  d. Jointly by Seller, Licensee and Shareholder if any of the conditions provided for in ARTICLE 10 of this Agreement have not been met and have not been waived in writing by Seller, Licensee and Shareholder on or before the Date of Closing;

                  e. By Purchaser pursuant to Sections 4.1(b) and/or 7.16 hereof; and

                  f. By either Seller or Purchaser if the Closing has not occurred for any reason, on or before September 30, 1996.

In the event of termination or abandonment by any party as provided in this
Section 14.1, written notice shall forthwith be given to the other party and each party shall pay its own expenses incident to preparation for consummation of this Agreement and the transactions contemplated hereunder and neither party shall have any obligation or liability to the other hereunder except such liability as may arise as a result of a breach hereof.

         14.2 CURE BY SELLER, LICENSEE OR SHAREHOLDER. Notwithstanding the foregoing, if Purchaser claims the right to terminate or abandon this Agreement pursuant to clause (b), (c) or (e) of Section 14.1, then Purchaser must provide Seller with written notice of its intention to terminate or abandon the Agreement, which notice shall identify the condition or event giving rise to Purchaser's right to terminate or abandon the Agreement and shall include the dollar amount attributed to the Balance Sheet and prospective Income Statement impacts such condition or event. Seller will have ten (10) business days from receipt of such notice to deliver to Purchaser a notice that Seller, Licensee and Shareholder have elected to do one of the following: (i) delay the Closing for up to 30 days during which Seller, Licensee and Shareholder attempt to cure such condition or event; or (ii) proceed to closing and, pursuant to an escrow agreement satisfactory to the parties, escrow the dollar amount identified in Purchaser's election notice pending the resolution of such condition or event. In the event that Seller shall fail to deliver to Purchaser an election notice, or if the parties cannot agree upon a mutually satisfactory escrow agreement, this Agreement shall terminate in accordance with the provisions of this Section 14.2.

         The limitations set forth in Section 11.4 shall not apply to any matters addressed in an escrow agreement entered into pursuant to the preceding paragraph. Seller, Licensee and Shareholder agree that by proceeding to Closing, Purchaser shall not be deemed to have waived any rights or remedies available to it under this Agreement, with respect to any matter known to it prior to the Closing.

         The provisions of this Section 14.2 shall not apply to termination pursuant to Sections 9.6, 14.1(b)(ii) or 14.1(f).

         14.3 RETURN OF DOCUMENTS AND NONDISCLOSURE. If this Agreement is terminated for any reason pursuant to Section 14.2 hereto, each party shall return all documents and materials which shall have been furnished by or on behalf of the other party, and each party hereby covenants that it will not disclose to any person or entity any confidential or proprietary information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to assert its rights hereunder.

                            ARTICLE 15: MISCELLANEOUS

         15.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing of the transactions contemplated hereby and any investigation made by the parties or their agents either prior to or after the date hereof for a period ending two years after the Date of Closing, after which no claim for an incorrect statement or representation, or for the breach of any warranty, covenant, agreement or indemnity under this Agreement may be brought, and no litigation with respect thereto may be commenced, and no party shall have any liability or obligation with respect thereto, unless the indemnified party gave written notice to the indemnifying party specifying with particularity the incorrect statement or representation or breach of warranty, covenant, agreement or indemnity claimed on or before the expiration of such period.

         15.2 BROKERS. Purchaser hereby represents and warrants to Seller, Licensee and Shareholder that it has retained The Robinson-Humphrey Company, Inc. (the "Broker") to assist it in purchasing the Assets and the Business and that the Broker is entitled to a commission as a result of the consummation of the transactions contemplated hereby. Purchaser agrees that it shall pay and hold Seller, Licensee and Shareholder, their officers, directors, shareholders and affiliates harmless from any and all fees, commissions and other sums which may be due to the Broker or any other broker, investment advisor, finder or similar consultant for the services provided for or on behalf of the Purchaser.

         15.3 COOPERATION. The parties hereto shall cooperate with each other in all respects, including using their commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement, to the end that the transactions contemplated hereby will be consummated. Without limiting the generality of the foregoing, the Shareholder will vote all of its Stock in Unity and Licensee in favor of the consummation of the transactions contemplated hereby.

         15.4 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both Purchaser and Shareholder prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable Laws. Subsequent to the Date of Closing, Purchaser may make such announcements and/or advertisements as Purchaser, in its sole discretion, deems necessary to all customers and/or potential customers and suppliers of the Business.

         15.5 SALES, USE AND DEED TAXES. Seller, Licensee and Shareholder jointly and severally agree to pay in full any and all federal, state, local and foreign sales taxes, use taxes, deed taxes, mortgage registrations, personal property taxes or other similar taxes (including any interest or penalty thereon) as and when the same may be due, which may be imposed upon or arise out of the sale of the Assets by the Seller, Licensee or Shareholder to the Purchaser or the consummation of the transactions contemplated hereby. Purchaser and Seller each shall pay one-half of the real estate transfer taxes arising on consummation of the transactions contemplated hereunder.

         15.6 INTENTIONALLY OMITTED.

         15.7 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:

   If to Seller, Licensee or:      InterCel, Inc.
        Shareholder                1233 O.G. Skinner Drive
                                   West Point, Georgia  31833
                                   Attn:  Allen Smith and Jill Dorsey

   With a copy to:                 Nelson, Mullins, Riley & Scarborough, L.L.P.
                                   400 Colony Square, Suite 2200
                                   1201 Peachtree Street Northeast
                                   Atlanta, Georgia  30361
                                   Attn:  Glenn Sturm, Esq.

   If to Purchaser:                Rural Cellular Corporation
                                   P.O. Box 1027
                                   Alexandria, Minnesota 56308
                                   Attn:  Richard P. Ekstrand, President

   With a copy to:                 Moss & Barnett, A Professional Association
                                   4800 Norwest Center
                                   90 South Seventh Street
                                   Minneapolis, Minnesota 55402
                                   Attn:  Ann K. Newhall, Esq.

         15.8 ENTIRE AGREEMENT. This Agreement, including the documents, instruments, and agreements to be executed by the parties pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, except for the Nondisclosure Agreement.

         15.9 REMEDIES CUMULATIVE. Remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

         15.10 SPECIFIC PERFORMANCE. Seller, Licensee and Shareholder acknowledge and agree that the Assets are unique and that Purchaser will have no adequate remedy at law if Seller,

Licensee and Shareholder shall fail to perform any of its/their obligations hereunder. In such event, Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.

         15.11 AMENDMENTS. No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the parties.

         15.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto. In its sole discretion, Purchaser may assign its rights in and/or delegate its duties under this Agreement to one or more wholly-owned subsidiaries (an "Affiliate" or "Affiliates"); provided, that Purchaser shall remain responsible to diligently pursue financing in accord with Section 9.6 hereof. No such assignment and/or delegation shall relieve Purchaser of any of its duties or obligations hereunder. In the event of such an assignment of rights and/or delegation of duties, all references to the Purchaser in this Agreement shall also be deemed to be references to the Affiliate to which this Agreement is assigned.

         15.13 COSTS. Except as otherwise provided herein, each party hereto shall pay its own costs and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their attorneys and accountants. None of Seller's obligations for payment of such costs and expenses shall be considered as current liabilities for the purpose of Section 2.4 above.

         15.14 GOVERNING LAW. This Agreement, including the conveyancing and transfer documents, instruments and agreements to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the laws of the State of Delaware, without giving effect to the principals of conflicts of laws thereof, except for real estate conveyancing and transfer issues, which shall be governed by the State of Maine.

         15.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

         15.16 HEADINGS. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the parties pursuant hereto.

         15.17 SCOPE OF AGREEMENT. Unless the context otherwise requires, all references in this Agreement or in any Schedule or Exhibit hereto, to the assets, properties, operations, business, financial statements, employees, books and records, accounts receivable, accounts payable, contracts, agreements or other attributes of the business of Seller, Licensee, Shareholder and/or the Partnership shall mean such items or attributes as they are used in, apply to, or relate to Seller's, Licensee's, Shareholder's and the Partnership's Business.

         15.18 NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

         15.19 KNOWLEDGE. Knowledge, as used in this Agreement and the Schedules and Exhibits attached hereto, means actual knowledge of a fact or constructive knowledge if a reasonably prudent person in a like position would have known or should have known, the fact; provided that no party shall have any greater duty to investigate or acquire knowledge because of the existence of this Agreement than would apply if this Agreement had never been executed and delivered, except that when such term is used to qualify the matter set forth on the Schedules to this Agreement, Seller, Licensee and Shareholder must make such investigation in preparing such Schedules as is reasonable under the circumstances, giving due consideration to the size and nature of the transaction contemplated herein. Seller shall be deemed to have knowledge of matters known to its officers, directors and those of its employees listed on Schedule 5.19 hereto or of matters which reasonably prudent persons in their respective positions would have known.

         15.20 SEVERABILITY. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

         15.21 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any person or entity other than Purchaser, Seller, Licensee and Shareholder or their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liabilities of any third person or entity to Purchaser or Seller, Licensee and Shareholder.

         15.22 WAIVER. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         15.23 OTHER ACQUISITIONS BY PURCHASER. Purchaser agrees that until the Closing shall have occurred or this Agreement shall have been terminated, Purchaser shall not acquire, or permit any of its subsidiaries (or, to the extent within Purchaser's control, any other person or entity affiliated with the Purchaser) to acquire any attributable interest in any FCC license if such acquisition, together with the other interests of Purchaser, its subsidiaries and other affiliates, would make the consummation of this Agreement contrary to the Communications Act or the rules, regulations or policies of the FCC.

         15.24 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized representations as of the day, month and year first above written.

                                  PURCHASER:

                                  RURAL CELLULAR CORPORATION

                                  By /s/ Richard P. Ekstrand
                                     ------------------------------------------
                                     Richard P. Ekstrand
                                     Its President

                                  UNITY:

                                  UNITY CELLULAR SYSTEMS, INC.

                                  By /s/ Maurice O'Connor
                                     ------------------------------------------
                                     Maurice O'Connor
                                     Its Vice President and General Manager

                                  SHAREHOLDER:

                                  INTERCEL, INC.

                                  By /s/ Allen E. Smith
                                     ------------------------------------------
                                     Allen E. Smith
                                     Its Chief Executive Officer


                                  LICENSEE:

                                  INTERCEL LICENSES, INC.

                                  By /s/ Allen E. Smith
                                     ------------------------------------------
                                     Allen E. Smith
                                     Its Chief Executive Officer

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.1(a)            Description of Seller Real Estate
Schedule 1.1(b)            List of Proprietary Rights
Schedule 1.1(c)            List of Tangible Personal Property
Schedule 1.1(d)            List of Vehicles
Schedule 1.1(e)            List of Telephone Numbers, Etc.
Schedule 1.1(g)            List of Material Operating Contracts
Schedule 1.1(h)            List of Licenses, Certificates, Franchises, Permits, Consents and Approvals
Schedule 1.1(i)            Categories of Pre-Paid Expenses
Schedule 1.1(l)            Categories and Aggregate Value of Inventory
Schedule 1.1(n)            List of Computer Software
Schedule 1.1(o)            List of Easements and Permits
Schedule 1.2(c)            List of Excluded Assets
Schedule 1.3               List of Shareholder Assets, Properties, Contracts and Rights
Schedule 1.4               List of Licensee Assets, Properties, Contracts and Rights
Schedule 5.3               List of Required Filings, Permits, Consents, Approvals and Notices
Schedule 5.4               List of Certain Encumbrances
Schedule 5.6               List of Pending and Threatened Litigation
Schedule 5.7               Description of Certain Labor Matters
Schedule 5.8               Description of Certain Tax Matters
Schedule 5.9               Description of Certain Employee Benefits
Schedule 5.11              List of Financial Statements and Certain Liabilities
Schedule 5.11(iii)         List of Certain Financial Matters
Schedule 5.12              List of Certain Developments
Schedule 5.13              List of RSA 2 Proprietary Rights
Schedule 5.15              List of RSA 2 Contracts
Schedule 5.16(a)           Description of Partnership Real Estate
Schedule 5.16(d)           List of Permitted Encumbrances
Schedule 5.16(k)           Description of Certain Real Estate Matters Affecting Seller Real Estate and
                           Partnership Real Estate
Schedule 5.19              List of Key Employees and Employment Agreements
Schedule 5.20              List of RSA 2 Licenses
Schedule 5.22              List of Other Material Contracts
Schedule 5.25              List of Subsidiaries
Schedule 5.27              Product Liability Claims
Schedule 5.28              List of Insurance
Schedule 5.30              CGSA Maps

Schedule 5.31              Network Diagram and Description
Schedule 5.32              System Information Updates
Schedule 5.33              List of Related Transactions
Schedule 5.34              List of Partnership Minutes
Schedule 6.5               Exceptions to Purchaser's Qualifications
Schedule 6.5(a)            Due Diligence Letters
Schedule 15.19             Key Employees
Exhibit A                  Form of Assignment and Assumption Agreement
Exhibit B                  Form of Quit Claim Deed with Covenant
Exhibit C                  Form of Certain Lease Terms
Exhibit C-1                List of Leases
Exhibit C-2                Rockland Lease Amendment
Exhibit D                  Form of Post Closing Escrow Agreement
Exhibit E                  Form of Closing Certificates of Seller, Licensee and Shareholder
Exhibit F                  Form of Bill of Sale
Exhibit G                  Form of Seller's Section 1445 Affidavit
Exhibit H                  Form of Agreement Not To Compete of Seller, Licensee and Shareholder
Exhibit H-1                Form of Agreement Not to Compete of Maurice O'Connor
Exhibit I                  Form of Opinion of Sellers' Corporate Counsel
Exhibit J                  Form of Opinion of Sellers' FCC Counsel
Exhibit K                  Form of Opinion of Sellers' State Regulatory Counsel
Exhibit L                  Form of Purchaser's Closing Certificate
Exhibit M                  Form of Opinion of Purchaser's Counsel
Exhibit N                  Form of Opinion of Purchaser's FCC Counsel

                       DIRECTORY OF CERTAIN DEFINED TERMS

TERM                                                                           SECTION

Affiliate.......................................................................15.12

Agreement.......................................................................Preamble

Agreement Not to Compete........................................................2.1

Alternate Purchase Price........................................................2.1

Applicable Laws.................................................................5.3

Article 6.0.....................................................................8.3

Assets..........................................................................1.5

Assumption Agreement............................................................3.2

Balance Sheet Date..............................................................5.11

Broker..........................................................................15.2

Business........................................................................Preamble

Cash Portion of the Purchase Price..............................................2.3

CGSA............................................................................5.30

Closing.........................................................................12.1

Closing Schedules...............................................................2.4(c)

COBRA Laws......................................................................7.19

Code............................................................................2.2

Communications Act..............................................................6.5

Competing Business..............................................................5.34

Customer Contracts..............................................................1.1(g)

Date of Closing ................................................................12.1

Deed............................................................................5.16(d)

DOJ.............................................................................8.4

Easements.......................................................................1.1(o)

Encumbrances....................................................................5.4

Environmental Audit Firm........................................................7.16

Environmental Laws..............................................................5.16(i)

Escrow Agent....................................................................2.3, 11.4(a)

Excluded Assets.................................................................1.2

Family..........................................................................5.34

FCC.............................................................................6.3

Final Order.....................................................................9.5

FTC.............................................................................8.4

Governmental Authority..........................................................5.3

Hazardous Substances............................................................5.16(i)

Hold Back Period................................................................2.3, 11.4(a)

HSR Act.........................................................................8.4

Indemnified Party...............................................................11.3

Indemnifying Party..............................................................11.3

Indemnity Fund..................................................................2.3

Intellectual Property...........................................................5.13

Inventory.......................................................................1.1(l)

Licensee........................................................................Preamble

Licenses........................................................................1.1(h)

Losses..........................................................................11.1

Majority Shareholder............................................................5.33

Material Adverse Effect.........................................................5.1

Net Partnership Scheduled Assets................................................2.4(c)

Net Pops........................................................................5.32

Net Unity Scheduled Assets......................................................2.4(c)

Network.........................................................................5.31

Nondisclosure Agreement.........................................................7.1

Operating Contracts.............................................................1.1(g)

Partnership Agreement...........................................................5.1; 5.34

Partnership Closing Schedule....................................................2.4(b)

Partnership Interest............................................................1.1(t)

Partnership Real Estate.........................................................5.16(a)

Permitted Encumbrances..........................................................5.16(d)

Proprietary Rights..............................................................1.1(b)

Purchase Price..................................................................2.1

Purchaser.......................................................................Preamble

Purchaser Indemnified Party.....................................................11.1

Real Estate.....................................................................1.1(a), 5.16(a)

Receivables.....................................................................1.1(k)

Related Person..................................................................5.34

RSA 2 Assets....................................................................5.3

RSA 2 Contracts.................................................................5.15

RSA 2 Inventory.................................................................5.5

RSA 2 Licenses..................................................................5.20

RSA 2 Proprietary Rights........................................................5.13

RSA 2 Receivables...............................................................5.17

Scheduled Assets................................................................2.4(a)(i)

Scheduled Liabilities...........................................................2.4(a)(ii)

Seller..........................................................................Preamble

Seller Owned Real Estate........................................................5.16(a)(iv)

Seller Real Estate..............................................................5.16(a)(i)

Shareholder.....................................................................Preamble

Software........................................................................1.1(n)

Taxes...........................................................................5.8

Threshold Amount................................................................11.4

Unity Closing Schedule..........................................................2.4(a)

Vehicles........................................................................1.1(d)

Warranty Deeds..................................................................5.16(e)

                                   EXHIBIT A

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of the ____ day of ____________, 199__, by and among Unity Cellular Systems, Inc., a Maine corporation ("Unity"), InterCel, Inc., a Delaware corporation ("Shareholder"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), and ________________________, a _________ corporation ("Purchaser").

         WHEREAS, Purchaser, Unity, Licensee and Shareholder have entered into an Asset Purchase Agreement dated December ___, 1996 (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms which are not proper nouns shall have the meanings ascribed to them in the Purchase Agreement.

         WHEREAS, Purchaser has taken over the operation of the Business as of the open of business on the date hereof; and

         WHEREAS, Purchaser, Unity, Licensee and Shareholder desire to enter into this Agreement to set forth the terms and conditions on which Purchaser will assume certain of the debts, liabilities and obligations of Unity, Licensee and Shareholder related to the Business.

         NOW, THEREFORE, in consideration of the purchase and sale of the Assets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Assignment and Assumption of Contracts. Unity hereby sells, assigns, transfers, conveys and delivers to Purchaser all of its right, title and interest in and to the Operating Contracts. Purchaser does hereby assume and agree to pay, perform and discharge in accordance with their terms all of the obligations and commitments of Unity which accrue or first become performable on or after the date hereof with respect to and concerning the Operating Contracts; provided, however, that Purchaser does not assume any liabilities for (i) products sold or services rendered by Unity in connection with the Business under such Operating Contracts before the date hereof, or
(ii) any debts, liabilities or obligations arising as a result of a breach or default by Unity under any of such Operating Contracts occurring before the date hereof or as a result of the consummation of the transactions contemplated by the Purchase Agreement. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not constitute an assignment or an agreement to assign any of the Operating Contracts, or any benefit arising thereunder or resulting therefrom, if such an assignment or agreement to assign without a consent required or necessary for such assignment would constitute a breach thereof or in any way adversely affect the rights of Unity or Purchaser thereunder. If such consent is not obtained, or if an attempted assignment would be ineffective or would adversely affect the rights of Unity thereunder so that Purchaser would not in fact receive all such rights, Unity, Licensee and Shareholder shall use their commercially reasonable best efforts, and shall cooperate in any arrangement which Purchaser may reasonably request in writing, to provide to Purchaser the benefits under any such Operating Contract, including (a) entering into subcontracts, subleases, sale and leasebacks, use and occupancy agreements or other contractual arrangements which will provide such benefits to Purchaser;
(b) agreeing with the person whose consent is required to be obtained that Unity will remain liable under any such Operating Contract to the same extent as if such assignment had not occurred; and (c) enforcing, at the cost of Unity, Shareholder and Licensee, and for the benefit of Purchaser, all rights of Unity against any other party thereto arising out of the breach thereof by such party. Any transfer or assignment to Purchaser of any of the Operating Contracts which shall require the consent or approval of any other party shall be made subject to such consent or approval being obtained; provided, however, that nothing contained in this paragraph 1 shall affect the rights of Purchaser, pursuant to the Purchase Agreement or otherwise, arising out of Unity, Licensee or Shareholder's failure to have disclosed the need for such consent or approval or for failing to have it obtained.

         2. Assignment and Assumption of Licenses, Certificates, Franchises and Permits. Unity, Licensee and Shareholder hereby sell, assign, transfer and convey to Purchaser, all of their respective rights, title and interest in and to all of their governmental licenses, certificates, franchises, permits, registrations, concessions, consents and approvals including, but not limited to, those described on Schedule 1.1(h) to the Purchase Agreement (collectively, the "Licenses and Permits"). Purchaser does hereby agree to be bound by and to assume and discharge in accordance with their terms all of the obligations and commitments of Unity, Licensee or Shareholder arising with respect to periods commencing after the date hereof, with respect to and concerning the Licenses and Permits.

         3. Assumption of Other Liabilities. Purchaser does hereby assume and agree to pay, perform and discharge, the following debts, liabilities and obligations of Seller:

                 a. All of Unity's trade accounts payable (being maintained by Unity consistent with past practices) arising out of the operation of the Business in the ordinary course, which are (i) reflected on Unity's books and records and (ii) remain unpaid as of the opening of business on the date hereof;

                 b. All amounts accrued as of the opening of business on the date hereof for wages, salary and benefits, including vacation and sick leave, payable to those employees of Unity who provide services in connection with the operation of the Business and who are employed by the Purchaser on the date hereof;

                 c. Unity's obligation to provide cellular telephone and related services to its customers in accordance with the Customer Contracts in effect on the date hereof;

                 d. All debts, liabilities and obligations of Unity, Licensee and Shareholder identified on Schedule 3.2 to the Purchase Agreement; and

                 e. All liabilities and obligations of Unity for Seller Leased Real Estate or in respect of Permitted Encumbrances listed on
         Schedule 5.16(d) to the Purchase Agreement, including, without limitation, Encumbrances or Permitted Encumbrances in respect of or relating to Seller Real Estate, but only to the extent that said liabilities and obligations accrue following the date hereof.

         4. Liabilities Not Assumed. Except as specifically set forth in herein, Purchaser shall not, by virtue of its purchase of the Assets or otherwise, assume or become responsible for any debts, liabilities or obligations of any of Unity, Licensee or Shareholder, whether fixed, contingent, known, unknown or otherwise.

         5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         6. Assignees. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         7. Scope. This Agreement is executed and delivered in connection with the Purchase Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the promises, agreements, representations, warranties and covenants of any of the parties to and set forth in the Purchase Agreement, all of which survive the closing and shall not be merged therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                        SELLERS:

                                        UNITY CELLULAR SYSTEMS, INC.


                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------


                                        INTERCEL LICENSES, INC.


                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------


[ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP RIGHTS AND OBLIGATIONS, IF ANY, WILL BE HANDLED IN A SEPARATE ASSIGNMENT AND ASSUMPTION DOCUMENT.]

                                        INTERCEL, INC.


                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------


                                        PURCHASER:


                                        ----------------------------------------


                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------

                                   EXHIBIT B

                      FORM OF QUITCLAIM DEED WITH COVENANT


         Unity Cellular Systems, Inc., a Maine corporation, with a place of business in ______________, ___________ County, State of Maine, for consideration paid, grants to __________________________, a Maine corporation, with a place of business in Alexandria, Douglas County, Minnesota, WITH QUITCLAIM COVENANT, the land in ___________ County, Maine, described as follows:

                        [Legal Description of Property]

         For grantor's source of title, reference, is made to a ________________ deed from ______________ to Unity Cellular Systems, Inc. dated ______________ and recorded in the ________________ County Registry of Deeds in Book _____, Page _____. Unity Cellular Systems, Inc. releases all rights in the premises being conveyed.

         IN WITNESS WHEREOF, Unity Cellular Systems Inc. has caused this deed to be signed in its corporate name as an instrument under seal by its duly authorized officer this _____ day of ____________, 19__.


                                        UNITY CELLULAR SYSTEMS, INC.

                                        By
------------------------------------       -------------------------------------
WITNESS                                    Its
                                              ----------------------------------
                                              hereunto duly authorized


         Personally appeared the above-named __________________, the ______________ of Unity Cellular Systems, Inc., a Maine corporation, and acknowledged the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of said corporation.

                                        Before me,
                                                  ------------------------------
                                                  Notary Public

                                        Printed Name:
                                                     ---------------------------
    [SEAL]

                                   EXHIBIT C

                          AMENDMENT TO LEASE AGREEMENT

         THIS AMENDMENT TO LEASE AGREEMENT, dated the ____ day of _________, 1996 (this "Amendment"), is made by and between ____________________, a ___________ corporation with its principal office located in Augusta, Maine (hereinafter "Landlord") and Unity Cellular Systems, Inc., a Maine corporation with its principal office located in Bangor, Penobscot County, Maine, and its successors and assigns ("Tenant") (collectively, the "Parties").

                              W I T N E S S E T H

         WHEREAS, Landlord owns property located in _______________________ (the "Premises"); and

         WHEREAS, the parties hereto have previously entered into that certain Lease Agreement (the "Agreement"), dated ___________ whereby the Tenant would be permitted to use the Premises for communication services; and

         WHEREAS, the parties have reached an agreement whereby the Agreement shall be modified and amended.

         NOW, THEREFORE, in consideration of the recitals above, and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

         1. Terms. All terms used in this Amendment and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement, unless the context clearly requires otherwise.

         2. Extension of Term. Notwithstanding anything in this Agreement to the contrary, if the term of this Agreement (including any options to extend the term) ends prior to December 31, 2001, then Tenant shall have the option and right, upon not less than thirty (30) days notice given to Landlord at least thirty (30) days prior to the expiration of the term (or then-occurring renewal term, if applicable) of the Agreement, to renew or extend the term of the Agreement until December 31, 2001, at the rental and upon the same terms and conditions as apply to Tenant's leasing of the Premises immediately prior to the giving of such notice.

         3. Cancellation. Section __________ of the Agreement is hereby amended by deleting the Landlord's cancellation right as provided therein in its entirety. The deleted language reads as follows:

                           [INSERT DELETED LANGUAGE]

         4. The Agreement is hereby amended by inserting the following as Section __:

         __.     Consent to Assignment.
         (a) Notwithstanding anything in this Agreement to the contrary, Landlord agrees that its consent shall not be required for any assignment by Tenant of the Agreement to a person or entity approved as a licensee by the Federal Communications Commission to conduct cellular radio transmissions, or to the affiliate of any such approved licensee. Landlord agrees timely to execute all documents and to take any other necessary action reasonably requested by Tenant to facilitate such assignment.

         (b) Landlord agrees to cooperate with any financing by Tenant of its interests in, to and under the Agreement and in any personalty located at the Premises and further agrees that Landlord's consent shall not be required for a collateral assignment of Tenant's interests in the Agreement to a lender. Landlord agrees that it will execute such instruments as may be requested by Tenant in order to evidence Landlord's agreements stated in this section, including an estoppel from Landlord to Tenant's lender; an agreement to give notice to Tenant's lender and a right to cure in favor of such lender with respect to defaults by Tenant under the Agreement; and agreement to permit Tenant's lender (and any subsequent assignee of such lender) to assume this Agreement and Tenant's rights and obligations hereunder as of the date of such assumption; and a waiver or subordination of any statutory or common law landlord lien rights.

         5. Memorandum of Lease. If requested by Tenant, a short form memorandum of this Agreement shall be executed by Landlord and Tenant and recorded in the land title records of the county in which the Premises are located.

         6. Consents. Wherever in the Agreement (as amended hereby) the consent of any party to an action is required, such party shall not unreasonably withhold or delay such consent.

         7. Agreement to Remain in Full Force and Effect. Except as herein provided, all terms and conditions of said Agreement dated ________, shall remain in full force and effect and Landlord and Tenant hereby ratify and confirm the terms and conditions of the Agreement, as modified herein.

         8. Entire Agreement. This Amendment is the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, Landlord and Tenant have respectively caused their names and seals to be hereunto affixed the day and year first written above.

                                        LANDLORD:


                                        ----------------------------------------


                                        BY:
------------------------------------        ------------------------------------
Witness
                                        ITS:
                                             -----------------------------------
------------------------------------
Print Name

                                        TENANT:

                                        UNITY CELLULAR SYSTEMS,
                                        INC., a Maine corporation


                                        BY:
------------------------------------        ------------------------------------
Witness
                                        ITS:
                                             -----------------------------------
------------------------------------
Print Name




Then personally appeared the above named ____________________ and ___________________ and severally acknowledged the foregoing instrument to be their free act and deed.

SWORN to and subscribed before me

this ____ day of _________, 19__.


                                  (L.S.)
----------------------------------
Notary Public for Maine

My Commission Expires:
                      -------------------

                                  EXHIBIT C-1

LEASED CELLULAR SITES - UNICEL

         Pork Barrel Hill/
         Millinocket site,
         Penobscot County, Maine

         Old Town site,
         Old Town,
         Penobscot County, Maine

         Northport site,
         Waldo County,
         Maine

         Newcastle site,
         Lincoln County, Maine

         Mt. Pisgah site, Winthrop,
         Kennebec County,
         Maine

         Fish Hill Site,
         Lincoln,
         Penobscot County, Maine

         Dixmont site,
         Dixmont,
         Penobscot County, Maine

         Clinton site,
         Clinton,
         Kennebec County, Maine

         Camden site,
         Camden,
         Knox County, Maine

         Benner Hill site,
         Rockland,
         Knox County, Maine

         Sears Island site,
         Searsport,
         Waldo County, Maine

         Cook Hill site,
         Vassalboro,
         Kennebec County, Maine

         Gardiner site,
         Gardiner,
         Kennebec County, Maine

         Union site,
         Knox County, Maine

         Liberty site,
         Waldo County, Maine

LEASED CELLULAR SITES - PARTNERSHIP

         Greenville site,
         Piscataquis County, Maine

         Wallagrass site,
         Aroostook County,
         Maine

         Ludlow (Smyrna) site,
         Aroostook County, Maine

         Mountain # 9,
         TDR2 WELS site,
         Maine

         Parkhurst (Johnson Hill,
         Presque Isle) site,
         Aroostook County, Maine

         Athens site,
         Athens,
         Somerset County, Maine

         Charleston site,
         Penobscot County, Maine

         Bigelow Mountain site,
         Skowhegan,
         Somerset County, Maine

                                  EXHIBIT C-2

                          AMENDMENT TO LEASE AGREEMENT

         THIS AMENDMENT TO LEASE AGREEMENT, dated the ____ day of _________, 1996 (this "Amendment"), is made by and between Maritime Energy, which has an office located in Rockland, Maine (hereinafter "Landlord") and Unity Cellular Systems, Inc., a Maine corporation with its principal office located in Bangor, Penobscot County, Maine, and its successors and assigns ("Tenant") (collectively, the "Parties").

                              W I T N E S S E T H

         WHEREAS, Landlord owns or leases property located at 532 Main Street, Rockland, Maine, and which is more particularly described on Exhibit "A" hereto which is by this reference made a part hereof, (the "Premises"); and

         WHEREAS, the parties hereto have previously entered into that certain Lease Agreement (the "Agreement"), dated March 8, 1994; and

         WHEREAS, the parties have reached an agreement whereby the Agreement shall be modified and amended.

         NOW, THEREFORE, in consideration of the recitals above, and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

         1. Terms. All terms used in this Amendment and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement, unless the context clearly requires otherwise.

         2.  The Agreement is hereby amended by adding the following paragraphs:

         Notwithstanding anything in this Agreement to the contrary, Maritime Energy (hereinafter "Landlord") agrees that its consent shall not be required for any assignment by Tenant of the Agreement to a person or entity approved as a licensee by the Federal Communications Commission to conduct cellular radio transmissions, or to the affiliate of any such approved licensee. Landlord agrees timely to execute all documents and to take any other necessary action reasonably requested by Tenant to facilitate such assignment.

         Landlord agrees to cooperate with any financing by Tenant of its interests in, to and under the Agreement and in any personalty located at the Premises and further agrees that Landlord's consent shall not be required for a collateral assignment of Tenant's interests in the Agreement to a lender. Landlord agrees that it will execute such instruments as may be requested by Tenant in order to evidence Landlord's agreements stated in this section, including an estoppel from Landlord to Tenant's lender; an agreement to give notice to Tenant's lender and a right to cure in favor of such lender with respect to defaults by Tenant under the Agreement; and agreement to permit Tenant's lender (and any subsequent assignee of such lender) to assume this Agreement and Tenant's rights and obligations hereunder as of the date of such assumption; and a waiver or subordination of any statutory or common law landlord lien rights.

         3. The Agreement is hereby further amended by deleting the following language:

         You agree to hold us harmless and to indemnify us for any claims or liabilities which arise out of the premises, operation or use during the term of this lease.

and by adding, in its place, the following language:

         As to any liability for environmental conditions, laws or regulations arising out of or connected with circumstances which occurred or originated prior to the commencement of the Lease, Landlord agrees that Tenant shall not be responsible for and it shall hold Tenant harmless from and against the same. As to matters originating after the commencement date of this Lease, each party shall indemnify and hold the other party harmless from any and all claim of liability or loss from personal injury or property damage resulting from or arising out of the indemnifying party's negligent acts or omissions or willful misconduct, or those of its servants or agents, in connection with the premises, except to the extent due to the indemnified party's negligent acts or omissions or those of its servants or agents.

         4. Memorandum of Lease. If requested by Tenant, a short form memorandum of this Agreement shall be executed by Landlord and Tenant and recorded in the land title records of the county in which the Premises are located.

         5. Consents. Wherever in the Agreement (as amended hereby) the consent of any party to an action is required, such party shall not unreasonably withhold or delay such consent.

         6. Agreement to Remain in Full Force and Effect. Except as herein provided, all terms and conditions of said Agreement dated March 8, 1994, shall remain in full force and effect and Landlord and Tenant hereby ratify and confirm the terms and conditions of the Agreement, as modified herein.

         7. Entire Agreement. This Amendment is the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, Landlord and Tenant have respectively caused their names and seals to be hereunto affixed the day and year first written above.


                                        LANDLORD:

                                        MARITIME ENERGY


                                        BY:
------------------------------------        ------------------------------------
Witness
                                        ITS:
                                             -----------------------------------
------------------------------------
Print Name

                                        TENANT:

                                        UNITY CELLULAR SYSTEMS,
                                        INC., a Maine corporation

                                        BY:
------------------------------------        ------------------------------------
Witness                                 ITS:
                                             -----------------------------------

------------------------------------
Print Name

Then personally appeared the above named ____________________ and ___________________ and severally acknowledged the foregoing instrument to be their free act and deed.

SWORN to and subscribed before me

this ____ day of _________, 19__.


                                 (L.S.)
---------------------------------
Notary Public for Maine

My Commission Expires:
                      ------------------

                                   EXHIBIT D

                         POST CLOSING ESCROW AGREEMENT

         THIS POST CLOSING ESCROW AGREEMENT is made and entered into as of the ____ day of _________, 199__, by and among _________________________, a
_______________ corporation ("Purchaser"), Unity Cellular Systems, Inc., a Maine corporation ("Unity"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), InterCel, Inc., a Delaware corporation ("Shareholder"), and ("Escrow Agent").

         WHEREAS, Purchaser, Unity, Licensee and Shareholder have entered into an Asset Purchase Agreement dated December __, 1996 (the "Purchase Agreement") pursuant to which Unity, Licensee and Shareholder have sold and Purchaser has purchased substantially all of Unity's assets used in connection with the operation of a business providing cellular telephone and related services in the Bangor, Maine MSA and Maine RSA 3 under the name "Unicel" and, subject to
Section 2.1 of the Purchase Agreement, of serving as the managing general partner in Northern Maine Cellular Partnership, a Maine general partnership that is engaged in the business of providing cellular telephone and related services in Maine RSA 2;

         WHEREAS, Section 2.3 of the Purchase Agreement provides for the escrow of certain funds to protect the Purchaser with respect to the matters Unity, Licensee and Shareholder have agreed to indemnify the Purchaser against pursuant to ARTICLE 11 of the Purchase Agreement and with respect to certain reductions in the Purchase Price or Alternate Purchase Price provided for in
Section 2.4 of the Purchase Agreement; and

         WHEREAS, Purchaser, Unity, Licensee, Shareholder, and Escrow Agent desire to enter into this Agreement to set forth the terms and conditions of such escrow.

         1. Defined Terms. As used herein, all defined terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

         2. Deposit of Funds. The Purchaser warrants that it has deposited with the Escrow Agent, on the date hereof, the sum of ________________ and __/100 Dollars ($_______) (the "Principal") in immediately available funds pursuant to Section 2.3 of the Purchase Agreement.

         3. Purpose of Escrow. The Principal and any accrued interest thereon (collectively the "Deposit") shall be held by the Escrow Agent to protect the Purchaser with respect to (i) the matters as to which Unity, Licensee and Shareholder are required to indemnify Purchaser against pursuant to the provisions of ARTICLE 11 of the Purchase Agreement ("Indemnification Claims"), and (ii) any reduction in the Purchase Price or Alternate Purchase Price, as the case may be, pursuant to the provisions of
Section 2.4 of the Purchase Agreement ("Purchase Price Reduction Claims").

         4. Investment of Funds. The Escrow Agent shall invest the Principal in accordance with Unity's instructions in _________, _____________, and __________ and in any other investments in accordance with Unity's and Purchaser's joint written instructions.

         5. Release of Funds. The Principal, less (x) the total amount of all Indemnity Claims validly made by Purchaser pursuant to ARTICLE 11 of the Purchase Agreement, less (y) the amount of any Purchase Price Reduction Claims validly made pursuant to the provisions of Section 2.4 of the Purchase Agreement, and (z) any interest on the total of the amounts specified in (x) and (y) shall be paid to Unity together with any interest or income thereon on the business day immediately following the expiration of the Hold Back Period. If, prior to the expiration of the Hold Back Period, the Purchaser has given notice of any Indemnification Claims and/or Purchase Price Reduction Claims, the Escrow Agent shall retain Principal in an amount equal to the aggregate of all such Indemnification Claims and Purchase Price Reduction Claims together with any interest or income thereon (collectively the "Retained Portion"). The Escrow Agent shall retain the Retained Portion together with any interest or income thereon, in escrow, and the Hold Back Period shall be extended with respect thereto, until the earlier of: [(i) twelve months from the date hereof; or] (i) five (5) business days following the delivery to the Escrow Agent of written instructions signed by Purchaser and Unity directing the Escrow Agent as to whom all or any part of the Retained Portion and any interest or income thereon is to be distributed, and/or (ii) ten (10) business days after a copy of an arbitrator's final decision with respect to any Indemnification Claims and or Purchase Price Reduction Claims has been delivered to the Escrow Agent to the extent said arbitrator's final decision contains instructions as to whom to disburse all or part of the Retained Portion together with interest or income thereon, provided however, the Escrow Agent shall have notified the parties hereto and provided them with copies of said arbitrator's final decision at least four (4) business days before the Escrow Agent proposes to release all or part of the Retained Portion pursuant to said arbitrator's final decision.

         6. Notices. All notices, instructions and other communications provided for herein shall be in writing and shall be deemed validly given, made or served, on the date of delivery in the case of personal delivery, or forty-eight (48) hours after deposit with the U.S. Postal Service if sent by certified mail, return receipt requested, addressed as follows:

         if to Purchaser:         Rural Cellular Corporation
                                  P.O. Box 1027
                                  Alexandria, Minnesota 56308
                                  Attn:  Richard P. Ekstrand, President

         with a copy to:          Moss & Barnett, A Professional Association
                                  4800 Norwest Center
                                  90 South Seventh Street
                                  Minneapolis, Minnesota 55402
                                  Attn:  Ann K. Newhall, Esq.

         if to Sellers:           InterCel, Inc.
                                  1233 O.G. Skinner Drive
                                  West Point, Georgia 31833
                                  Attn:  Allen Smith and Jill Dorsey, Esq.

         with a copy to:          Nelson, Mullins, Riley & Scarborough, L.L.P.
                                  400 Colony Square, Suite 2200 1201 Peachtree
                                  Street Northeast Atlanta, Georgia 30361 Attn:
                                  Glenn Sturm, Esq.

         if to Escrow Agent:      ______________________________________

                                  ______________________________________

                                  ______________________________________


or to such other addresses as the parties may designate.

         7. Fees. All fees payable to the Escrow Agent for holding the Deposit in escrow, investing the Principal, disbursing the Deposit and acting as escrow agent hereunder shall be paid by Sellers.

         8. Duties of Escrow Agent. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by all of the then parties in interest. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall be under no obligation to refer to the Purchase Agreement or any other documents between or among the parties related in any way to this Agreement.

         9. Limitation on Liability. The Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or bad faith.

         10. Reliance. The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any writing furnished to it by any party hereto in accordance with the terms hereof, and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any party and believed by the Escrow Agent in good faith to be genuine and to have been signed by the proper party. The Escrow Agent may consult with counsel with respect to any question relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

         11. Conflicting Claims. In the event of any disagreement between the parties hereto resulting in conflicting claims and demands being made in connection with or against the Deposit, the Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of any party until such disagreement is finally resolved in the manner provided in paragraph 4 hereof, but shall continue to comply with the other terms and conditions of this Agreement, and in so doing the Escrow Agent shall not be or become liable to any party.

         12. Attachment, Garnishment, Etc. If all or any part of the Deposit is at any time attached, garnished or levied upon, or in case the payment, assignment, transfer, conveyance or delivery of all or any part of the Deposit shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting all or any part of the Deposit, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it believes in good faith is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         13. Governing Law. This Agreement shall be construed, governed, enforced and administered in accordance with the laws of the State of ______________, without giving effect to the conflicts of law principles thereof.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                        PURCHASER:

                                        RURAL CELLULAR CORPORATION


                                        By
                                           -------------------------------------
                                           Richard P. Ekstrand
                                           Its President

                                        UNITY:

                                        UNITY CELLULAR SYSTEMS, INC.

                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                        SHAREHOLDER:

                                        INTERCEL, INC.


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                        LICENSEE:

                                        INTERCEL LICENSES, INC.


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        ESCROW AGENT:

                                        ----------------------------------------


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                   EXHIBIT E

                          SELLER'S CLOSING CERTIFICATE

                         (UNITY CELLULAR SYSTEMS, INC.)


         The undersigned, being a duly acting, appointed and authorized officer of Unity Cellular Systems, Inc., a Maine corporation ("Unity"), hereby certifies to Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), pursuant to Section 12.2(a) of the Asset Purchase Agreement made and entered into as of the _____ day of December, 1996, by and among Purchaser, Unity, InterCel Licenses, Inc., a Delaware corporation, and InterCel, Inc., a Delaware corporation (the "Purchase Agreement"), as follows:

         1. All of the representations and warranties made by Unity in the Purchase Agreement and in the documents, instruments and/or agreements executed and/or delivered by Unity prior to or on the date hereof pursuant to the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though such representations and warranties had been made on or given on and as of the date hereof; and

         2. Unity has performed and complied with all of its respective covenants, agreements and obligations under the Purchase Agreement which were to be performed and complied with by it prior to or on the date hereof.

         IN WITNESS WHEREOF, I have executed this Closing Certificate as of the ___ day of __________, 199___.


                                        UNITY CELLULAR SYSTEMS, INC.



                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                         LICENSEE'S CLOSING CERTIFICATE

                           (INTERCEL LICENSES, INC.)


         The undersigned, being a duly acting, appointed and authorized officer of InterCel Licenses, Inc., a Delaware corporation ("Licensee"), hereby certifies to Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), pursuant to Section 12.2(a) of the Asset Purchase Agreement made and entered into as of the _____ day of December, 1996, by and among Purchaser, Licensee, Unity Cellular Systems, Inc., a Maine corporation, and InterCel, Inc. a Delaware corporation (the "Purchase Agreement"), as follows:

         1. All of the representations and warranties made by Licensee in the Purchase Agreement and in the documents, instruments and/or agreements executed and/or delivered by the Licensee prior to or on the date hereof pursuant to the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though such representations and warranties had been made on or given on and as of the date hereof; and

         2. Licensee has performed and complied with all of its respective covenants, agreements and obligations under the Purchase Agreement which were to be performed and complied with by it prior to or on the date hereof.

         IN WITNESS WHEREOF, I have executed this Closing Certificate as of the ___ day of __________, 199___.


                                        INTERCEL LICENSES, INC.



                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                       SHAREHOLDER'S CLOSING CERTIFICATE

                                (INTERCEL, INC.)


         The undersigned, being a duly acting, appointed and authorized officer of InterCel, Inc., a Delaware corporation ("Shareholder"), hereby certifies to Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), pursuant to
Section 12.2(a) of the Asset Purchase Agreement made and entered into as of the _____ day of December, 1996, by and among Purchaser, Shareholder, InterCel Licenses, Inc., a Delaware corporation, and Unity Cellular Systems, Inc., a Maine corporation (the "Purchase Agreement"), as follows:

         1. All of the representations and warranties made by Shareholder in the Purchase Agreement and in the documents, instruments and/or agreements executed and/or delivered by Shareholder prior to or on the date hereof pursuant to the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though such representations and warranties had been made on or given on and as of the date hereof; and

         2. Shareholder has performed and complied with all of its respective covenants, agreements and obligations under the Purchase Agreement which were to be performed and complied with by it prior to or on the date hereof.

         IN WITNESS WHEREOF, I have executed this Closing Certificate as of the ___ day of __________, 199___.


                                        INTERCEL, INC.



                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                   EXHIBIT F

                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS:

         That for value received, Unity Cellular Systems, Inc. a Maine corporation ("Unity"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), and InterCel, Inc., a Delaware corporation ("Shareholder") do hereby sell, assign, grant, bargain, convey, transfer, set over, deliver and confirm unto ___________________, a _____________ corporation ("Purchaser"), its successors and assigns, forever, all of their right, title and interest in and to the Assets, as described and defined in that certain Asset Purchase Agreement dated as of December ___, 1996, by and among Rural Cellular Corporation, a Minnesota corporation, and Unity, Licensee and Shareholder (the "Purchase Agreement") free and clear of all liens, encumbrances and charges of every nature. This Bill of Sale transfers no interest in the Excluded Assets specifically identified in Section 1.2 of the Purchase Agreement.

         This Bill of Sale is executed and delivered in connection with the Purchase Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the promises, agreements, representations, warranties and covenants of the parties to and set forth in the Purchase Agreement, all of which shall survive the Closing and not be merged herein.

         Unity, Licensee and Shareholder hereby binds themselves, their successors and assigns, to warrant and defend the title to all the herein described Assets unto Purchaser, its successor and assigns to the extent they are obligated to do so under the terms of the Purchase Agreement.

         Unity, Licensee and Shareholder hereby name and irrevocably constitute and appoint Purchaser, its successors and assigns, their true and lawful attorney, with full power of substitution, in the name of Purchaser, or in the name of Unity, Licensee or Shareholder but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive from time to time any and all Assets hereby sold, assigned, transferred, conveyed and delivered to Purchaser and to give receipts, releases and acquaintances for and in respect of the same or any part thereof; from time to time to institute and prosecute in the name of Seller or otherwise, but for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise which Purchaser, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right, title or interest of any kind in or to the assets hereby sold, assigned, transferred, conveyed and delivered, or intended so to be, to defend or compromise any and all actions, suits or proceedings, in respect of any of said Assets and to do all such acts and things in relation thereto as Purchaser, its successors or assigns, shall deem desirable. Unity, Licensee and

Shareholder hereby declare that the foregoing powers are coupled with an interest and are and shall be irrevocable by them.

         This instrument shall be effective at the opening of business, Eastern Standard Time, on the date hereof, and shall be binding upon Unity, Shareholder, Licensee and their successors and assigns and shall inure to the benefit of the Purchaser and its successors and assigns.


         IN WITNESS WHEREOF, as of the _____ day of ____________, 199__, Unity, Licensee and Shareholder have caused this Bill of Sale to be executed and delivered by their duly authorized representatives.


                                        UNITY:
                                        Unity Cellular Systems, Inc.


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        SHAREHOLDER:
                                        InterCel, Inc.


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        LICENSEE:
                                        InterCel Licenses, Inc.


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                   EXHIBIT G

                              TRANSFEROR AFFIDAVIT


STATE OF ____________     )
                          ) ss.
COUNTY OF ___________     )

         Unity Cellular Systems, Inc., a Maine corporation ("Transferor"), the undersigned affiant, is the seller of the property described in that certain Asset Purchase Agreement dated December ___, 1996 (the "Purchase Agreement"), by and among Transferor, InterCel, Inc., a Delaware corporation, and InterCel Licenses, Inc., a ____________ corporation, as Sellers, and Rural Cellular Corporation, a Minnesota corporation ("Transferee"), as Purchaser.

         Section 1445 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), provides that a transferee (buyer) of an interest in United States real property must withhold tax if the transferor (seller) is a foreign person. To inform Transferee that withholding of tax is not required upon Transferor's disposition of an interest in United States real property pursuant to the Purchase Agreement, Transferor, being first duly sworn on oath, states as follows:

         1. Transferor is not a foreign person for purposes of Section 1445 of the Code;

         2. Transferor's United States taxpayer identification number is _____________; and

         3.      Transferor's office address is ________________________________
                 ______________________________________________________________.

         Transferor understands that this affidavit may be disclosed to the Internal Revenue Service by Transferee and that any false statement made hereunder may be punishable by fine, imprisonment or both.

         Under penalty of perjury, Transferor declares that it has examined this affidavit and that the statements contained herein are true, correct and complete.


Dated this ___ day of __________, 199__.   Unity Cellular Systems, Inc.


                                           By
                                             -----------------------------------
                                             Its
                                                --------------------------------

Subscribed and sworn to before me
this ___ day of _______________, 199__.


---------------------------------------
Notary Public

                                   EXHIBIT H

                            AGREEMENT NOT TO COMPETE


         THIS AGREEMENT NOT TO COMPETE is made and entered into this ____ day of _____________, 1997, by and among _________________________________________, a _________________ corporation ("Company"), Unity Cellular Systems, Inc., a Maine corporation ("Unity"), InterCel, Inc., a Delaware corporation ("Shareholder"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), and the undersigned subsidiaries of Shareholder whose names and addresses for purposes of notice hereunder are shown on Schedule A hereto and incorporated herein by reference (such subsidiaries of Shareholder, together with Unity, Licensee and Shareholder, are referred to collectively herein as the "Covenantors").

         RECITALS:

                 A. Unity has heretofore been engaged in the business of providing cellular telephone and related services in the Bangor, Maine MSA and Maine RSA 3 under the name "Unicel" and was the managing general partner in Northern Maine Cellular Partnership, a Maine general partnership (the "Partnership"), which is engaged in the business of providing cellular telephone and related services in Maine RSA 2 under the name "Unicel" (which business of Unity and the Partnership are collectively referred to herein as the "Business");

                 B. Pursuant to the terms of an Asset Purchase Agreement dated December ___, 1996, by and among Unity, Shareholder, Licensee and Rural Cellular Corporation (the "Purchase Agreement"), the Company has purchased, and Unity and Licensee have sold, all of the assets, properties, contract rights, operations and business of Unity of every kind, nature and description whatsoever and certain assets, contract rights and Licenses of Licensee as set forth in the Purchase Agreement);

                 C. Shareholder is the sole shareholder of Unity and Licensee;

                 D. The Company would not have entered into the Purchase Agreement in the absence of Covenantors' agreement herein not to compete with the Company.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Non-Competition Agreement. During the period of two (2) years from and after the date hereof, Covenantors jointly and severally covenant and agree that, without the Company's prior written consent, they will not, directly or indirectly, individually or collectively, lend their credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, partner, joint venturer, shareholder, officer, director, manager, employer, licensor, licensee, principal, agent, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in activities competitive with the Business in the State of Maine. For the purposes of this Agreement, competitive activities shall mean the provision of wireless (including, without limitation, cellular) telecommunications services and both sales and resales of wireless access, airtime and equipment.

         2. Nonsolicitation Agreement. During the period of two (2) years from and after the date hereof, Covenantors, jointly and severally, agree that they will not, whether for their own account or for the account of any other person or entity, directly or indirectly, or individually or collectively, interfere with Company's relationship with or endeavor to divert or entice away from the Company any person or entity which at any time during the term of the Covenantors' prior relationship with the Business is or was an employee or customer of the Business except as set forth in the Purchase Agreement.

         3. Confidential Information. Covenantors understand and agree that the assets and the Business acquired by the Company pursuant to the Purchase Agreement are unique and specialized and that, in connection with their respective ownership or affiliations with the Business, they received or had access to Confidential Information (as hereinafter defined). Covenantors jointly and severally agree that at all times from and after the date of this Agreement, they shall keep secret all such Confidential Information and will not, except as required by law, directly or indirectly, or individually or collectively, "Use" (as hereinafter defined) or "Disclose" (as hereinafter defined) the same to any person or entity without first obtaining the written consent of the Company. At any time the Company may so request, Covenantors shall turn over to the Company all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records and other documents made, compiled by or delivered to them containing or concerning any Confidential Information, including copies thereof except such copies as are reasonably necessary for historical purposes for Unity, in their possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company.

         As used in this Agreement, the term "Confidential Information" means any information or compilation of information not generally known to the public or the industry, which was previously proprietary to Unity, Licensee and/or Shareholder, relating to procedures, techniques, methods, concepts, ideas, affairs, products, processes and services related solely to the Business, including, but not limited to, information relating to marketing, merchandising, selling, research, development, purchasing, costs, customers, plans, pricing, billing, needs of customers and services used by customers of the Business. Confidential Information for purposes of this Agreement shall also include all lists of customers, addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, books, code books, records, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operation in Maine and the like related solely to the Business. All information disclosed to Covenantors during the term of their prior relationship to the Business which they have a reasonable basis to believe to be Confidential Information, which was previously treated by Unity, Licensee and/or Shareholder as Confidential Information, shall be presumed to be Confidential Information.

         As used in this Agreement, the term "Disclose" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other person or entity, or in any way to copy, any of the Confidential Information.

         As used in this Agreement, the term "Use" means to appropriate any of the Confidential Information for the benefit of any person or entity other than the Company.

         4. Reasonableness of Covenants. Covenantors acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected. Covenantors further acknowledge and agree that the Company would not have agreed to enter into the Purchase Agreement unless they entered into this Agreement.

         5. Compensation. The Covenantors shall receive no separate monetary consideration for the restrictive covenants contained in this Agreement but the Covenantors acknowledge receipt of consideration in the form of the purchase of assets from Unity, Licensee and the Shareholder pursuant to the Purchase Agreement.

         6. Injunctive Relief. The parties agree that the remedy of damages at law for the breach by Covenantors of any of the covenants contained in this Agreement is an inadequate remedy. In recognition of the irreparable harm that a violation by Covenantors of any of the covenants, agreements or obligations arising under this Agreement would cause the Company, Covenantors agree that, in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against them and every other person and entity concerned thereby, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such actual or threatened violation, the prevailing party in any legal proceeding shall be reimbursed by the other party for all costs, expenses and reasonable attorneys' fees incurred in pursuing or defending in such legal proceedings any of its rights with respect to such actual or threatened violation.

         7. Blue Pencil Doctrine. In the event that any of the restrictive covenants contained in this Agreement shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

         8. Notice. All notices, demands and other communications provided for in this Agreement shall be in writing and shall be given by personal delivery or by certified or registered first class mail, postage prepaid, return receipt requested, sent to the Covenantors at the addresses designated on Schedule A or to the Company at 3905 Dakota Street, Alexandria, Minnesota 56308, attention Richard P. Ekstrand, President, or at such other address as may be designated by a party in written notice delivered to the other parties in accordance with this paragraph. All such notices, demands and communications shall be effective when delivered.

         9. Entire Agreement. This Agreement, together with the Purchase Agreement, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto and thereto with respect to the subject matter hereof and thereof.

         10. Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representative(s), successors and permitted assigns, but nothing in this Agreement is to be construed as an authorization or right of any party to assign its/his rights or delegate its/his duties under this Agreement without the prior written consent of the other party hereto.

         12. Governing Law. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Maine, without giving effect to the principles of conflicts of laws thereof.

         13. Headings. The headings to the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

         14. Severability. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.


                                        COMPANY:


                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                        COVENANTORS:

                                        UNITY CELLULAR SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        INTERCEL, INC.


                                        By:
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        INTERCEL LICENSES, INC.


                                        By:
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        [Add other Covenantors, as appropriate]


Schedule A - Names and Addresses of Covenantors

                                  EXHIBIT H-1

                            AGREEMENT NOT TO COMPETE


         THIS AGREEMENT NOT TO COMPETE is made and entered into this ____ day of _____________, 1997, by and among _______________________________, a
_____________ corporation ("Company"), and Maurice P. O'Connor, an individual (the "O'Connor").

         RECITALS:

                 A. Unity Cellular Systems, Inc. ("Unity") has heretofore been engaged in the business of providing cellular telephone and related services in the Bangor, Maine MSA and Maine RSA 3 under the name "Unicel" and was the managing general partner in Northern Maine Cellular Partnership, a Maine general partnership (the "Partnership"), which is engaged in the business of providing cellular telephone and related services in Maine RSA 2 under the name "Unicel" (which business of Unity and the Partnership are collectively referred to herein as the "Business");

                 B. The Company has purchased certain assets and licenses comprising the Business from Unity and its affiliates, pursuant to an Asset Purchase Agreement dated December ___, 1996 ("Purchase Agreement");

                 C. O'Connor has been employed as the Vice President and General Manager of Unity and has accepted similar employment with ____________________;

                 D. The Company would not have entered into the Purchase Agreement in the absence of O'Connor's agreement herein not to compete with the Company.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Non-Competition Agreement. During the period of two (2) years from and after the date hereof, O'Connor covenants and agrees that, without the Company's prior written consent, he will not, directly or indirectly, individually or collectively, lend his credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, partner, joint venturer, shareholder, officer, director, manager, employer, licensor, licensee, principal, agent, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in activities competitive with the Business in the State of Maine. For the purposes of this Agreement, competitive activities shall mean the provision of wireless (including, without limitation, cellular) telecommunications services and both sales and resales of wireless access, airtime and equipment.

         2. Nonsolicitation Agreement. During the period of two (2) years from and after the date hereof, O'Connor, agrees that he will not, whether for his own account or for the account of any other person or entity, directly or indirectly, or individually or collectively, interfere with Purchaser's relationship with or endeavor to divert or entice away from the Purchaser any person or entity which at any time during the term of the O'Connor's prior relationship with Unity or the Company is or was an employee or customer of the Business.

         3. Confidential Information. O'Connor understands and agrees that the assets and the Business acquired by the Company pursuant to the Purchase Agreement are unique and specialized and that, in connection with his employment with Unity, he received or had access to Confidential Information (as hereinafter defined). O'Connor agrees that at all times from and after the date of this Agreement, he shall keep secret all such Confidential Information and will not, except as required by law or as an employee of the Company, directly or indirectly, or individually or collectively, "Use" (as hereinafter defined) or "Disclose" (as hereinafter defined) the same to any person or entity without first obtaining the written consent of the Company. At any time the Company may so request, O'Connor shall turn over to the Company all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records and other documents made, compiled by or delivered to them containing or concerning any Confidential Information, including copies thereof, in his possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company.

         As used in this Agreement, the term "Confidential Information" means any information or compilation of information not generally known to the public or the industry, which was previously proprietary to Unity, relating to procedures, techniques, methods, concepts, ideas, affairs, products, processes and services related to the Business, including, but not limited to, information relating to marketing, merchandising, selling, research, development, purchasing, costs, customers, plans, pricing, billing, needs of customers and services used by customers of the Business. Confidential Information for purposes of this Agreement shall also include all lists of customers, addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, books, code books, records, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operation in Maine and the like. All information disclosed to O'Connor during the term of his prior employment with Unity in the Business which he has a reasonable basis to believe to be Confidential Information, which was previously treated by Unity, or currently treated by the Company as Confidential Information, shall be presumed to be Confidential Information.

         As used in this Agreement, the term "Disclose" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other person or entity, or in any way to copy, any of the Confidential Information.

         As used in this Agreement, the term "Use" means to appropriate any of the Confidential Information for the benefit of any person or entity other than the Company.

         4. Reasonableness of Covenants. O'Connor acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected. O'Connor further acknowledges and agrees that the Company would not have agreed to enter into the Purchase Agreement unless he entered into this Agreement.

         5. Compensation. The O'Connor shall receive no separate monetary consideration for the restrictive covenants contained in this Agreement but the O'Connor acknowledges receipt of consideration in the form of the vesting of certain options for shares of common stock of InterCel, Inc. and the Shareholder pursuant to Section 9.8 of the Purchase Agreement.

         6. Injunctive Relief. The parties agree that the remedy of damages at law for the breach by O'Connor of any of the covenants contained in this Agreement is an inadequate remedy. In recognition of the irreparable harm that a violation by O'Connor of any of the covenants, agreements or obligations arising under this Agreement would cause the Company, O'Connor agree that, in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against them and every other person and entity concerned thereby, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such actual or threatened violation, the prevailing party in any legal proceeding shall be reimbursed by the other party for all costs, expenses and reasonable attorneys' fees incurred in pursuing or defending in such legal proceedings any of its rights with respect to such actual or threatened violation.

         7. Blue Pencil Doctrine. In the event that any of the restrictive covenants contained in this Agreement shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

         8. Notice. All notices, demands and other communications provided for in this Agreement shall be in writing and shall be given by personal delivery or by certified or registered first class mail, postage prepaid, return receipt requested, sent to the O'Connor at ________________ or to the Company at 3905 Dakota Street, Alexandria, Minnesota 56308, attention Richard P. Ekstrand, President, or at such other address as may be designated by a party in written notice delivered to the other parties in accordance with this paragraph. All such notices, demands and communications shall be effective when delivered.

         9. Entire Agreement. This Agreement, together with the Employment Agreement between O'Connor and ________________ dated
_______________, 1997, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto and thereto with respect to the subject matter hereof and thereof.

         10. Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representative(s), successors and permitted assigns, but nothing in this Agreement is to be construed as an authorization or right of any party to assign its/his rights or delegate its/his duties under this Agreement without the prior written consent of the other party hereto.

         12. Governing Law. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Maine, without giving effect to the principles of conflicts of laws thereof.

         13. Headings. The headings to the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

         14. Severability. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                        COMPANY:


                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Its
                                              ----------------------------------


                                        O'CONNOR:



                                        By:
                                           -------------------------------------
                                           Maurice P. O'Connor

                                   EXHIBIT I


                              ______________, 1997




Rural Cellular Corporation
P. O. Box 1027
Alexandria, Minnesota 56308

Ladies and Gentlemen:

         We have acted as counsel to Unity Cellular Corporation ("Company"), InterCel Licenses, Inc. ("Licensee") and InterCel, Inc. ("Shareholder") in connection with the preparation of the Asset Purchase Agreement dated as of December __, 1996, among you and Company, Licensee and Shareholder (the "Agreement") and have participated in the closing of the conveyance or assignment of certain assets and the assumption of certain liabilities provided for in the Agreement (the "Transaction"). This opinion letter is rendered pursuant to Section 12.2(x) of the Agreement.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter [and the attachments hereto] and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards or the Agreement. In the event of a conflict in the definitions of such capitalized terms appearing in both the Interpretive Standards and the Agreement, the definitions appearing in the Agreement shall be applicable to this opinion letter.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         As used in this opinion letter, the term "Closing Documents" means the Agreement Not to Compete, the Post Closing Escrow Agreement, the Assumption Agreement and the Billing Service Agreement, in each case as those terms are defined in the Agreement.

         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws of the United States. We note that the Agreement contains a governing law provision which names the State of Delaware, without giving effect to the principles of conflict of laws thereof, except for real estate conveyancing and transfer issues for which the governing law provision names the State of Maine. In accordance with Interpretive Standard 22, we express no opinion whether any court of any jurisdiction will give effect to the governing law provision in the Agreement; Instead, we assume with your permission that (a) that if Company, Licensee or Shareholder is brought before a proper court of the State of Georgia to enforce rights under the Agreement or the Closing Documents, such court will apply the substantive law of the State of Georgia, notwithstanding the governing law provision of the Agreement, and (b) with respect to rights under the Agreement and the Closing Documents, the substantive law of the State of Delaware to the extent the rights in question arise under Delaware law and the substantive law of the State of Maine to the extent the rights in question arise out of real estate conveyancing and transfer issues are identical to the law of the State of Georgia with respect to corresponding matters or issues.

         The term "Primary Lawyer Group" includes in addition to the persons described in Interpretive Standard No. 7, the lawyers currently employed by this firm who have performed substantive legal services related to the Agreement or the Closing Documents and have specific knowledge of the substance of this opinion letter.

         We have deleted from Interpretive Standard 2(11) the reference to "Hart-Scott-Rodino", so that coverage of Hart-Scott-Rodino is not excluded from this opinion letter.

         Based upon the foregoing, it is our opinion that:

         (1) Company, Licensee and Shareholder are corporations existing and in good standing under the laws of the States of Maine, Delaware and Delaware, respectively.

         (2) Company, Licensee and Shareholder each has the corporate power to execute and deliver the Agreement and such of the Closing Documents as to which it is a signatory, to perform its obligations thereunder, to own and use its assets and to conduct its business as it is now being conducted.

         (3) Company, Licensee and Shareholder each has duly authorized the execution and delivery of the Agreement and such of the Closing Documents as to which it is a signatory and all performance by it thereunder and has duly executed and delivered the Agreement and such of the Closing Documents as to which it is a signatory.

         (4) The Partnership is a general partnership existing and in good standing under the laws of the State of Maine.

         (5) The Partnership has all requisite partnership power to own, operate and lease the RSA 2 Assets and to conduct its business as it is now being conducted.

         (6) The execution and delivery by Company, Licensee and Shareholder of the Agreement and such of the Closing Documents as to which it is a signatory do not, and if Company, Licensee and Shareholder were now to perform its respective obligations under the Agreement and such of the Closing Documents as to which it is a signatory such performance by it would not, result in any:

                 (i)      violation of its articles of incorporation or bylaws;

                 (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or Applicable Law to which it or the Assets are subject;

                 (iii) breach of or default under any material written agreements;

                 (iv) creation or imposition of a contractual lien or security interest in, on or against the Assets under any material written agreements; or

                 (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Company or the Assets are subject;

excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches defaults and Encumbrances which, and filings, notices permits, covenants and approvals the absence of which, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         With your permission we have assumed that the term "material written agreements" used in clauses (iii) and (iv) above and in paragraph 7 below includes only those agreements listed and indicated to be material contracts on Schedules __, __ and __ to the Agreement.

         (7) Except as provided on Schedule 5.3 to the Agreement, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia, and except as provided on the schedule attached to this opinion letter or on Schedule 5.3, no consent that has not been obtained of any party to any material written agreement, is required for Company's execution and delivery of the Agreement and consummation of the Transaction.

         (8) Except as provided on the schedule to this Opinion Letter, the Agreement, together with the other documents and agreements executed and delivered on the Date of Closing in connection with the Transaction, are sufficient to and have conveyed the Assets and the Licenses to the Purchaser, or are sufficient to cause the Seller and Licensee, as the case may be, pursuant to Section 13.2 of the Agreement to perfect conveyance of the Assets and the Licenses following the Date of Closing. [to be included on the schedule to the opinion letter are, e.g., FCC Matters and contracts that are not material contracts.]

         (9) The Agreement is enforceable against each of Company, Licensee and Shareholder. Each Closing Document to which the Company, Licensee or Shareholder is a signatory is enforceable against such signatory.

         Based upon the limitations and qualifications set forth above, we confirm to you that to our knowledge:

         (10) Except as set forth on the Schedules to the Agreement, no litigation or other proceeding against Company, Licensee, Shareholder or Partnership or any of their respective properties is pending or overtly threatened by a written communication to Company, Licensee, Shareholder or Partnership, as applicable.

         [(11)   Company has fully complied with all of its obligations under the Partnership Agreement in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement. Company's partner in the Partnership has [exercised] [waived, or allowed to lapse], any rights of first refusal which it might have under Article 6 of the Partnership Agreement to purchase all or any part of Company's Partnership Interest in connection with the consummation of such transactions.

         [(12) The Company and its Affiliates (as such term is defined in the Partnership Agreement) have fully complied with all of its obligations under
Section 12.10 of the Partnership Agreement, and Company's partner in the Partnership, and such partner's Affiliates, [exercised] [have waived, or allowed to lapse], any rights which they may have had to purchase any of the Assets.]

         This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                               Very truly yours,

                               NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.



                               By:
                                  ---------------------------------------

                                   EXHIBIT J

                        OPINION OF SELLERS' FCC COUNSEL


         1) Licensee holds beneficially and of record all of the Licenses described on Schedule 1.4 to the Asset Purchase Agreement, and such Licenses are the only governmental licenses, certificates, franchises, registrations, concessions, permits, consents and approvals necessary for Sellers to conduct the Business as it is now being conducted.

         2) The Partnership holds beneficially and of record all of the RSA 2 Licenses described on Schedule 5.20 to the Asset Purchase Agreement, and such licenses constitute all of the governmental licenses, certificates, franchises, registrations, concessions, permits, consents and approvals which are necessary for the Partnership to conduct its business as it is now being conducted.

         3) True and correct copies of the Licenses and the RSA 2 Licenses, which are in the form of a set of documents issued by the FCC, are attached hereto as Attachment 1.

         4) The Licenses and the RSA 2 Licenses are valid, in good standing and in full force and effect and, to the best of our knowledge, the Sellers have performed their obligations under the Licenses in all material respects and the Partnership has performed all of its obligations under the RSA 2 Licenses in all material respects.

         5) To the best of our knowledge, no event has occurred with respect to the Licenses and/or the RSA 2 Licenses which permits, or after notice or lapse of time or both would permit, revocation, termination or suspension thereof, whether individually or in combination, or would result in any other material impairment of the rights of any of the Sellers or the Partnership with respect to any of the Licenses or RSA 2 Licenses.

         6) To the best of our knowledge, there is not currently pending or threatened any application, petition, objection or other pleading with the FCC which questions the validity of or contests any of the Licenses and/or the RSA 2 Licenses.

         7) All consents and approvals required from the FCC for the Sellers to assign the Licenses to the Purchaser and to authorize Purchaser to hold the Licenses have been obtained by an action or decision as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing any such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or regulation has passed.

         8) All approvals and consents required from the FCC for the Sellers to assign its entire Partnership Interest in the Partnership to the Purchaser and to authorize the Purchaser to hold the Partnership Interest and to manage and operate the Partnership have been obtained by an action or decision as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing any such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or regulation has passed.

         9) The documents being executed by Licensee contemporaneously herewith are sufficient in form and substance to vest in Purchaser Licensee's entire right, title and interest in and to the Licenses.

                                  EXHIBIT K


           CURTIS THAXTER STEVENS BRODER & MICOLEAU LLC [LETTERHEAD]


                                    ,1996


Mr. Richard Ekstrand
President/CEO
Rural Cellular Corporation
3905 Dakota Street
P.O. Box 1027
Alexandria, MN 56308

         Re:    MAINE STATE REGULATORY COUNSEL OPINION

Dear Mr. Ekstrand:

         In connection with the Asset Purchase Agreement ("Agreement") made and entered into as of the _ day of December, 1996, by and among Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), Unity Cellular Systems, Inc., a Maine corporation ("Unity"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), and InterCel, Inc., a Delaware corporation ("Shareholder," who with Licensee and Unity is hereinafter referred to as "Sellers"), we have been asked to provide this opinion. Capitalized terms used but not defined herein are defined in the Agreement.

         Based upon such investigation and receipt of such certificates with respect to factual matters as we deemed appropriate, it is our opinion that:

         (1) with the exception of such local business and land use permits and licenses that are generally applicable to all businesses and not specifically to the Business, the Sellers are not required to have any state licenses, certificates, authorizations, or permits to conduct the Business; and

         (2) no approval or consent is required from the State of Maine, including but not limited to the Maine Public Utilities Commission for Sellers to sell and transfer the Business to

Purchaser or for Unity to assign its entire Partnership Interest in the Partnership to the Purchaser and to authorize the Purchaser to hold the Partnership Interest and to manage and operate the Partnership, other than any requirement for the Purchaser or any affiliated entity which will hold the Partnership Interest for Purchaser to qualify to do business in the State of Maine under the Maine Business Corporation Act, 13-A M.R.S.A.

        This Opinion is solely for the benefit of Purchaser and may not be used or relied upon by any other person without our prior written consent.

                                           Very truly yours,

                                           CURTIS THAXTER STEVENS BRODER
                                           & MICOLEAU, LLC



                                           By:
                                              ----------------------------
                                           Its Member

                                    EXHIBIT L

                         PURCHASER'S CLOSING CERTIFICATE


        The undersigned, being a duly acting, appointed and authorized officer of Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), hereby certifies to Unity Cellular Systems, Inc., a Maine corporation ("Unity"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), and InterCel, Inc., a Delaware corporation ("Shareholder"), pursuant to Section 12.3(b) of the Asset Purchase Agreement made and entered into as of the _____ day of December, 1996, by and among Unity, Licensee, Shareholder and Purchaser (the "Purchase Agreement") as follows:

     1. All of the representations and warranties made by Purchaser in the Purchase Agreement and in the documents, instruments and/or agreements executed and/or delivered by Purchaser prior to or on the date hereof pursuant to the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though such representations and warranties had been made on or given on and as of the date hereof; and

     2. Purchaser has performed and complied with all of its covenants, agreements and obligations under the Purchase Agreement which were to be performed and complied with by it prior to or on the date hereof.

     IN WITNESS WHEREOF, I have executed this Closing Certificate as of the _ day______of 199_.


                                            RURAL CELLULAR CORPORATION


                                            By
                                              ------------------------------

                                              Its
                                                ----------------------------

                                    EXHIBIT M




                                 ________, 1997


Unity Cellular Systems, Inc.
InterCel Licenses, Inc.
InterCel, Inc.
1233 O.G. Skinner Drive
West Point, GA 31833

Ladies and Gentlemen:

        We have acted as counsel for Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), in connection with the preparation, execution and delivery of that certain Asset Purchase Agreement dated as of December__, 1996, (the "Purchase Agreement"), by and among the Purchaser, Unity Cellular Systems, Inc., a Maine corporation ("Unity"), InterCel Licenses, Inc., a Delaware corporation ("Licensee"), and InterCel, Inc., a Delaware corporation (the "Shareholder"). This opinion letter is being given to you pursuant to Section 6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined in this opinion shall have the meaning given to such terms in the Purchase Agreement.

        In connection with this opinion letter, we have examined originals, counterparts or copies certified or otherwise identified to our satisfaction of only the following documents and have made no other investigation or inquiry (items (d) through (h) below are sometimes collectively referred to herein as the "Transaction Documents"):

          a. The Articles of Incorporation of the Purchaser certified by the Minnesota Secretary of State on________, 199__;

          b. The By-Laws of the Purchaser certified to be true and correct by the Secretary of the Purchaser as of________, 199_;

          c. A certificate from the Minnesota Secretary of State indicating that the Purchaser was in good standing in Minnesota as of_______, 199_;

          d. The Purchase Agreement;

          e. The Assumption Agreement of even date herewith by and among Unity, Licensee, Shareholder and the Purchaser;

Unity Cellular Systems, Inc.
InterCel Licenses, Inc.
InterCel, Inc.
Page 2
____________, 1997



          f. That certain Post Closing Escrow Agreement of even date herewith by and among Unity, Licensee, Shareholder, the Purchaser and_______________;

          g. That certain Agreement Not to Compete of even date herewith by and among Unity, Licensee, Shareholder and the Company;

          h. That certain Billing Services Agreement of even date herewith by and among the Purchaser and______________; and

          i. A copy of the Minutes of Written Action of the Board of Directors of the Purchaser, certified to be true and correct by the Secretary of the Purchaser as of__________, 199___, in which action is taken with respect to the Transaction Documents.

     In addition, we have examined such other corporate resolutions, documents, certificates and records and have made such investigations of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

     In reaching the opinions set forth below, we have assumed, and have not independently verified, the genuineness of all signatures on all documents, the legal capacity for all purposes relevant hereto of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the authentic originals of all documents submitted to us as copies, the correctness, completeness and accuracy of all facts set forth in all representations, warranties and certificates referred to or identified in this opinion, and that there are no documents, agreements or understandings between or among Unity, Licensee and/or the Shareholder, on the one hand, and the Purchaser, on the other hand, other than the Transaction Documents, which would have an effect on the opinions set forth below. In examining documents executed by parties other than the Purchaser, we have assumed that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform all of their respective obligations thereunder and have also assumed the due authorization by all requisite corporate action and execution and delivery of such documents by such parties, and the validity and binding effect of those documents on those parties. As to questions of fact material to our opinions, we have relied upon the representations and warranties made in the Transaction Documents and upon certificates of officers of the Purchaser and of public officials ("Certificates"). We have not independently or through third parties verified such representations and warranties or Certificates, or made any independent investigation as to the existence of agreements, instruments or other documents, orders, judgments or decrees by which the Purchaser or any of its properties or assets may be bound.

     In basing the opinions and other matters set forth herein on phrases such as "best of our knowledge", "our knowledge," or "known to us", such phrases signify that, in the course of our

Unity Cellular Systems, Inc.
InterCel Licenses, Inc.
InterCel, Inc.
Page 3
___________, 1997



representation of the Purchaser in matters with respect to which we have been engaged by the Purchaser to give substantive attention as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinion or other matters are not accurate or that any of the foregoing Certificates and other matters on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The phrases "best of our knowledge", "our knowledge", "known to us" and similar language used herein are intended to be limited to the knowledge of the lawyers currently employed by our firm who have performed substantive legal services related to the Transaction Documents and have specific knowledge of the substance of this opinion.

     Based solely upon the foregoing, and subject to the limitations, exceptions and assumptions set forth below under the heading "Scope of Opinion," we are of the opinion that:

     1) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.

     2) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. The Transaction Documents have been duly and validly authorized, executed and delivered by Purchaser and the obligations of Purchaser thereunder are valid and legally binding and enforceable in accordance with their respective terms.

     3) Purchaser has the unrestricted power and authority, corporate and otherwise, to purchase the Assets being purchased under the Purchase Agreement and to otherwise perform its obligations under the Transaction Documents. The execution and delivery of the Transaction and the consummation of the transactions contemplated thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Purchaser; (ii) violate any Applicable Laws issued, enacted, entered or deemed applicable by any court or other Governmental Authority having jurisdiction over Purchaser or any of its properties or assets; and (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or any person or entity, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations which, and filings, notices, permits, consents and approvals the absence of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Purchaser or its assets, properties, revenues, business, operations, financial conditions or prospects.

SCOPE OF OPINION

Unity Cellular Systems, Inc.
InterCel Licenses, Inc.
InterCel, Inc.
Page 4
_____________, 1997



     The foregoing opinions are subject to the following qualifications (in addition to the qualifications, exceptions, limitations and assumptions specified above):

     A. Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Transaction Documents are subject to the limitations that might result from bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential transfer, fraudulent conveyance, and other state and federal laws relating to or affecting the rights or remedies of creditors generally, now or hereafter, in effect.

     B. Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Transaction Documents are subject to the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, are subject to the discretion of the court before which a proceeding therefor may be brought, equitable defenses and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and other similar doctrines affecting the enforcement of agreements generally.

     C. Except as expressly stated herein, no opinion is expressed or implied as to the truth, accuracy or completeness of any of the representations, warranties or other statements of the Purchaser or any other person contained in any of the Transaction Documents or in any exhibit, schedule or attachment thereto.

     D. We express or imply no opinion as to what actions the parties to the Transaction Documents are required to or may take or fail to take on or after the date hereof which, if taken or not taken, would affect or impair the legality, validity, binding effect and/or enforceability of the Transaction Documents or the rights and remedies of the parties thereunder.

     E. Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Transaction Documents are subject to the limitations arising from state and federal court decisions involving statutes, public policy and/or principles of equity holding that (i) purported waivers of the benefits of statutory provisions or constitutional or common law rights and broadly or vaguely stated provisions waiving rights or waivers of unknown future rights or duties imposed by law are or may be void or unenforceable, (ii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are invalid, (iii) provisions declaring that the documents may only be amended or waived in writing may be unenforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying one or more provisions of the Transaction Documents,
(iv) the enforcement of public policy is of a paramount public interest which may prohibit enforcement of certain contractual provisions; and (v) the indemnification and exculpation provisions of the Transaction Documents

Unity Cellular Systems, Inc.
InterCel Licenses, Inc.
InterCel, Inc.
Page 5
___________, 1997



may be unenforceable to the extent that the enforcement of such provisions is determined to be against public policy.

     F. While certain members of this firm are qualified to practice in states other than Minnesota, we have not examined the laws of any state other than Minnesota or consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions. Accordingly, our opinions contained herein are limited exclusively to the laws of the State of Minnesota (excluding principles of conflict of laws) and the federal laws of the United States of America, and we express or imply no opinion with respect to the laws of any other jurisdiction. Insofar as our opinions pertain to matters of Delaware and/or Maine law, we have assumed that the substantive laws of such states are identical in all respects to the substantive laws of the State of Minnesota.

     G. Minnesota Statutes, Section 290.371, subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as the foregoing opinion may relate to the legality, validity, binding effect and/or enforceability of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce the agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

     H. Certain rights, remedies, waivers and indemnities contained in the Transaction Documents, in addition to those specifically enumerated above, may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Transaction Documents invalid as a whole, and there exist, in the Transaction Documents or pursuant to applicable law, legally adequate remedies for a realization of the principal benefits intended to be provided by the Transaction Documents.

     Please be advised that this opinion letter is as of the date hereof and that events and developments subsequent hereto (including changes in present law or the interpretations of such laws) could cause the foregoing opinions, if given then, to be changed or withdrawn. We disclaim any responsibility to advise you of any such events or developments which hereafter may be brought to our attention.

     This opinion is being furnished to the Sellers and may be relied upon by the Sellers solely in connection with the Transaction Documents and for no other purpose. This opinion is intended

Unity Cellular Systems, Inc.
InterCel.  Licenses, Inc.
InterCel, Inc.
Page 6
____________, 1997


for the Sellers' exclusive use and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by others.


                                            MOSS & BARNETT
                                            A Professional Association


                                            By
                                              --------------------------
                                               Ann K. Newhall


AKN/jme

                                  EXHIBIT N


                  FORM OF OPINION OF FCC COUNSEL FOR PURCHASER
        WITH REFERENCE TO SECTION 12.3 g. OF THE ASSET PURCHASE AGREEMENT


                               ___________, 1997


Unity Cellular Systems, Inc.
InterCel Licenses, Inc.
InterCel, Inc.
1233 O.G. Skinner Drive
West Point, Georgia 31833


Gentlemen:

        We have acted as Federal Communications Commission ("FCC") counsel for Rural Cellular Corporation ("RCC" or "Purchaser") in connection with the Asset Purchase Agreement dated as of December _______, 1996 between Unity Cellular Systems, Inc., InterCel Licenses, Inc. and InterCel, Inc. This opinion is being furnished to you pursuant to Section 12.3 g. of the Asset Purchase Agreement to address the matters set forth in Exhibit N of the Asset Purchase Agreement. Except as otherwise specified, capitalized terms used in this opinion which are defined in the Asset Purchase Agreement are used herein with the same meaning.

        This opinion is limited strictly to the Communications Act of 1934, as amended, and the Federal Communications Commission's rules, regulations and published policies promulgated pursuant thereto (collectively "Communications Laws"), all as applicable to Purchaser. We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgment, decree, legal requirement, or legal authority, whatsoever. This opinion should not be construed to render an opinion on any matter of state law with respect to Purchaser.

________, 199___
Page 2

         As to various questions of fact in connection with this opinion, we have relied upon actual examination of available files of the Federal Communications Commission ("FCC"), and pertinent statements and representations of officers or responsible representatives of Purchaser, not including representations and warranties of the Asset Purchase Agreement. Collectively, our examination and inquiry shall be referred to as "Our Inquiry."

         When used in this opinion, the term "our knowledge" refers to the actual current knowledge of the attorneys currently employed by this firm who have been actively involved in Purchaser's representation. Whenever our opinion with respect to the existence or nonexistence of facts is qualified by the phrase "to the best of our knowledge," or some similar phrase, it is intended to indicate that no information has come to the attention of those attorneys in the course of Our Inquiry and our representation of Purchaser that would give them actual knowledge that our opinion with respect to the existence or nonexistence of such facts is inaccurate. No inference as to our knowledge of the existence or nonexistence of facts, other than facts of which we have obtained actual knowledge as a result of our representation, should be drawn from the fact of our representation of Purchaser as counsel.

         Notwithstanding any other statement herein, this opinion should not be interpreted to render an opinion on the validity of the issuance of any securities, or on the lawful procedures for

_________, 199____
Page 3

perfection of security interests. This opinion, unless otherwise noted, is addressed only to the Asset Purchase Agreement.

        This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.

        In connection with rendering this opinion, we have examined such documents and records and have made such inquiries and investigations as we deem to be necessary and appropriate. We are of the opinion that:

         RCC is qualified in general, and in particular with respect to Maine RSA 2, Maine RSA 3 and the Bangor, Maine MSA, to hold directly, or control the licensee of, the cellular and microwave licenses which are the subject of the Asset Purchase Agreement, except that qualifications matters which may affect RCC based upon application of Section 22.942 of the FCC rules and which pertain to the ownership of stock in RCC by subsidiaries of Telephone & Data Systems, Inc. are not included in this opinion.

        This opinion is being provided solely for the use and benefit of Unity Cellular Systems, Inc., InterCel Licenses, Inc. and InterCel, Inc. in connection with the Asset Purchase Agreement. This opinion is given for the benefit of and is intended to be



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relied upon by you in connection with the transaction referred to above. It may not be quoted to, copied, delivered to, or relied upon by anyone other than you in connection with the Asset Purchase Agreement and for no other purpose without the express written consent of the undersigned firm. This opinion is effective only as of the date hereof and we undertake no professional responsibility to advise you as to any subsequent event either in the nature of a change of fact or law, as to which we may become aware.

        This opinion is based on statutory laws and judicial decisions that are effective on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted, adopted, or become effective after the date hereof. This opinion should not be assumed to state general principles of law applicable to transactions of this kind.

                                       Very truly yours,

                                       By:
                                          ------------------------------
                                              Officer
                                       Lukas, McGowan, Nace & Gutierrez, Chtd.